                                                                  EXHIBIT 10.119

                              AMENDED AND RESTATED

                                 LEASE AGREEMENT

                                   dated as of

                                December 1, 1995,

                                 effective as of

                                 August 1, 1995,

                                 by and between

   First Fidelity Bank, National Association, not in its individual capacity, but solely as the trustee under that certain
  Trust Agreement 1995-1 dated as of July 1, 1995, as amended, as Owner-Lessor

                                       and

             Tiffany and Company, a New York corporation, as Lessee

                                TABLE OF CONTENTS

1.       DEFINITIONS......................................................  3

2.       AGREEMENT TO LEASE...............................................  4

3.       TERM.............................................................  4

4.       CONDITIONS PRECEDENT PRIOR TO BASIC TERM COMMENCEMENT DATE.......  4

5.       RENTAL...........................................................  5

6.       USE..............................................................  7

7.       NET LEASE; NONTERMINABILITY......................................  7

8.       TAXES AND OTHER CHARGES; LAWS AND AGREEMENTS.....................  8

9.       LIENS.  ......................................................... 10

10.      OWNERSHIP OF THE LEASED PROPERTY.  .............................. 11

11.      OWNER'S DISCLAIMER; ACKNOWLEDGEMENT BY LESSEE.  ................. 12

12.      REPRESENTATIONS OF PARTIES. ..................................... 13

13.      MAINTENANCE; QUIET ENJOYMENT..................................... 16

14.      COMPLIANCE WITH LEGAL REQUIREMENTS............................... 18

15.      INSURANCE.  ..................................................... 19

16.      LOSS, DAMAGE OR DESTRUCTION. .................................... 21

17.      ADDITIONS AND IMPROVEMENTS; REMOVAL.............................. 25

18.      RIGHT OF ENTRY................................................... 26

19.      ASSIGNMENTS AND SUBLEASING....................................... 26

20.      ENVIRONMENTAL MATTERS............................................ 29

21.      ENVIRONMENTAL INDEMNITY.......................................... 32

22.      INDEMNIFICATION AND HOLD HARMLESS AGREEMENT...................... 33

23.      EVENTS OF DEFAULT................................................ 35

24.      REMEDIES UPON DEFAULT............................................ 37

25.      OWNER'S RIGHT TO PERFORM FOR LESSEE.............................. 40

26.      EXPENSES......................................................... 40

27.      FURTHER ASSURANCES............................................... 41

28.      NOTICES.......................................................... 41

29.      LESSEE'S EXTENSION LEASE OPTIONS AND END OF TERM PURCHASE
         OPTIONS.......................................................... 42

30.      THIRD PARTY SALE OF LEASED PROPERTY.............................. 44

31.      END OF TERM ADJUSTMENT........................................... 45

32.      PROCEDURE FOR OWNER CONVEYANCE................................... 47

33.      TIME OF THE ESSENCE; MANNER OF PAYMENT........................... 48

34.      RETURN OF LEASED PROPERTY........................................ 48

35.      FINANCIAL INFORMATION............................................ 50

36.      RECORDING........................................................ 50

37.      NO RELIANCE...................................................... 51

38.      MISCELLANEOUS.................................................... 51

39.      VENUE; GOVERNING LAW............................................. 51

40.      ESTOPPEL CERTIFICATE............................................. 52

41.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS............ 52

42.      NONRECOURSE...................................................... 52

EXHIBIT A -       LAND DESCRIPTION

EXHIBIT A1 -      IMPROVEMENTS DESCRIPTION

EXHIBIT B1 -      INTERIM RENTAL PAYMENT SCHEDULE

EXHIBIT B2 -      BASE RENTAL PAYMENT SCHEDULE

EXHIBIT C -       MAXIMUM LESSEE RISK AMOUNT AND MAXIMUM OWNERS RISK AMOUNT [PRIOR

                  TO BASIC LEASE TERM COMMENCEMENT DATE]

EXHIBIT D -       TERMINATION VALUE

EXHIBIT E -       PURCHASE PRICE

EXHIBIT F -       MAXIMUM LESSEE RISK AMOUNT AND MAXIMUM OWNER RISK AMOUNT AFTER
                  BASIC LEASE TERM COMMENCEMENT DATE

                                 LEASE AGREEMENT

         THIS AMENDED AND RESTATED LEASE AGREEMENT, dated as of December 1, 1995 effective as of August 1, 1995, by and between First Fidelity Bank, National Association, a national banking association, not in its individual capacity, except as expressly set forth herein, but solely as trustee under that certain Trust Agreement 1995-1 dated as of July 1, 1995, as amended, as owner-lessor hereunder ("Owner") and Tiffany and Company, a corporation organized and operated under the laws of the State of New York, as lessee hereunder ("Lessee").

                              PRELIMINARY STATEMENT

         Lessee entered into an Agreement for Purchase and Sale of Real Estate by and between Pru Beta-3, as seller, and Lessee, as purchaser, dated as of November 4, 1994 (the "P&S") to acquire a parcel of land consisting of approximately 40.713 acres, more or less, located in the Township of Parsippany-Troy Hills, Morris County, New Jersey, more particularly described in Exhibit A attached hereto (the "Land"). Lessee wishes to cause the construction of an office building, distribution center, warehouse facility and light manufacturing facility more particularly described in Exhibit A-1 hereof (all site improvements, base building, building systems, equipment and related fixtures now or hereafter existing on the Land, and any substitutions or replacements of or additions to the same are referred to as the "Improvements"). Lessee determined that the most advantageous financing for the acquisition of the Land and the design and construction of the Improvements would be realized by assigning it's rights under the P&S to Owner, having Owner purchase the Land, contracting with Owner to construct the Improvements as Owner's agent and leasing the Land and Improvements (collectively, with all easements, privileges, rights and appurtenances thereto, the "Leased Property") from Owner pursuant to that certain Lease Agreement, dated as of August 1, 1995, by and between Owner and Lessee (the "Existing Lease," as amended and restated by this Amended and Restated Lease Agreement, this "Lease"). Concurrently with the assignment of the P&S by Lessee to Owner, and Owner's purchase of the Land, Owner and Lessee entered into the Existing Lease for the Leased Property. This Lease is intended to be an operating lease for accounting purposes under GAAP.

         On August 1, 1995, Owner purchased the Land pursuant to the P&S for a purchase price of $4,800,000 and paid a broker's commission equal to eight percent (8%) of said purchase price to Cushman & Wakefield of New Jersey, Inc., a portion of which amount was provided by the beneficiary of Owner, First Fidelity Bank, National Association, not in its individual capacity but solely as trustee under that certain Trust Agreement 1995-2 dated as of July 1, 1995, as amended (the "Beneficiary"), from the proceeds of a loan (the "Investor Loan") in the amount of $1,925,000 made to the Beneficiary by Stellar Capital Corporation ("Construction Lender"). Lessee and Owner entered into a Construction Agency Agreement on the Commencement Date which provides, among other things, that Lessee will construct the Improvements upon the Land as agent for Owner. Owner financed the purchase of the Land and payment of the brokerage commission therefor (to the extent the proceeds of the Investor Loan were insufficient) and obtained financing to complete the construction of the Improvements from the proceeds of a construction loan made to Owner by the Construction Lender in an amount not to exceed $36,575,000.

         Contemporaneously with the execution and delivery hereof, the Owner will enter into (a) those separate Note Purchase Agreements (collectively, as the same may from time to time be amended, the "Owner Note Purchase Agreement"), each dated as of December 1, 1995, between the Owner and each of the Persons on Annex 1 thereto (the "Purchasers") pursuant to which the Owner will sell, and the Purchasers will purchase the Owner Notes, (b) that certain Collateral Trust Indenture (as it may be amended from time to time, the "Owner Trust Indenture"), dated as of December 1, 1995, between the Owner and Fleet National Bank of Connecticut (in its capacity as trustee under the Owner Trust Indenture herein referred to as "the "Owner Collateral Trustee") and (c) each of the other Owner Financing Documents. The proceeds of the Owner Notes will be used to (i) repay the outstanding indebtedness of the Owner to the Construction Lender under the Construction Loan and (ii) fund the Construction Account in accordance with the Owner Trust Indenture and the Construction Agency Agreement. In order to secure repayment of the Owner Notes, the Owner will, among other things, mortgage and assign to the Owner Collateral Trustee, for the benefit of the holders of the Owner Notes, its interests in this Lease and the Construction Agency Agreement.

         Contemporaneously with the execution and delivery hereof, the Beneficiary will enter into (a) those separate Note Purchase Agreements (collectively, as the same may from time to time be amended, the "Beneficiary Note Purchase Agreement"), each dated as of December 1, 1995, between the Beneficiary and each of the Purchasers pursuant to which the Beneficiary will sell, and the Purchasers will purchase the Beneficiary Notes (the Beneficiary Notes together with the Owner Notes collectively referred to herein as, the "Notes"), (b) that certain Collateral Trust Indenture (as it may be amended from time to time, the "Beneficiary Trust Indenture"), dated as of December 1, 1995, between the Beneficiary and Fleet National Bank of Connecticut (in its capacity as trustee under the Beneficiary Trust Indenture herein referred to as "the "Beneficiary Collateral Trustee") and (c) each of the other Beneficiary Financing Documents. The proceeds of the Beneficiary Notes will be used repay the outstanding indebtedness of the Beneficiary owed to Construction Lender, which indebtedness was incurred to permit Beneficiary to contribute its equity investment in Owner. In order to secure repayment of the Beneficiary Notes, the Beneficiary will, among other things, grant a security interest in and collaterally assign to the Beneficiary Collateral Trustee, for the benefit of the holders of the Beneficiary Notes, all of its interests in the Owner Trust Estate.

         Lessee and Owner have agreed with the Financing Parties that the Lessee will construct and complete the Improvements in accordance with the Project Budget. To the extent additional funds are needed for Development Costs in excess of those shown on the Project Budget (or are not available under the terms hereof or under the terms of Section 3.3 of the Owner Trust Indenture as a result of the failure to satisfy the conditions for advances thereunder or because there are no funds remaining in the Construction Account, Lessee shall solely be responsible for provision of all such additional funds as provided in the Construction Agency Agreement. The Project Budget includes three major subcategories of Development Costs including "Acquisition Costs", "Hard Costs" and "Soft Costs". The Project Budget does not include any amounts allocated for the cost of

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

furniture, fixtures and equipment, other than equipment which forms a part of the building systems.

         This Lease provides for an Interim Lease Term during which the Improvements are to be completed by Lessee (provided, however, such completion shall take place on or before January 31, 1997, subject to extension pursuant to
Section 4(a) of the Lease). If Lessee satisfies all of the conditions set forth in Section 4(a) of the Lease on or prior to the date set forth therein and has not previously given notice to the Owner that it has elected not to enter into the Basic Lease Term, the Basic Lease Term shall commence and continue until the Basic Lease Term Expiration Date. Upon the expiration of the Basic Lease Term, Lessee will have options to extend the Lease for nine (9) consecutive one
(1)-year Extension Lease Terms. At the end of the Interim Lease Term, Basic Lease Term or any Extension Lease Term, Lessee has an option to purchase the Leased Property for the Purchase Price (together with the other amounts payable by the Lessee under Section 29(b)) set forth in this Lease. If Lessee does not exercise its option to purchase the Leased Property, Lessee is obligated to solicit bids for the purchase of the Leased Property from third parties. If the Leased Property is sold to a third party pursuant to the provisions of this Lease or is returned to the Owner upon the completion of the Interim Lease Term, the Basic Lease Term or any Extension Lease Term or upon any Termination Date, Lessee will be obligated to pay the applicable End of Term Adjustment provided for in this Lease to Owner.

         BOT Financial Corporation or a designee thereof ("LC Issuer") has entered into the Reimbursement and Remarketing Agreement with the Beneficiary pursuant to which the LC Issuer issued its Letter of Credit for the benefit of the holders of the Beneficiary Notes in an amount up to the Maximum Owner Risk Amount.

         The construction of the Improvements shall be undertaken by Lessee, as agent under the Construction Agency Agreement. In connection therewith, Lessee has previously entered into and assigned to Owner the Approved Construction Documents.

         On the Commencement Date, Lessee, as agent for Owner under the Construction Agency Agreement, accepted the assignment of the Development Services Agreement made as of the 4th day of November, 1994 between Lessee and PIC Realty, a Delaware corporation having an office at 751 Broad Street, Newark, New Jersey and Lessee shall be reimbursed for all costs incurred under such Development Services Agreement (to the extent of such expense as shown on the Project Budget) pursuant to the terms of the Construction Agency Agreement.

         The purpose of this Lease is to amend and restate in full the Existing Lease and by execution and delivery hereof said Existing Lease is hereby so amended and restated.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.       DEFINITIONS.

         Unless the context otherwise requires, and except as specifically provided herein, each of the capitalized terms shall have the meaning set forth in the Definitions Appendix attached to this Lease, as the same may be amended, modified or supplemented from time to time.

         Unless otherwise expressly stated, the words "this Lease," "herein," "hereunder," "hereof" or other like words mean and include this Lease, all exhibits hereto and each amendment and supplement hereto.

2.       AGREEMENT TO LEASE.

         Owner hereby leases, lets and demises unto Lessee, and Lessee hereby leases, rents and takes possession from Owner, all of the Owner's right, title and interest in (i) the Land, (ii) all Improvements now or hereafter constructed thereon and (iii) all easements, privileges, rights and appurtenances thereto (the Land, Improvements and all such easements, privileges, rights and appurtenances are collectively referred to herein as the "Leased Property"), to have and to hold the same for the Term, subject to the covenants, agreements, terms, conditions, limitations and provisions hereinafter set forth.

3.       TERM.

         This Lease commenced on August 1, 1995 (the "Commencement Date"), and, unless this Lease is sooner terminated pursuant to the provisions hereof, shall end on the day immediately preceding the Basic Term Commencement Date (such period herein referred to as the "Interim Lease Term"). Subject to the conditions set forth in Section 4(a) below and the exercise of Lessee's rights pursuant to Section 29(a) hereof, the Term of this Lease may be extended by Lessee (a) for a period commencing on the Basic Term Commencement Date, and, unless this Lease is sooner terminated pursuant to the provisions hereof, ending on the Basic Lease Term Expiration Date (such period herein referred to as the "Basic Lease Term"), and (b) at the expiration of the Basic Lease Term, for nine
(9) separate consecutive one (1) year periods (each an "Extension Lease Term").

4.       CONDITIONS PRECEDENT PRIOR TO BASIC TERM COMMENCEMENT DATE.

         (a) COMPLETION OF CONSTRUCTION AND COMMENCEMENT OF BASIC LEASE TERM. Unless otherwise waived in writing by the Owner and the Owner Collateral Trustee, the right of Lessee to extend this Lease beyond the Interim Lease Term is subject to the fulfillment of each of the following conditions: (i) Lessee shall have performed all of its obligations under the Construction Agency Agreement, as agent or for itself, during the Interim Lease Term; (ii) no event or condition which is a Default or an Event of Default hereunder or under the Construction Agency Agreement shall have occurred and be continuing; (iii) Owner shall have received a certificate from the Architect that the Improvements are Substantially Complete and shall also have received such other documents, appraisals, opinions, certificates and waivers, as Owner may require in the exercise of reasonable business judgment, including, if requested, certificates from the Architect and General Contractor, in form and substance reasonably satisfactory to assure Owner that the Improvements are ready for occupancy and that no liens or claims are outstanding against the Leased Property (other than Permitted Liens); and (iv) Lessee shall have satisfied, or caused to be satisfied, each of the foregoing conditions on or before January 31, 1997, provided, however, that if an act or event of Force Majeure shall have occurred prior to January 31, 1997 which prevents Lessee from completing the Improvements by January 31, 1997, Lessee shall be entitled to an extension beyond January 31, 1997 in which to satisfy, or cause to be satisfied, such conditions, but in no event shall such extension extend beyond the earlier to occur of July 31, 1997 or the date which is the number of days which the act or event of Force Majeure delayed completion of the Improvements beyond January 31, 1997.

         (b) LESSEE PAYMENT DUE IF BASIC LEASE TERM DOES NOT COMMENCE. If such conditions set forth in Section 4(a) above have not been met in full to the satisfaction of Owner by January 31, 1997 (or such later date determined in accordance with paragraph (a) above for delays due to an act or event of Force Majeure) and regardless of whether Lessee has elected not to enter the Basic Lease Term pursuant to Section 29(a) hereof, Owner may declare by written notice to Lessee that an amount equal to the sum, without duplication, of (i) all unpaid Interim Rental and Additional Rental due with respect to the Interim Lease Term through the date specified in such written notice, plus (ii) an amount equal to the Termination Value, together with the Reinvestment Premium as of the date of payment of the Termination Value, plus, (iii) all interest, costs, fees, reimbursements and all other amounts due and payable by Lessee to any one or more of the Owner and the Financing Parties under the Transaction Documents, including, without limitation, the costs to complete the Improvements incurred to the date of payment, shall be due and payable on the date specified by Owner in such written notice. Upon payment of such amount to, or for the benefit of, Owner by Lessee, Owner shall transfer to Lessee all of the Owner's interest in the Leased Property to Lessee in accordance with the terms and provisions of Section 32 hereof, and this Lease shall terminate without any further action being required, and all rights and obligations hereunder and thereunder shall cease, except for those which by their terms survive the termination of this Lease.

5.       RENTAL.

         Lessee shall pay to Owner (or as otherwise directed in writing by Owner as to place and manner of payment) the Interim Rental, Base Rental and Additional Rental in the amounts, at the times and in the manner set forth below, such amounts constituting in the aggregate the total of the rental payable under this Lease, as follows:

         (a) (i) RENTAL DURING CONSTRUCTION PERIOD. Lessee hereby agrees to pay during the Interim Lease Term interim rental (herein referred to as "Interim Rental") in arrears on January 31, 1996, July 31, 1996 and January 31, 1997 (each an "Interim Rental Payment Date") in the amount set forth opposite such Interim Rental Payment Date on Exhibit B1 attached hereto. The Lessee may pay such Interim Rental from disbursements to be made from amounts on deposit in the Construction Account in accordance with the terms and conditions of the Owner Trust Indenture and the Construction Agency Agreement.

             (ii) BASE RENTAL AFTER CONSTRUCTION PERIOD. Lessee hereby agrees to pay during the Basic Lease Term and each Extension Lease Term base rental (herein referred to as "Base Rental") semi-annually in arrears on each Base Rent Payment

         Date, commencing on July 31, 1997, in the amount set forth opposite such Base Rent Payment Date on Exhibit B2 attached hereto.

         (b) ADDITIONAL RENTAL. In addition to the Interim Rental and Base Rental, Lessee agrees during the Term to pay as Additional Rental to the Owner or the Person entitled to receive the same all of the following, in each case when such amounts are due:

                  (i) All "taxes and other impositions" (as defined in Section 8(a) hereof);

                  (ii) Insurance premiums, if any, on all insurance required to be obtained and maintained in force and effect by Lessee under the provisions of Section 15 of this Lease;

                  (iii) All other costs and expenses of every nature whatsoever incurred by Lessee incident to the ownership, management, maintenance, repair, replacement, restoration, and operation of the Leased Property;

                  (iv) All indemnities, fees and expenses (not otherwise paid or provided for out of the proceeds of the Notes or the Owner's Equity) incurred by Owner or which the Owner is obligated to pay in connection with the transactions contemplated in this Lease or under the Financing Documents;

                  (v) All amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Owner or others, including, if any, payments of Termination Value, indemnities, Purchase Price, End of Term Adjustment and any Reinvestment Premium that may become payable by Lessee hereunder, in addition to any other amounts due as Interim Rental, Base Rental and Additional Rental hereunder; and

                  (vi) In the event Lessee shall fail to pay Interim Rental, Base Rental or Additional Rental or any other payment (including, without limitation, the Maximum Lessee Risk Amount, Termination Value, Purchase Price, End of Term Adjustment or the Reinvestment Premium) owing in respect hereof in accordance with the terms of this Lease on the date fixed for such payment or upon the occurrence of an Event of Default, an additional amount for each day from and after the date fixed for payment until paid or from the occurrence of the Event of Default and during the continuance thereof, as the case may be, equal to the product of (A) a fraction, the numerator of which is the then effective Default Rate and the denominator of which is 360 multiplied by (B) the Termination Value at such time. Amounts constituting Additional Rental under this clause (vi) shall be payable by Lessee immediately upon demand, or if no demand is made, upon the first day of each month.

                  Amounts constituting Additional Rental payable pursuant to clauses (i), (ii), (iii) and (iv) of this Section 5(b) shall be paid by Lessee directly to the person or persons to whom such amounts are payable. The obligation of Lessee to pay all such amounts shall survive the termination of this Lease.

         (c) SPECIFIED PAYMENT AMOUNTS. Exhibit C sets forth the Maximum Lessee Risk Amount and Maximum Owner Risk Amount applicable prior to the Basic Term Commencement Date. The Termination Value, Purchase Price, Maximum Lessee Risk Amount and Maximum Owner Risk Amount effective as of the Basic Term Commencement Date for the Maximum Term are set forth as exhibits to this Lease as follows:
Termination Value (Exhibit D), Purchase Price (Exhibit E), Maximum Lessee Risk Amount (Exhibit F) and Maximum Owner Risk Amount (Exhibit F) after such adjustment.

         (d) MECHANICS OF LESSEE PAYMENTS. All payments of Interim Rental, Base Rental and Additional Rental required to be made by Lessee to, or on behalf of, Owner shall be made in immediately available funds. While any of the Owner Notes remains outstanding, all payments hereunder payable to Owner, whether Interim Rental, Base Rental, Additional Rental or otherwise, shall be paid in immediately available funds to the Owner Collateral Trustee. If none of the Owner Notes are outstanding, all payments hereunder shall be paid in such manner as designated by Owner or any other Assignee.

6.       USE.

         Lessee will use the Leased Property as Lessee's primary warehouse and distribution center serving Lessee's worldwide retail, wholesale and direct marketing businesses, and to house its financial offices and computer center, including use for office purposes, distribution, warehousing, light manufacturing, research and development (or any one or more of such uses).

7.       NET LEASE; NONTERMINABILITY.

         (a) THIS LEASE IS A "NET LEASE." ALL COSTS, EXPENSES AND OBLIGATIONS OF EVERY KIND AND NATURE WHATSOEVER RELATING TO THE LEASED PROPERTY AND THE APPURTENANCES THERETO AND THE USE AND OCCUPANCY THEREOF BY LESSEE OR ANYONE CLAIMING BY, THROUGH OR UNDER LESSEE WHICH MAY ARISE OR BECOME DUE DURING OR WITH RESPECT TO THE PERIOD CONSTITUTING THE TERM HEREOF SHALL BE PAID BY LESSEE, AND LESSEE SHALL INDEMNIFY THE INDEMNIFIED PARTIES AGAINST ANY OF THE FOREGOING AS PROVIDED IN SECTION 8 BELOW. LESSEE ASSUMES, DURING THE TERM OF THIS LEASE, THE SOLE RESPONSIBILITY FOR THE CONDITION, USE, OPERATION, MAINTENANCE, SUBLETTING AND MANAGEMENT OF THE LEASED PROPERTY, NEITHER OWNER NOR ANY OTHER INDEMNIFIED PARTY SHALL HAVE ANY RESPONSIBILITY IN RESPECT THEREOF, NOR SHALL OWNER NOR ANY OTHER INDEMNIFIED PARTY HAVE ANY LIABILITY FOR DAMAGE INCURRED BY ANY PERSON OR FOR DAMAGE TO THE PROPERTY OF LESSEE OR ANY SUBLESSEE OF LESSEE FOR ANY REASON WHATSOEVER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DURING THE TERM OF THIS LEASE, LESSEE SHALL PERFORM ALL OF THE OBLIGATIONS OF THE SUBLESSOR UNDER ANY SUBLEASES AFFECTING ALL OR ANY PART OF THE LEASED PROPERTY WHICH LESSEE MAY HEREINAFTER ENTER INTO AS SUBLESSOR TO THE EXTENT THAT LESSEE'S FAILURE TO PERFORM SUCH OBLIGATIONS COULD RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS LEASE.

         (b) LESSEE ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, ITS OBLIGATIONS TO PAY INTERIM RENTAL, BASE RENTAL AND ADDITIONAL RENTAL, SHALL BE UNCONDITIONAL AND IRREVOCABLE UNDER ANY AND ALL CIRCUMSTANCES AND SHALL NOT BE SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION OR REPUDIATION BY LESSEE. THIS LEASE SHALL NOT TERMINATE, NOR SHALL LESSEE HAVE ANY RIGHT TO TERMINATE THIS LEASE, AND LESSEE

SHALL PERFORM ALL OBLIGATIONS HEREUNDER, INCLUDING THE PAYMENT OF ALL INTERIM RENTAL, BASE RENTAL AND ADDITIONAL RENTAL, WITHOUT NOTICE, DEMAND, COUNTERCLAIM, SET-OFF, DEDUCTION, DEFENSE OR RECOUPMENT, AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, ANY PAST, PRESENT OR FUTURE CLAIMS WHICH LESSEE MAY HAVE AGAINST THE OWNER, THE FINANCING PARTIES, LC ISSUER, BFS OR ANY OTHER PERSON FOR ANY REASON WHATSOEVER; ANY DEFECT IN THE LEASED PROPERTY OR ANY PORTION THEREOF, OR IN THE TITLE, CONDITION, DESIGN, CONSTRUCTION, HABITABILITY OR FITNESS FOR A PARTICULAR USE THEREOF; ANY DAMAGE TO OR DESTRUCTION OR LOSS OF ALL OR PART OF THE LEASED PROPERTY; ANY RESTRICTION, DEPRIVATION (INCLUDING EVICTION) OR PREVENTION OF, OR ANY INTERFERENCE WITH OR INTERRUPTION OF, ANY USE OR OCCUPANCY OF THE LEASED PROPERTY (WHETHER DUE TO ANY DEFECT IN OR FAILURE OF OWNER'S TITLE TO THE LEASED PROPERTY, ANY OWNER LIEN OR OTHERWISE); ANY CONDEMNATION, REQUISITION OR OTHER TAKING OR SALE OF THE USE, OCCUPANCY OR TITLE TO THE LEASED PROPERTY; ANY ACTION, OMISSION OR BREACH ON THE PART OF THE OWNER UNDER THIS LEASE (INCLUDING WITHOUT LIMITATION, ANY BREACH OF THE OWNER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 12 HEREOF) OR UNDER ANY OTHER AGREEMENT BETWEEN OWNER AND LESSEE, OR ANY OTHER INDEBTEDNESS OR LIABILITY, HOWSOEVER AND WHENEVER ARISING, OF OWNER, ANY ASSIGNEE OR LESSEE TO ANY OTHER PERSON, OR BY REASON OF INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS BY OR AGAINST OWNER, ANY ASSIGNEE OR LESSEE; THE INADEQUACY OR INACCURACY OF THE DESCRIPTION OF THE LEASED PROPERTY OR THE FAILURE TO DEMISE AND LET TO LESSEE THE PROPERTY INTENDED TO BE LEASED HEREBY; LESSEE'S ACQUISITION OF OWNERSHIP OF THE LEASED PROPERTY OR ANY SALE OR OTHER DISPOSITION OF THE LEASED PROPERTY; THE IMPOSSIBILITY OR ILLEGALITY OF PERFORMANCE BY OWNER OR LESSEE OR BOTH; THE FAILURE OF OWNER TO DELIVER POSSESSION OF THE LEASED PROPERTY ON THE COMMENCEMENT DATE; ANY ACTION OF ANY COURT, ADMINISTRATIVE AGENCY OR OTHER GOVERNMENTAL AUTHORITY; OR ANY OTHER CAUSE, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, ANY PRESENT OR FUTURE LAW NOTWITHSTANDING; IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL INTERIM RENTAL, BASE RENTAL AND ADDITIONAL RENTAL PAYABLE BY LESSEE HEREUNDER SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND IN THE MANNER AND AT THE TIMES HEREIN PROVIDED, WITHOUT NOTICE OR DEMAND, UNLESS THE OBLIGATION TO PAY THE SAME SHALL BE TERMINATED PURSUANT TO THE EXPRESS PROVISIONS OF THIS LEASE.

         (c) LESSEE WILL REMAIN OBLIGATED UNDER THIS LEASE IN ACCORDANCE WITH ITS TERMS, AND WILL NOT TAKE ANY ACTION TO TERMINATE, RESCIND OR AVOID THIS LEASE FOR ANY REASON, NOTWITHSTANDING ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, LIQUIDATION, DISSOLUTION OR OTHER PROCEEDING AFFECTING OWNER, OR ANY ASSIGNEE OF OWNER, OR ANY ACTION WITH RESPECT TO THIS LEASE WHICH MAY BE TAKEN BY ANY RECEIVER, TRUSTEE OR LIQUIDATOR, OR ANY ASSIGNEE OF OWNER OR BY ANY COURT IN ANY SUCH PROCEEDING. LESSEE WAIVES ALL RIGHTS AT ANY TIME CONFERRED BY STATUTE OR OTHERWISE TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE LEASED PROPERTY (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 16(C) OR 29 HEREOF), OR TO ANY ABATEMENT, REDUCTION, DEFERMENT OR SET-OFF OF ANY INTERIM RENTAL, BASE RENTAL, ADDITIONAL RENTAL OR OTHER SUM PAYABLE BY LESSEE HEREUNDER, FOR DAMAGE, LOSS OR EXPENSE SUFFERED BY LESSEE ON ACCOUNT OF ANY CAUSE REFERRED TO IN THIS SECTION 7 OR OTHERWISE.

8.       TAXES AND OTHER CHARGES; LAWS AND AGREEMENTS.

         (a) LESSEE OBLIGATION TO PAY TAXES. Lessee agrees to pay, defend and indemnify and hold each Indemnified Party harmless on an after-tax basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, including, without limitation, all amounts payable hereunder as Additional Rental hereunder, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") attributable to any given period prior to or within the Indemnification Period, howsoever imposed, whether levied or imposed upon or asserted against Owner, Trust Company, Beneficiary, W. Jeffrey Kramer ("Kramer"), any Assignee, Lessee, the Leased Property, or any portion thereof (including, without limitation, taxes and assessments referred to in clause (i) of Section 5(b) hereof) or any other Indemnified Party, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (i) the Leased Property or any portion thereof (including, without limitation, all fixtures, equipment and personal property which forms a part of the Leased Property), (ii) the acquisition, manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, foreclosure, condemnation, conveyance, assignment, sale or other application or disposition of the Leased Property or any other portion thereof, (iii) the rentals, receipts or earnings arising from the Leased Property or other portion thereof, or (iv) this Lease, the Interim Rental, Base Rental or Additional Rental payable by Lessee hereunder or any of the Transaction Documents, provided, however, that the foregoing indemnity shall not apply to and nothing in this Lease shall require the payment by the Lessee of
(A) any taxes or impositions based upon or measured solely by any Principal Party's gross, net or taxable income, tax preferences or dividends paid or taxes payable in the nature of capital gains, excess profits, accumulated earnings or personal holding company taxes of such Principal Party, unless any such tax is in lieu of or in substitute for any other taxes of such Principal Party or impositions upon or with respect to the Leased Property which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder; (B) any franchise, estate, inheritance, succession, capital stock tax, unless any such tax is in lieu of or in substitute for any other taxes of such Principal Party or impositions upon or with respect to the Leased Property which, if such other taxes or impositions were in effect, would be payable by Lessee hereunder;
(C) any taxes of the Trust Company or the Beneficiary imposed on or measured by the administrative fees earned by such Persons in connection with the transaction contemplated herein; (D) any taxes of an Indemnified Party arising by reason of any voluntary transfer of the Lease or Leased Property or part thereof other than (I) a transfer by Owner pursuant to an exercise of remedies which are enforceable after the occurrence of an Event of Default hereunder,
(II) a transfer constituting an Owner Conveyance hereunder, or (III) a subsequent transfer by the Owner Collateral Trustee or any nominee, designee or affiliate thereof if such entity purchases the Leased Property at a foreclosure sale or accepts a deed-in-lieu of foreclosure to the Leased Property; and (E) any taxes of an Indemnified Party arising by reason of the voluntary transfer by the Beneficiary of its interests held pursuant to the Owner Trust Agreement. As used herein, the term "Indemnification Period" means the period commencing on the Commencement Date and ending on the date that the Owner or any Assignee sells, transfers or otherwise conveys such Person's interest in and to the Leased Property to the Lessee or a third person. "Principal Party" means any Indemnified Party other than the Owner, the Beneficiary, the Trust Company or Kramer. Lessee will promptly notify Owner of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnity hereunder, and will promptly provide each of them with all information necessary for the making and timely filing of such reports or returns by Owner. If Owner requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such report or returns for signature by Owner, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Owner, at least ten (10) days in advance of the date such payment is due. Upon written request, Lessee shall furnish Owner with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Lessee pursuant to this Section 8. All of the indemnities contained in this
Section 8 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Property, and are expressly made for the benefit of, and shall be enforceable by, Owner and each Assignee.

         (b) LESSEE RIGHT TO CONTEST TAXES. Notwithstanding the provisions of paragraph (a) of this Section 8 and the provisions of Section 9 and so long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to contest, by appropriate legal proceedings, any tax, charge, levy, assessment, lien or other encumbrance affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the Person on whom such tax, charge, levy, assessment, lien or other encumbrance is sought to be imposed and/or the Leased Property, (ii) no part of the Leased Property nor any Interim Rental, Base Rental or Additional Rental or other sums payable by Lessee hereunder shall be in danger of being sold, forfeited, attached or lost, (iii) there shall not exist (A) any interference with the use and occupancy of the Leased Property or any part thereof, or (B) any interference with the payment of Interim Rental, Base Rental or any Additional Rental (other than the portion of Additional Rent subject to the contest), (iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject of such contest and (v) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Owner for failure to comply therewith. If (I) any such contest shall involve an amount of money or potential loss (including penalties and similar charges) in excess of $250,000, and (II) either the Parent is not then Investment Grade or a Default or an Event of Default shall have occurred and be continuing, then Lessee shall either (x) deposit with the Owner an amount equal to 125% of the tax, charge, levy, assessment, lien or other encumbrance affecting the Leased Property, or (y) post an equivalent bond for security issued by a surety or other issuer reasonably acceptable to Owner and containing such terms which are reasonably acceptable to Owner. Lessee shall not postpone the payment of any such tax, charge, levy, assessment, lien or other encumbrance for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold or foreclosed by federal, state, county or municipal authority for the non-payment thereof. Lessee shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirement if Owner will thereby be subject to criminal prosecution, or if any municipal or other governmental authority shall be in a position according to applicable law to commence and carry out any action which would prevent compliance with the same or to foreclose or sell any lien affecting all or part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance. Owner agrees to provide Lessee with a copy of any of its tax returns upon the written request of Lessee.

9.       LIENS.

         Lessee represents and warrants that on the Commencement Date, fee simple title in the Leased Property was vested in Owner subject only to Permitted Liens. Subject to the provisions of paragraph (b) of Section 8, Lessee will promptly, but in any event no later than 60 days after Lessee acquires actual knowledge of the filing thereof but in any event prior to the enforcement of the same, at its own expense, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, upon any Interim Rental or Base Rental, or upon any Additional Rental or other sums payable by Lessee under this Lease which arises for any reason (except for Owner Liens) including all liens which arise out of Lessee's possession, use, construction, operation and occupancy of the Leased Property, but not including any Permitted Liens. Nothing contained in this Lease shall be construed as constituting the consent or request of Owner, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Owner will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Leased Property or any part thereof by, through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Owner in and to the Leased Property. In the event of the failure of Lessee to discharge any charge, lien, security interest or encumbrance within the time period set forth above and otherwise as aforesaid, except during the pendency of any contest permitted and conducted pursuant to paragraph (b) of Section 8, Owner may (but shall not be required to) discharge such items by payment or bond or both, and Lessee will repay to Owner, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including reasonable attorney's fees, incurred by Owner in connection therewith.

10.      OWNERSHIP OF THE LEASED PROPERTY.

         (a) CHARACTER OF LEASE. The Owner and the Lessee intend that (i) for financial accounting purposes with respect to the Lessee, this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, but (ii) for federal and all state and local income tax purposes, (A) this Lease will be treated as a financing arrangement,
(B) the indebtedness evidenced by the Owner Notes will be deemed indebtedness of the Lessee, which indebtedness is secured by all of the Leased Property, and (C) the Lessee will be treated as the owner of all of the Leased Property and will be entitled to all tax benefits ordinarily available to an owner of a property similar to the Leased Property for such tax purposes. Neither Owner, nor Beneficiary, nor Lessee shall take any action inconsistent with such intent for tax purposes, provided that nothing in this Section 10(a) shall deemed to restrict the Owner's right to exercise any remedies after the occurrence of an Event of Default.

         (b) LEASE AS SECURITY. This Lease is a lease intended as security. To secure payment of the Interim Rental, Base Rental and Additional Rental, and the performance of all of Lessee's other obligations hereunder, Lessee does hereby give, grant, sell, claim, enfeoff, revise, release, convey, confirm, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm to Owner, its successors and assigns forever, and grant to Owner, its successors and assigns a mortgage and security interest in, all of the Lessee's right, title and interest, of whatever kind or nature to the extent such right, title or interest shall be determined to exist by a court of competent jurisdiction, in and to the Leased Property (including, without limitation, all site improvements, base building, building systems, equipment and related fixtures now or hereafter existing on the Land), together with any substitutions, replacements and additions thereto, all of the Lessee's rights in and to the Approved Construction Documents and all contract rights and general intangibles related to the Leased Property and all of Lessee's rights, claims and damages arising from warranties (whether express or implied) of architects, contractors and subcontractors with respect to the development and construction of the Improvements, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, instruments, securities or other property, whether in cash, investments, instruments, securities or other property together with all books and records relating to the foregoing. Without limiting the force or effectiveness of the foregoing, the Owner and the Lessee shall, at Owner's request, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to constitute a mortgage and create a security interest in the Leased Property in accordance with this
Section 10, such mortgage and security interest would be deemed to be a perfected mortgage and security interest of first priority under applicable federal, state and local law, subject only to Permitted Liens, securing the payment and performance of the aforesaid indebtedness and obligations.

         (c) LEASE IN BANKRUPTCY. It is the intent of the parties that in any bankruptcy proceeding of Lessee or Owner under any chapter of the Bankruptcy Code, this Lease shall be treated as a lease intended as security and Lessee shall be the owner of the Leased Property and the other Collateral subject to a security interest in the Leased Property and the other Collateral in favor of Owner, its successors and assigns, as provided for in this Section 10.

11.      OWNER'S DISCLAIMER; ACKNOWLEDGEMENT BY LESSEE.

         The Leased Property is demised and let in its present condition without representation and warranty by Owner subject to (a) Permitted Liens, (b) the rights of parties in possession, (c) the state of title transferred to Owner on the Commencement Date pursuant to the P&S, (d) any state of facts which an accurate survey or physical inspection might show, (e) the existing environmental condition of the Leased Premises, (f) all applicable laws, rules, regulations, ordinances and restrictions, including, without limitation, all Environmental Legal Requirements, now in effect or hereafter adopted by any governmental authority having jurisdiction, and (g) any violation of such laws, rules, regulations, ordinances and restrictions occurring on or before the Commencement Date. Lessee has examined the Leased Property and the Owner's title and interest thereto and has found as between Lessee and Owner (and each Person claiming by, through or under Owner) the same to be satisfactory for all purposes.

         LESSEE REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE CONSTRUCTION OF THE IMPROVEMENTS ON THE LAND WILL BE WITHIN THE EXCLUSIVE CONTROL OF, AND WILL BE THE SOLE RESPONSIBILITY OF, LESSEE. OWNER HAS NOT MADE AN INSPECTION OF THE LEASED PROPERTY AND MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, HABITABILITY, ENVIRONMENTAL CONDITION, COMPLIANCE WITH SPECIFICATIONS, CONDITION, OPERATION, ABSENCE FROM DEFECTS (PATENT OR LATENT), DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LEASED PROPERTY OR ANY PORTION THEREOF; AND ALL RISKS INCIDENTAL TO THE LEASED PROPERTY SHALL BE BORNE BY THE LESSEE AND THE OWNER SHALL HAVE NO RESPONSIBILITY WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER PATENT OR LATENT, WHETHER DISCOVERABLE BY LESSEE, OWNER SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF THE LEASED PROPERTY, OR ANY PORTION THEREOF, OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE THE LEASED PROPERTY, OR ANY PORTION THEREOF, FOR ANY REASON WHATSOEVER. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED BY LESSEE AND OWNER AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND DISCLAIMER BY OWNER OF ANY AND ALL WARRANTIES BY OWNER WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER EXPRESS OR IMPLIED, AND WHETHER ARISING UNDER THE UNIFORM COMMERCIAL CODE, ANY OTHER APPLICABLE LAW OR OTHERWISE. LESSEE REPRESENTS AND WARRANTS TO OWNER THAT THE PROVISIONS OF THIS SECTION 11 ARE ENFORCEABLE BY OWNER AGAINST LESSEE (AND THOSE CLAIMING BY, THROUGH OR UNDER LESSEE) AND THAT OWNER SHALL NOT HAVE ANY LIABILITY FOR ANY OF THE MATTERS SUBJECT TO THIS DISCLAIMER.

12.      REPRESENTATIONS OF PARTIES.

         Lessee hereby represents and warrants to Owner that as of the Commencement Date and at all times during the Term as follows:

         (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and to conduct its business as currently conducted.

         (b) Lessee is qualified to do business as a foreign corporation and is in good standing in the State of New Jersey.

         (c) Lessee has the corporate power and authority to enter into this Lease and the Transaction Documents to which it is a party and to carry out and perform the obligations of Lessee under the terms hereof and thereof.

         (d) The execution, delivery and performance by Lessee of this Lease and the Transaction Documents to which it is a party have been duly authorized by all the necessary corporate action of Lessee and do not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Lessee, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Lessee is a party or by which it or its properties are bound, or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance. Lessee is not in violation of or in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or reward or any such indenture, agreement, lease or instrument described in this paragraph.

         (e) The Lease and the Transaction Documents to which Lessee is a party have been duly executed and delivered by Lessee and constitute the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms, including, without limitation, the choice of laws provisions therein.

         (f) Neither the execution and delivery of this Lease, nor the payment and performance by Lessee of all of its obligations hereunder, require the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or other Person other than the recording of the Memorandum of Lease.

         (g) All balance sheets, statements of profit and loss and other financial data that have been delivered to Owner and the Financing Parties with respect to Parent (i) are complete and correct in all material respects, (ii) accurately present the financial condition of Parent on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and there has been no material adverse change in the condition of Lessee or Parent, financial or otherwise, since the date of the most recent financial statements delivered to Owner with respect to Parent.

         (h) Except as otherwise stated in Schedule I (the "Listed Permits"), Lessee holds all licenses, certificates and permits (including any applicable environmental permits) from governmental authorities necessary to complete the Improvements pursuant to the Construction Agency Agreement and/or required to construct the Improvements as contemplated in the Approved Construction Documents and prior to the Basic Term Commencement Date, shall obtain all licenses, certificates and permits (including applicable environmental permits) from governmental authorities necessary to occupy and use the Leased Property for its intended purposes. All such licenses, certificates and permits will remain in full force and effect and be complied with in all respects.

         (i) No litigation or administrative proceedings of or before any court, tribunal or governmental body is pending, or, to the knowledge of Lessee, threatened against Lessee or any of its properties or with respect to this Lease which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Lessee or upon its right to enter into this Lease or the validity or effectiveness thereof.

         (j) Lessee is not in default in the payment or performance of any of its material obligations or in the performance of any material contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound and which will continue to exist subsequent to the date hereof.

         (k) The Leased Property is not subject to any mortgage, lien, pledge, charge, encumbrance, security interest or title retention or other security agreement or arrangement of any nature whatsoever, except for Permitted Liens.

         (l) Lessee has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transaction contemplated in this Lease or the other Transaction Documents, except for the fee payable to Cushman and Wakefield, which fee is listed on the Project Budget and was paid promptly upon becoming due in accordance with the Construction Agency Agreement.

         Owner hereby represents and warrants to Lessee that as of the Commencement Date and at all times during the Term as follows:

         (a) Trust Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America with full corporate power and authority to own its properties and to conduct the business contemplated under the Transaction Documents.

         (b) Trust Company is either qualified to do business and is in good standing in the State of New Jersey or because of the nature of its activities, Owner is not required to be qualified to do business in the State of New Jersey.

         (c) Owner has the power and authority under its Owner Trust Agreement to enter into this Lease and the Transaction Documents to which it is a party and to carry out and perform the obligations of Owner under the terms hereof and thereof.

         (d) The execution, delivery and performance by Owner of this Lease and the Transaction Documents to which it is a party have been duly authorized and do not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Owner, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Owner is a party or by which it or its properties are bound, or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance. Owner is not in violation of or in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or reward or any such indenture, agreement, lease or instrument described in this paragraph.

         (e) The Lease and the Transaction Documents to which Owner is a party have been duly executed and delivered by Owner and constitute the legal, valid and binding obligations of Owner enforceable against Owner in accordance with their terms, including, without limitation, the choice of laws provisions therein.

         (f) Neither the execution and delivery of this Lease, nor the performance by Owner of all of its obligations hereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or other Person other than the recording of the Memorandum of Lease.

         (g) No litigation or administrative proceedings of or before any court, tribunal or governmental body is pending, or, to the knowledge of Owner, threatened against Owner or any of its properties or with respect to this Lease which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Owner or upon its right to enter into this Lease or the validly or effectiveness thereof.

         (h) Owner has not contracted with a broker or a finder relating to or in connection with the transactions contemplated in this Lease or the other Transaction Documents.

         (i) Owner will not, during the entire Term of this Lease, engage in any business other than the business of owning the Leased Property and will not incur any debts other than the debts contemplated in the Transaction Documents and debts incurred to satisfy and discharge such debts.

13.      MAINTENANCE; QUIET ENJOYMENT.

         (a) LESSEE'S OBLIGATION TO MAINTAIN LEASED PROPERTY. In addition to the other covenants contained in this Lease, Lessee hereby further covenants and agrees that during the Term of this Lease:

                  (i) Lessee acknowledges that on and as of the Basic Term Commencement Date, all Improvements will be in new condition, repair and appearance, subject only to the completion of the Punch List Items set forth in writing on such date and referenced in Section 10.15 of the Construction Agency Agreement. Lessee shall, at its cost and expense, keep and maintain the Improvements, including any altered, rebuilt, additional or substituted buildings, structured and other improvements thereto, in the same condition as on the Basic Term Commencement Date (or with respect to any Punch List Items acquired or constructed subsequent thereto, in the same condition as on the date that such Punch List Items have been Substantially Completed and the provisions of Section 10.15 of the Construction Agency Agreement in respect thereof have been satisfied), ordinary wear and tear excepted, and on a basis consistent with the operation and maintenance of first class office buildings, warehouse facilities and/or light manufacturing facilities and other uses permitted under Section 6 hereof, as the case may be, comparable in style and location to the Leased Property and in no event less than the standards applied by Lessee or Affiliates in the operation of other comparable properties owned or leased by Lessee or Affiliates. Lessee will make all structural and nonstructural, and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the Improvements in order to keep the same in such condition, including taking, or causing to be taken, action necessary to maintain the Leased Property in compliance with the provisions of any insurance policy with respect to the Leased Property and any applicable Legal Requirements, including all applicable Environmental Legal Requirements. Lessee shall provide or cause to be provided all security service, custodial service, janitorial service and other services necessary for the proper upkeep and maintenance of the Leased Property.

                  (ii) Lessee covenants to perform or observe all terms, covenants or conditions of any Permitted Liens, easement or maintenance agreements to which it may at any time be a party or to which the Leased Property or any portion thereof is subject at any time or any other like matters which now or hereafter affect the Leased Property, the Owner, the Lease or any one of the foregoing. Lessee shall, at its expense, use its reasonable efforts, consistent with sound business practice, to enforce compliance with any Permitted Liens, easement, or maintenance agreements or similar agreements benefiting the Leased Property or any portion thereof by any other Person subject to such agreement, provided, however, that if a failure to comply with any of the foregoing would adversely affect the utility, fair market value or useful life of the Leased Property, the Lessee shall enforce compliance with the same. Lessee expressly waives the right to make repairs at the expense of the Owner pursuant to any law at any time in effect that would impose any such obligations on a lessor or give any such rights to a lessor. Lessee shall not abandon the Leased Property or any portion thereof or commit waste thereon.

                  (iii) If any Improvements situated on the Leased Property at any time during the Term of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Leased Property or any part thereof, or shall impair the rights of others under or obstruct any easement or right-of-way to which the Leased Property is subject, then, promptly after the written request of Owner or any Person affected by any such encroachment, violation, impairment or obstruction, Lessee shall, at its expense, either (A) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction whether the same shall affect Owner, Lessee, the Owner Collateral Trustee or the LC Issuer or any one or more of the foregoing, or (B) make such changes in the Improvements on the Leased Property and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Leased Property. Any such alteration or removal shall be made in conformity with the requirements of Section 17 to the same extent as if such alteration or removal were an alteration under Section 17 of this Lease and there shall be no abatement of Interim Rental, Basic Rental or Additional Rental by reason of such alteration or removal.

                  (iv) Owner shall have no obligation to incur any expense of any kind or character in connection with the management, operation or maintenance of the Leased Property during the Term of this Lease. Owner shall not be required at any time to make any improvements, alterations, changes, additions, repairs or replacements of any nature whatsoever in or to the Leased Property. Lessee shall use and operate the Leased Property or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use reasonable precautions to prevent loss or damage to the Leased Property from fire and other hazards.

                  (v) Lessee shall pay all charges for utility, communication and other services on or about the Leased Property, whether or not payment therefor shall become due after the Term of this Lease.

                  (vi) Other than the provisions of Section 13(b) hereof, Lessee shall perform all covenants and agreements (except for those covenants and agreements which are by their express terms capable of being, or specifically required to be, performed by Owner acting alone) which it and/or Owner agree to perform under the Owner Financing Documents, the Construction Agency Agreement and the other Transaction Documents.

         (b) LESSEE'S RIGHT TO QUIET ENJOYMENT. Owner hereby covenants and agrees that during the Term of this Lease it shall not take any affirmative action which will interfere with the quiet use and enjoyment of the Leased Property by Lessee, that it will not fail to take any affirmative action required to prevent interference with the quiet use and enjoyment of the Leased Property as contemplated under this Lease by Lessee, unless such interference arises out of a Default or Event of Default by Lessee and that each lender whose debt is secured by a lien on the Leased Property shall enter into an agreement with Lessee to such effect that such lender shall not disturb Lessee's occupancy of the Leased Property and shall respect all Lessee's right under this Lease, including Lessee's right to purchase as provided in Section 29(b) below, so long as no Default or Event of Default shall have occurred and be continuing under this Lease and provided that Lessee shall have entered into an agreement, satisfactory in all respects to Lessee, subordinating its interest in the Leased Property to the lien of such lender and agreeing to attorn to such lender in the event of foreclosure. Owner further covenants and agrees that, so long as no Default or Event of Default shall have occurred and be continuing and provided that Lessee shall bear all associated costs, it shall take all reasonably necessary actions as owner of the Leased Property (i) to permit Lessee or its nominee to exercise Owner's voting rights as a member of the Campus Conservation and Management Association, Inc., a New Jersey not-for-profit corporation (the "Association"), and serve as Owner's representative on the Association's Design Review Committee, provided that such exercise and representation shall be consistent with and permitted by the By-Laws and Articles of Incorporation of the Association; and (ii) to grant and/or to convey such necessary utility easements or rights of passage over the Leased Property as may be necessary to enable the Lessee to operate the Leased Property for the uses permitted under
Section 6 hereof.

14.      COMPLIANCE WITH LEGAL REQUIREMENTS.

         Lessee shall at all times, at Lessee's own cost and expense, perform and comply with all Legal Requirements with respect to or relating to the Leased Property, or the improvements thereon, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchise and privileges connected therewith, whether or not such Legal Requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such Legal Requirements can be said to be within the present contemplation of the parties hereto. Lessee shall, at its expense, comply with all provisions of insurance policies required pursuant to Section 15 hereof, and with the provisions of all Permitted Liens and all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Lessee, affecting the Leased Property or any part thereof or the ownership, occupancy, use, operation or possession thereof. Lessee shall at all times comply with the terms of and perform its obligations under any assignment of this Lease to the Owner Collateral Trustee, or any other Assignee, and any consent of Lessee to such assignment.

         Notwithstanding the foregoing provisions of this Section 14 and so long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to contest by appropriate legal proceedings, any order or other direction issued by any federal, state or local governmental agency which order or direction affects the Lessee or the Leased Property, and to postpone compliance with the same during the pendency of such contest, provided that (a) the commencement and continuation of such proceedings shall suspend the enforcement of such order or direction, (b) no part of the Leased Property nor any Interim Rental, Base Rental or Additional Rental or other sums payable by Lessee hereunder shall be in danger of being sold, forfeited, attached or lost,
(c) there shall not exist (i) any interference with the use or occupancy of the Leased Property or any part thereof, or (ii) any interference with the payment of Interim Rental, Base Rental or Additional Rental, (d) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject to such contest and (e) at no time during the permitted contest shall there be a risk of the imposition of criminal liability on Owner for failure to comply therewith. If (A) any such contest shall involve an amount of money, or potential loss (including penalties and similar charges) in excess of $100,000, and (B) either Parent is not then Investment Grade or a Default or an Event of Default shall have occurred and be continuing, then Lessee shall either (I) deposit with the Owner an amount equal to 125% of the amount of money or potential loss involved in such contest or (II) post an equivalent bond for security issued by a surety or other issuer reasonably acceptable to Owner and containing such terms which are reasonably acceptable to Owner. In no event shall Lessee postpone the payment or performance of the order or direction for such length of time as shall permit the Leased Property, or any lien thereon created by such order or direction being contested, to be sold or foreclosed by any federal, state, county or municipal authority for the nonpayment or nonperformance thereof. Lessee shall not postpone compliance with any such order or direction if Owner will thereby be subject to criminal prosecution, or if any governmental authority shall be in a position according to applicable law to commence or carry out any action which would then prohibit compliance with same or to foreclose or sell any lien affecting all or a part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance.

15.      INSURANCE.

         Lessee shall during the Term obtain and maintain, or cause to be obtained and maintained, at all times the following insurance:

         (a) A policy or policies of insurance against loss or damage to the Leased Property and all replacement and additions thereto known as "all risk" without exception (other than those approved by Owner in writing). During the Construction Period, the Lessee shall maintain builder's risk insurance in "completed value non-reporting form" (and which shall include all insurance required to be carried by Lessee, as "owner," under the provisions of the construction contracts let by Lessee). Such insurance shall insure the Improvements, including all materials in storage and while in transit during the Interim Lease Term, against loss or damage by fire or other casualty, with extended coverage and with coverage for such other hazards (including "collapse," "explosion," "underground hazards," "vandalism and malicious mischief," and coverage in so-called "all-risk" form) as the Owner and the Owner Collateral Trustee may from time to time require. All such insurance shall contain a replacement cost endorsement (which shall evidence coverage of 100% of full replacement cost, with only those deductibles approved by Owner, the Owner Collateral Trustee and LC Issuer) and, if required by the Owner and the Owner Collateral Trustee, an agreed amount endorsement.

         (b) If any portions of the Leased Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, flood insurance in the maximum available amount.

         (c) Comprehensive public liability insurance, naming Owner, Beneficiary, Kramer and Trust Company, each as insured and the Owner Collateral Trustee and LC Issuer, each as additional insured, against legal liability for claims for death, personal injury, bodily injury, or property damage occurring on, in or about the Leased Property and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use of the Improvements on the Land or as a result of any activities taking place on the Leased Property after construction, with liability insurance limits of not less than $20,000,000 combined single limit for personal injury and property damage.

         (d) Boiler and machinery insurance commencing at such time as fixtures and equipment are connected and ready for use.

         (e) Workers' compensation insurance issued by a responsible carrier authorized under the laws of the State of New Jersey to insure employers against liability for compensation or in lieu thereof, such workers' compensation insurance to cover all persons employed by Lessee in connection with the Leased Property and to cover full liability for compensation under any such act aforesaid.

         (f) Business interruption insurance to cover loss resulting from delay of the completion of the Improvements. At all times during the Term of this Lease after the Basic Term Commencement Date, such insurance shall cover loss of use, total or partial, of any part of the Leased Property in an amount sufficient at all times to pay the total Base Rental and Additional Rental payable under this Lease with respect to the Leased Property for a period adequate to cover the period of loss of use of any part of the Leased Property.

Such policy shall provide that the amount payable thereunder shall not be less than an amount equal to one (1) year's Base Rental and Additional Rental.

         (g) Such other insurance coverages in such amounts as the Owner may reasonably request consistent with the customary practices of prudent developers and owners of similar properties or which Owner is required to maintain under the Owner Financing Documents.

         The originals or duplicate originals of such policies required shall be deposited with the Owner by Lessee on the Commencement Date and thereafter, no less frequently than annually and in no event later than thirty (30) days prior to the commencement of the Basic Lease Term and each Extension Lease Term. With respect to the policies described under subparagraphs (a), (b), (d) and, if applicable, (g), the Lessee also shall deliver originals or duplicate originals evidencing the coverage required under said subparagraphs to the Owner Collateral Trustee; with respect to all other insurance, the Lessee shall deliver insurance certificates naming the Owner Collateral Trustee as the certificateholder, the form and substance of such certificates to be satisfactory to the Owner Collateral Trustee and shall be issued by the insurer or a duly authorized agent of the insurer and shall be accompanied by evidence of the full payment of premiums.

         All policies of property insurance provided for therein shall name the Owner and Trust Company as insured, and all liability policies shall name the Owner, Trust Company, the Owner Collateral Trustee and LC Issuer as additional insured, as its interests may appear and the policies required under subparagraphs (a), (b), (d) and (f) above shall identify the Owner as the owner of the Leased Property. The Lessee shall deliver to Owner copies of the insurance certificates received from its architects and engineers evidencing professional liability insurance covering such Persons in the form required under the Lessee's agreements with such parties. In addition, all insurance required under this Lease shall be with companies and in form, amounts and with coverage and deductibles satisfactory to the Owner Collateral Trustee, and containing a standard mortgagee clause form endorsement naming the Owner Collateral Trustee as loss payee and mortgagee. All insurance carriers shall have a Best Insurance Guide rating of "A-XI" or better (or an equivalent rating from another publication of a similar nature as shall be in current use and approved by the Owner and the Owner Collateral Trustee) and shall be qualified to do business in the State of New Jersey. All policies required under this
Section 15 shall provide that (i) the insurance evidence thereby shall not be cancelled or modified without at least thirty (30) days' prior written notice from the insurance carrier to the Owner and the Owner Collateral Trustee, (ii) no act or omission on the part of the Lessee shall invalidate the coverage as to the Owner, Trust Company and LC Issuer and no act or omission on the part of the Owner or the Lessee shall invalidate the coverage as to the Owner Collateral Trustee and (iii) no claims shall be paid thereunder without ten (10) days' advance written notice to the Owner and the Owner Collateral Trustee. Furthermore, the Lessee shall be required to deliver renewal policies of all insurance required under this Section 15, together with written evidence of full payment of the annual premiums therefor, at least thirty (30) days prior to the expiration of the existing insurance period. All insurance policies and endorsements shall be fully prepaid and nonassessable. The Lessee shall not obtain any separate or additional insurance which is contributing in the event of loss unless the Owner, Trust Company, LC Issuer and the Owner Collateral Trustee (and in the case of insurance required by subparagraph (c) above, the Beneficiary and Kramer) are each insured thereunder (as their interests may appear) and the policies therefor are satisfactory to the Owner and the Owner Collateral Trustee.

16.      LOSS, DAMAGE OR DESTRUCTION.

         (a) BASIC LESSEE OBLIGATIONS. Lessee hereby assumes all (i) risk of loss, damage or destruction, whether by fire or hazard or casualty, or the theft of all or any portion of the Leased Property, however caused or occasioned (a "Casualty"), or (ii) any Taking of all or any portion of the Leased Property, such risks to be borne by Lessee with respect to the Leased Property from and after the Commencement Date. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Interim Rental, Base Rental and Additional Rental. If a Taking or Casualty to the Leased Property occurs, Lessee shall give Owner and the Owner Collateral Trustee prompt written notice thereof, and describe in reasonable detail in each case the circumstances of the Taking or Casualty and the damage to or loss of the Leased Property.

         (b) LESSEE ASSIGNS RIGHTS TO AMOUNTS DUE ON CASUALTY OR TAKING. Lessee hereby assigns to Owner any award, compensation, insurance proceeds or other payment to which Lessee may become entitled by reason of its interest in the Leased Property, (i) if the Leased Property, or any portion thereof, is subject to any Casualty , or (ii) by reason of any actual or threatened Taking of the Leased Property or any portion thereof. So long as no Event of Default has occurred and is continuing, Lessee shall, at its cost and expense, in the name and on behalf of Owner, Lessee, the Owner Collateral Trustee, LC Issuer or otherwise, appear in any such proceeding or other action, to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such Casualty or Taking and to cause each such award, compensation, insurance proceeds or other payment to be paid, subject to the prior rights of Owner Collateral Trustee under the Owner Trust Indenture, to Owner. Lessee shall use its commercially reasonable efforts to achieve the maximum award or other recovery obtainable under the circumstances. Any negotiated awards, settlement or recoveries shall be subject to Owner's prior approval. Owner may appear in any such proceeding or other action, in a manner consistent with the foregoing and the costs and expenses of any such appearance shall be borne by Lessee and payable to Owner as Additional Rent. If a Default or an Event of Default has occurred and is continuing, the Owner shall have the right to negotiate, adjust and settle such awards, settlements and recoveries without the approval of Lessee. Unless either the Parent is not then Investment Grade or a Default or an Event of Default shall have occurred and be continuing, the Lessee shall be entitled to receive all amounts paid or payable for any Casualty or Taking of all or any portion of the Leased Property, subject to the prior rights of the Owner Collateral Trustee and less any costs and expenses incurred by Owner or the Owner Collateral Trustee in connection with the negotiation, settlement or collection of such amounts (the amounts received for any Casualty, less such costs and expenses, shall be referred to as the "Net Casualty Award" and the amounts received for any Taking, less such costs and expenses, shall be referred to as the "Net Taking Award"), otherwise the Owner, subject to the prior rights of Owner Collateral Trustee under the Owner Trust Indenture, shall be entitled to receive the Net Taking Award or the Net Casualty Award. All such amounts shall be applied either (A) to the payment of the Termination Value and the other amounts due under Section 16(c) hereof, if such Casualty or Taking results in, or if the Lessee elects to deem such Casualty or Taking as, an Event of Loss, or (B) to pay in accordance with Section 16(d) hereof for the actual cost of repair, restoration, rebuilding or replacement of the Improvements by Lessee (collectively, "Costs to Repair") if such Casualty or Taking does not result in, or the Lessee or Owner does not elect to deem such Casualty or Taking as, an Event of Loss.

         (c) TAKING OR CASUALTY IS AN EVENT OF LOSS. If the Taking or Casualty constitutes an Event of Loss, Lessee shall pay to Owner on the Event of Loss Termination Date in respect of such Taking or Casualty the sum, without duplication, of (i) all unpaid Interim Rental or Base Rental, as the case may be, due for the period ending on such Event of Loss Termination Date, plus (ii) the Termination Value as of the Rent Payment Date next following the date of such Event of Loss (or, if no such Rent Payment Date exists, as of the last day of the Interim Lease Term, Basic Lease Term or Extension Lease Term, as the case may be), plus (iii) all interest, costs, fees, reimbursements and other amounts due and payable either to Owner or the Financing Parties under the Transaction Documents, plus (iv) Additional Rental due as of the date of payment of the amounts specified in the foregoing clause (i), clause (ii) and clause (iii), plus (iv) the Reinvestment Premium as of the Event of Loss Termination Date. Any payments received at any time by Owner or by Lessee constituting Net Casualty Award or Net Taking Award from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the foregoing amounts, if not already paid by Lessee, or, if already fully paid by Lessee, will be applied to reimburse Lessee for its payment of such amount. Within five (5) days of a determination that such Casualty or Taking is deemed an Event of Loss, the Lessee shall deliver to the Owner and the Owner Collateral Trustee a certificate of a senior officer of the Lessee which specifies or otherwise provides (A) the Event of Loss Termination Date in respect of such Casualty or Taking; (B) a description, in reasonable detail, of such Event of Loss; (C) the aggregate amount due on such Event of Loss Termination Date; and (D) a reasonably detailed calculation of an estimated Reinvestment Premium, if any (calculated as if the date of such notice were the Event of Loss Termination Date), due in connection with such payment. Two (2) Business Days prior to such Event of Loss Termination Date, the senior officer of Lessee will deliver to the Owner and the Collateral Trustee and each holder of Notes by facsimile transmission a certificate of Lessee specifying the details of the calculation of such Reinvestment Premium as of such Event of Loss Termination Date.

         Upon payment in full in cash, unless at such time either the Parent is not then Investment Grade or a Default or an Event of Default shall exist in which case upon indefeasible payment in full in cash, of such Termination Value, Interim Rental, Base Rental, Additional Rental and the Reinvestment Premium, (I) the obligation of Lessee to pay Base Rental hereunder shall terminate and the Term of this Lease shall thereupon terminate, and (II) the Owner shall transfer to Lessee all of the Owner's interest in the Leased Property in accordance with the provisions of Section 32 hereof. As used in this Lease, the term "Termination Value" means, at any time, an amount determined by multiplying Thirty-Seven Million Dollars ($37,000,000) by the percentage set forth opposite the Rent Payment Date as of such time or which next follows such time on the schedule of Termination Values appearing in Exhibit D. An "Event of Loss" shall be deemed to have occurred if either (x) with respect to a Casualty, the Costs To Repair is equal to or greater than sixty-six and two-thirds percent (66 2/3%) of the full replacement cost of the Improvements; or (y) with respect to a Taking, the Taking renders the Leased Property or any substantial portion thereof permanently unfit for its intended use under the Lease. For purposes of determining whether an Event of Loss has occurred, it shall be assumed that the Leased Property or the affected portion had been repaired or restored to the fullest extent reasonably practicable. Either the Owner or the Lessee may declare that the Taking or Casualty constitutes an Event of Loss, provided, however, that the Lessee may deem such Taking or Casualty as an "Event of Loss," regardless of the amount of the Costs To Repair, with respect to a Casualty, and regardless of the effect of the Taking on the utility of the Leased Property, with respect to a Taking, and pay the Owner the Termination Value and the other amounts required to be paid under this Section 16(c). Upon making such determination, the party making such determination shall notify the other party in writing thereof. If Owner determines that such Taking or Casualty constitutes an Event of Loss, it shall notify the Lessee thereof and the Lessee shall have ten (10) days from the date the Owner delivers notice of its determination to initiate a challenge in writing to such determination pursuant to the provisions of Section 16(f) below. If no challenge in writing is made by the Lessee of an Owner's determination of an Event of Loss, such determination shall be binding upon Lessee. If Owner and Lessee determine that such Taking or Casualty does not constitute an Event of Loss (or if Owner's determination of an Event of Loss is not upheld after arbitration pursuant to Section 16(f) hereof), Lessee shall be required to repair, replace and restore the Leased Property as provided in paragraph (d) below.

         (d) TAKING OR CASUALTY IS NOT AN EVENT OF LOSS. If a Taking or Casualty to the Leased Property occurs which does not result in (or is not otherwise deemed to constitute) an Event of Loss, the Lessee under this Section 16 shall, at its sole cost and regardless of whether any amounts constituting a Net Casualty Award or Net Taking Award are made available to Lessee for such purpose, proceed with diligence and promptness to carry out any demolition and to restore, repair, replace and/or rebuild the Leased Property, as nearly as practicable, to a condition and fair market value not less than the condition required to be maintained and fair market value thereof immediately prior to such Taking or Casualty. No repair or restoration work undertaken by Lessee pursuant to this Section 16 shall violate the terms of any Permitted Lien or other restriction, easement, condition or covenant or other matter affecting title to the Leased Property, and shall be undertaken and completed in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements then in effect with respect to the Leased Property. Lessee will submit, prior to the commencement of any repair or restoration work for approval by Owner, all plans, specifications, cost estimates and contracts for such repair, replacement, restoration or rebuilding, provided, however, the Owner shall not unreasonably withhold such approval provided that the utility, fair market value and useful life of the Leased Property after such repair, replacement, restoration or rebuilding is not less than the utility, fair market value and useful life of the Leased Property prior to such Taking or Casualty.

         Unless otherwise agreed to by Owner, any Net Casualty Award or Net Taking Award received by Owner will be released in partial monthly disbursements equal to ninety percent (90%) of the value of the work completed (or if the contract is on a cost-plus basis, then monthly advances of ninety percent (90%) of the costs of the work completed if less than the value of the work). The release by Owner of Net Casualty Awards or Net Taking Awards shall be subject to the satisfaction of the following conditions:

                  (i) no Default or Event of Default shall have occurred and be continuing hereunder;

                  (ii) Owner is in receipt of any architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as the Owner may require and satisfactory evidence of payment and release of all Liens of contractors, sub-contractors, and materialmen and of any other Person providing work, service or materials in connection with the repair, replacement and restoration of the Leased Premises; and

                  (iii) Receipt by Owner of all approvals of any municipal or other governmental authorities having jurisdiction over the Leased Premises and all approvals required under any Permitted Liens.

         The final payment shall be released by Owner upon completion of the restoration and repairs provided that the conditions set forth above have been met in full. The Lessee agrees at the Owner's request to provide the Owner with copies of any as-built surveys and as-built plans and specifications of the Leased Property after completion of the restoration and repair of the Leased Property.

         (e) RENT MUST BE PAID. The Lessee's obligation to pay Interim Rental, Base Rental and Additional Rental shall not abate by reason of a Taking or a Casualty, and this Lease shall continue in full force and effect and Lessee shall continue to perform and fulfill all obligations, covenants and agreements hereunder notwithstanding such Taking or Casualty.

         (f) DISPUTE ABOUT EVENT OF LOSS. In the event Lessee objects to the Owner's determination that a Taking or a Casualty constitutes an Event of Loss and notifies the Owner in writing of its objection, the parties agree in good faith to attempt to resolve the dispute through negotiation and agree to refer the matter to one or more of their respective officers or employees who have the authority to resolve the dispute. If no resolution is reached within ten (10) days (or such longer period as the parties may mutually determine), then Lessee and Owner shall submit to arbitration before a single arbiter in Morristown, New Jersey, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. The resulting decision of the arbiter shall be deemed final from which no appeal or review may be taken. All expenses and costs of such arbitration shall be borne by the party not prevailing in the proceeding.

         (g) RIGHTS OF HOLDERS OF OWNER NOTES. If a Taking or Casualty occurs while the Owner Notes are outstanding, then notwithstanding the provisions of this Section 16 to the contrary, the rights of the parties hereto as to the adjustment of claims, the retainage of the proceeds of a Taking or Casualty, the use of such proceeds to repair or restore the Leased Property or to pay the Owner Notes and any other matters pertaining to a Taking or Casualty shall be determined in accordance with the provisions of Section 9.5 of the Owner Trust Indenture. The exercise of any right by the holders of the Owner Notes to accelerate the Owner Notes in accordance with Section 9.5 of the Owner Trust Indenture shall be conclusively deemed an "Event of Loss" hereunder which requires the payment of the Termination Value and all other amounts set forth in
Section 16(c) above. If the Owner Collateral Trustee applies any Net Taking Award or Net Casualty Award to prepay the outstanding Owner Notes, the amount of any such proceeds will be credited against the Termination Value payable by Lessee, and all other amounts payable as set forth in Section 16(c) above, in connection with such Event of Loss.

17.      ADDITIONS AND IMPROVEMENTS; REMOVAL.

         Prior to the Basic Term Commencement Date, Lessee shall cause the development and construction of the Improvements in accordance with the Approved Construction Documents and subject to the terms and conditions of this Lease, the Construction Agency Agreement and the other Transaction Documents. Subject to the requirements of law, Lessee shall have the right (from and after the Basic Term Commencement Date) during the Term of this Lease to make any additions or improvements to the Leased Property to attach fixtures, structures or signs, and to affix any personal property to the Leased Property, so long as
(a) the utility, fair market value and useful life of the Leased Property is not thereby reduced, (b) prior to the construction of any structural improvement, Lessee shall deliver a certificate of an AIA registered architect and a certificate of a registered engineer to the effect that the planned structural improvement will comply with all Legal Requirements, will not adversely affect or interfere with the utility, operation or structural integrity of the then existing Improvements and shall conform to the character and quality of the existing Improvements, (c) Lessee shall finance such construction with its own funds or through a borrowing unsecured by the Leased Property. Each such improvement (and all fixtures and equipment included as a part thereof) shall be deemed a part of the Leased Property and become part of Owner's property. Lessee may remove, during or at the expiration or other termination of the Term of this Lease, all equipment and personal property placed or installed in or upon the Leased Property after the Basic Term Commencement Date by Lessee or under its authority, other than any equipment or personal property included as a part of the Leased Property title to which, prior to the exercise of Lessee's purchase option or a third party sale, is held by the Owner, provided that Lessee shall repair any damage to the Leased Property resulting from such removal.

18.      RIGHT OF ENTRY.

         Representatives of the Owner shall have the right to enter upon the Leased Property (and to review and copy Lessee's records regarding the Leased Property) during reasonable business hours (a) to inspect the same (including, without limitation, the use of photographic and video equipment) or (b) for any purpose connected with the rights or obligations of the parties under this Lease.

19.      ASSIGNMENTS AND SUBLEASING.

         (a) BY LESSEE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH BELOW, LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF OWNER IN EACH INSTANCE, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF THE LEASED
PROPERTY OR ANY PART THEREOF, OR ASSIGN, TRANSFER, MORTGAGE OR

ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID. Furthermore, Lessee shall not be permitted to merge, consolidate or sell a substantial portion of its assets (other than inventory in the ordinary course of its business) without Owner's prior written consent in each instance unless each of the following conditions are met in full or waived in writing by Owner (i) the surviving, resulting or acquiring entity expressly assumes in writing all of Lessee's past, current and future obligations and liabilities under this Lease, the form and content of such documentation, including an opinion of counsel, to be satisfactory to Owner in its sole and absolute discretion, (ii) at the time of such merger, consolidation or sale, no Event of Default shall have occurred and be continuing, (iii) all of the representations of Lessee set forth in Section 12 hereof shall be true and correct with respect to the surviving, resulting or acquiring entity as if made directly by such entity as of the date of the merger, consolidation or sale (except that such entity may be a corporation organized under the laws of a jurisdiction other than the State of New York and may be a partnership, limited liability company or business trust provided that such entity is duly qualified to transact business in the State of New Jersey); and (iv) prior to the consummation of such merger, consolidation or sale, the Owner has received a certificate from one of the so-called "big six" firms of independent certified public accountants (or any of their successors) selected by Lessee and approved by the Owner to the effect that the tangible net worth (as determined in accordance with GAAP consistently applied) of such surviving, resulting or acquiring entity shall be no less than the tangible net worth of Lessee immediately prior to such merger, consolidation or sale; notwithstanding the foregoing, Lessee may sublet up to twenty-five percent (25%) of the gross leasable space warehouse space and up to twenty-five percent (25%) of the gross leasable office space in the Leased Premises at any time after the Basic Lease Term Commencement Date, for all or any portion of the remaining Term to a another Person (provided, however, that the Lessee may sublet a portion of the Leased Property to a Subsidiary engaged in a business similar to that carried out by the Lessee on the Basic Term Commencement Date without regard to the foregoing space restrictions so long as such portion of the Leased Property continues to be used in the manner described in Section 6 hereof), provided however, (A) that Lessee remains primarily liable hereunder (as a principal and not as a surety), (B) Lessee certifies in writing to Owner, in advance the identity of such Person, that such sublease to such Person does not materially adversely affect the value of the Leased Property (such certification shall not be necessary in the case of any sublease to any Subsidiary), (C) the proposed sublease provides that it terminates no later than the day prior to the Termination Date, (D) the sublease expressly states that it is subject and subordinate to this Lease, (E) the proposed sublease contains provisions regarding use, lien lifting, maintenance, insurance, casualty and condemnation, additions and improvements, right of entry, environmental matters, repossession after default and further assurances all in favor of the Lessee, as sublessor under the proposed sublease, which are, in the reasonable determination of the Owner, no less favorable to the Lessee, as sublessor, than the corresponding provisions of this Lease are to the Owner, (F) if the Parent is not Investment Grade at any time while the proposed sublease is in effect, the Lessee will execute and deliver any documents and instruments and take any actions reasonably required by Owner to collaterally assign the Lessee's interest in and rights under the sublease to the Owner and, if required by the Owner Collateral Trustee, to the Owner

Collateral Trustee, and (G) Lessee notifies the Owner in writing of the sublease and delivers an executed copy thereof to Owner.

         (b) BY OWNER. This Lease and all Interim Rental, Base Rental and Additional Rental (except for the Excepted Rights) due and to become due hereunder is being contemporaneously assigned by Owner to the Owner Collateral Trustee, and Owner is contemporaneously herewith granting a mortgage and a security interest in this Lease, the Interim Rental, Base Rental and all Additional Rental (except for the Excepted Rights) due and to become due hereunder to the Owner Collateral Trustee under the Assignment of Leases and Rents. Lessee and Owner agree that the Interim Rental, Base Rental, all Additional Rental (other than the Excepted Rights) and any other amounts payable by Lessee to Owner hereunder (except with respect to the Excepted Rights) shall be paid directly to the Owner Collateral Trustee (on behalf of Owner) or upon its written order until the Owner Notes shall have been paid in full. The Owner Collateral Trustee may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to it under Assignment of Leases and Rents. Lessee agrees to execute the Assignment of Leases and Rents and other documents that may be requested by Owner or the Financing Parties in connection with such financing. Lessee acknowledges receipt of an executed counterpart of the Financing Documents. Any Person to whom any sale, assignment, transfer or grant of security interest in this Lease is made by Owner is herein called an "Assignee".

         Without limiting the foregoing or any of the provisions of Section 7 hereof, Lessee further acknowledges and agrees that (i) the rights of the Owner Collateral Trustee in and to the sums payable by Lessee under any provision of this Lease shall not be subject to any abatement whatsoever and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever, whether by reason of failure of or defect in Owner's title, or any interruption from whatsoever cause in the use, operation or occupancy of the Leased Property, or any damage to, loss, destruction, reduction or impairment of the Leased Property for any reason whatsoever, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Owner to Lessee or to any other Person or for any cause whatsoever, it being the intent hereof that Lessee shall be unconditionally and absolutely obligated to pay directly to the Owner Collateral Trustee (on behalf of Owner) all of the Interim Rental, all of the Base Rental and all Additional Rental (except the Excepted Rights which remain payable directly to Owner) payable by Lessee hereunder; (ii) Lessee's covenants, representations and warranties in this Lease (including, without limitation, in Section 12 hereof) shall be deemed to be made to, and for the benefit of, the Financing Parties and the LC Issuer as well as Owner; and (iii) the Financing Parties shall be entitled to the benefit of all covenants and obligations to be performed by Lessee under this Lease, except Lessee's covenants and obligations relating to Excepted Rights. Notwithstanding the assignment to the Owner Collateral Trustee, Lessee and Owner acknowledge that all obligations of Owner to Lessee under this Lease shall be and remain enforceable by Lessee against, and only against, Owner. Notwithstanding the foregoing, Owner agrees that Lessee's rights under this Lease shall not be subordinate to the rights of any mortgagee or other lender taking security in the Leased Property unless such mortgagee or lender shall agree, with or for the benefit of Lessee, that it shall not disturb Lessee's possession under the Lease and shall respect Lessee's right to purchase the Leased Property under the terms of this Lease, so long as no Default or Event of Default shall have occurred and be continuing under this Lease. If a mortgagee or lender who has taken security in the Leased Property shall succeed to the rights of the Owner under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner's rights ("Successor Owner"), the Lessee shall be deemed to have attorned to and recognized such Successor Owner as the lessor under this Lease, and shall promptly execute and deliver any instrument that such Successor Owner may reasonably request to evidence such attornment, provided, however, that the Lessee shall be entitled to receive from such Successor Owner an agreement not to disturb Lessee's possession under this Lease (so long as no Event of Default shall have occurred and be continuing) as a condition to the execution and delivery of such attornment agreement. Upon such attornment, this Lease shall continue in full force and effect as if it were a direct lease between the Lessee and the Successor Owner, and all of the terms, covenants and conditions of this Lease shall remain applicable after such attornment.

         Upon the payment in full of all indebtedness outstanding under the Owner Notes and the termination of the Owner Collateral Trustee's security interest in the Leased Property in accordance with the provisions of the Mortgage, the Owner may re-assign, sell or transfer and/or grant a security interest in, this Lease, in whole or in part and/or Leased Property to any Person, and upon notice of such assignment, sale, transfer or grant, Lessee shall comply with the requests and demands of such Person as if such Person was the Owner Collateral Trustee as provided above provided that such Person shall agree, with or for the benefit of Lessee, that it shall not disturb Lessee's possession under the Lease and shall respect Lessee's right to purchase the Leased Premises under the terms of this Lease, so long as no Default or Event of Default shall have occurred and be continuing under this Lease

20.      ENVIRONMENTAL MATTERS.

         Lessee hereby represents and warrants to and covenants with Owner, Trust Company, Beneficiary, Kramer, the Construction Lender, the Financing Parties, LC Issuer, BFS, and their respective affiliates, successors, assigns, stockholders, partners, directors, officers, trustees, employees, beneficiaries, attorneys and accountants and any other Person claiming by through or under Owner, its Beneficiary, the Construction Lender, the Financing Parties, LC Issuer, BFS, Trust Company or any of their assignees (collectively, "Indemnified Parties") as follows:

         (a) Lessee covenants and agrees that (i) Lessee shall comply and cause each permitted sublessee and assignee to comply with all Environmental Legal Requirements, including, but not limited to, Hazardous Materials Legal Requirements, applicable to the Leased Property or as required by any governmental agency or third party, and (ii) Lessee shall take, and cause each permitted sublessee and assignee to take, all remedial action necessary to avoid any liability of Lessee, or any Indemnified Party for, and to avoid the imposition of, or to discharge, any liens on the Leased Property, as a result of, any failure to comply with Environmental Legal Requirements with respect to the Leased Property.

         (b) Without limiting the generality of the foregoing, Lessee agrees that it shall not:

                  (i) release any Hazardous Materials on or under the Leased Property or fail to take commercially reasonable precautions to prevent the release or threat of release of any Hazardous Materials on or under the Leased Property;

                  (ii) generate any Hazardous Materials on or under the Leased Property or fail to take commercially reasonable precautions to prevent the generation of Hazardous Materials on or under, or the migration of Hazardous Materials to, the Leased Property;

                  (iii) except in compliance with all Environmental Legal Requirements, store or utilize, or permit any Hazardous Materials to be stored or utilized on the Leased Property provided, however, that the materials listed in Schedule II attached may be used on or about the Lease Property and stored on the Leased Property in the quantities listed in such Schedule provided that all Environmental Legal Requirements are complied with in connection with such use or storage;

                  (iv) dispose of or permit any Hazardous Materials to be disposed of on the Leased Property except in compliance with all Environmental Legal Requirements; and

                  (v) use, or allow the Leased Property to be used, in a manner which does not comply with all Environmental Legal Requirements.

         (c) Lessee shall provide Owner with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Leased Property, whether or not caused by any of the Indemnified Parties;
(ii) any Environmental Enforcement Action instituted or threatened in writing; or (iii) any condition or occurrence on the Leased Property that constitutes a violation of any of the Environmental Legal Requirements.

         (d) Upon Lessee obtaining knowledge or notice of: (i) the violation of any Environmental Legal Requirement related to the Leased Property, or (ii) the presence, or any release or any threat of release, of any Hazardous Materials on, under, or from the Leased Property, which is lawfully claimed by any governmental agency or third party to violate any other Environmental Legal Requirement, or any combination thereof, Lessee shall immediately take all reasonable actions to cure or eliminate any such violation of any such Environmental Legal Requirement and, where applicable, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Leased Property as are required pursuant to any Hazardous Materials Legal Requirements or by any governmental authority.

         (e) Owner shall have the right (but not the obligation) to require Lessee, at its own cost and expense, to obtain a professional environmental assessment of the Leased Property in accordance with Owner's requirements and sufficient in scope to determine compliance with Hazardous Materials Legal Requirements upon the occurrence of any one or more of the following events: (i) an Event of Default hereunder; or (ii) upon receipt of any notice of any of the conditions specified in Section 20(c) hereof unless Lessee complies with the remedial actions required pursuant to Section 20(d) or (iii) upon any return of the Leased Property in accordance with Section 34(d) hereof.

         (f) Owner may exercise its rights and remedies under all of this paragraph (f) only upon and following the existence of one or more of the following events or conditions: (i) an Event of Default has occurred and is continuing; (ii) an Indemnified Party, or an affiliate thereof, or any nominee or designee of an Indemnified Party or an affiliate thereof has taken possession of all or some portion of the Leased Property based upon an Event of Default;
(iii) an Indemnified Party, or an affiliate thereof or any nominee or designee of an Indemnified Party or an affiliate thereof, has commenced foreclosure proceedings or has acquired title to all or some portion of the Leased Property by virtue of foreclosure or deed in lieu of foreclosure; or (iv) a claim has been asserted against an Indemnified Party for which indemnification is provided herein, but Lessee has not undertaken or is not continuing to pursue, after having undertaken, commercially reasonable efforts to remediate, defend and otherwise indemnify any such Indemnified Party. In any of such events, the Owner shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Leased Property and to expend funds to:

                  (A) cause one or more environmental assessments of the Leased Property to be undertaken, if Owner in its sole discretion determines that such assessment is appropriate. Such environmental assessments shall be reasonable in scope considering the history and use of the Leased Property and the data available from prior reports, provided, however, the foregoing shall not limit or restrict the reasonable discretion of the Owner's engineers and consultants in formulating the exact parameters of any such site assessment and such site assessment may include, without limitation, (I) detailed visual inspections of the Leased Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (II) the taking of soils and surface and sub-surface water samples; (III) the performance of soils and ground water analysis; and (IV) the performance of such other investigations or analysis as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for Owner to obtain a complete assessment of the compliance of the Leased Property and the use thereof with all Environmental Legal Requirements and to make a determination as to whether or not there is any risk of contamination (x) to the Leased Property resulting from Hazardous Materials originating on, under, or from any surrounding property or (y) to any surrounding property resulting from Hazardous Materials originating on, under, or from the Leased Property;

                  (B) cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Lessee under this Lease including without limitation any violation by Lessee, or by the Leased Property, of any of the Environmental Legal Requirements;

                  (C) take all actions as are necessary to (I) prevent the migration of Hazardous Materials on, under, or from the Leased Property to any other property; or (II) prevent the migration of any Hazardous Materials on, under, or from any other property to the Leased Property;

                  (D) comply with, settle, or otherwise satisfy any Environmental Enforcement Action as the same relates to the Leased Property including, but not limited to, the payment of any funds or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Leased Property; and

                  (E) comply with, settle, or otherwise satisfy any Environmental Legal Requirement and correct or abate in accordance with all applicable Environmental Legal Requirements any environmental condition on, or which threatens, the Property and which could cause damage or injury to the Property or to any person.

         (g) Any amounts reasonably paid or advanced by Owner and all reasonable costs and expenditures incurred in connection with any action taken pursuant to the terms of this Section 20, including but not limited to environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration, with interest thereon at the Default Rate shall be a demand obligation of Lessee to the Owner if not paid within ten (10) days after notice, and, to the extent not prohibited by law, and shall be deemed to be Additional Rental hereunder.

         (h) The exercise by Owner of any one or more of the rights and remedies set forth in this Section 20 shall not operate or be deemed to place upon Owner any responsibility for the operation, control, care, service, management, maintenance or repair of the Leased Property.

         (i) Without limiting the generality of the other provisions of this
Section 20, any partial exercise by Owner of any one or more of the rights and remedies set forth in this Section 20 including, without limitation, any partial undertaking on the part of Owner to cure any failure by any of Lessee, or of the Leased Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Hazardous Materials Legal Requirements shall not obligate the Owner to complete such actions taken or require Owner to expend further sums to cure such non-compliance.

21.      ENVIRONMENTAL INDEMNITY.

         Lessee hereby agrees that it shall at its sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party on an after-tax basis against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation, attorneys' and experts' fees and disbursements, which may at any time be imposed upon, incurred by, or asserted or awarded against Owner or an Indemnified Party and arising from or out of any of the following, or any claims alleging any of the following:

                  (a) Any Hazardous Materials on, in, under, or which emanated from, all or any portion of the Leased Property, or which may hereafter be on, in, under or emanate from, all or any portion of the Leased Property whenever discovered;

                  (b) The violation of any Hazardous Materials Legal Requirements by Lessee, or with respect to the Leased Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

                  (c) The violation of any Environmental Legal Requirement by Lessee, or with respect to the Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

                  (d) Any material breach of warranty or representation made under or pursuant to Section 20 hereof;

                  (e) Any Environmental Enforcement Action with respect to the Leased Property, whenever asserted; and

                  (f) The enforcement of this Section 21 or the assertion by Lessee of any defense to the obligations of Lessee hereunder, which is not sustained by a final order of a court of competent jurisdiction which is not subject to further appeal, whether any of such matters arise before, during or after the Term of this Lease or the taking of possession of all or any portion of the Leased Property by the Owner, and specifically including therein, without limitation, the following which are incurred following an Event of Default: (i) costs incurred for any of the matters set forth in Section 20 of this Lease; and (ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Legal Requirements relating to the Leased Property and any remedial action taken on account thereof including, without limitation, the costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

                  (g) The obligations of Lessee under this Section 21 are not subject to any limitation as to amount. Nothing herein shall limit the right of an Indemnified Party to obtain injunctive relief or to pursue equitable remedies under this Section 21. The provisions of this
         Section 21, and the obligations of Lessee under this Section 21, shall apply from the Commencement Date (notwithstanding the failure of Lessee to satisfy any condition set forth in Section 4(a) hereof), and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party, provided, however, that notwithstanding the foregoing, the Lessee shall not have any indemnification obligations to the Indemnified Parties for a violation of any Hazardous Materials Legal Requirements or Environmental Legal Requirements or for any Environmental Enforcement Actions attributable solely to any facts or circumstances arising after possession of the Leased Property has been returned to Owner, the Termination Date has occurred and the Owner has relet or sold the Leased Property.

22.      INDEMNIFICATION AND HOLD HARMLESS AGREEMENT.

         To the fullest extent not prohibited by applicable law, Lessee hereby agrees to indemnify and hold harmless each Indemnified Party, on an after-tax basis from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys' fees and expenses) and from and against any and all suits, demands, claims, actions or other proceedings whatsoever, brought by any entity or person whatsoever (except suits brought by Lessee against an Indemnified Party in which Lessee is the prevailing party) and arising or allegedly arising from (a) this Lease or the Transaction Documents; (b) any transaction contemplated hereby or thereby; (c) the acquisition, financing, construction, installation, ownership, lease and operation of the Leased Property (including patent or latent defects in the Land or Improvements, whether or not discoverable by Lessee or any Indemnified Party), including, without limitation, any suit, demand, claim or action arising under the Financing Documents by reason of Lessee being in default or failing to otherwise perform thereunder, hereunder or under the Construction Agency Agreement or under any other Transaction Document; (d) the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with the foregoing; (e) the enforcement of any provision of this Lease; (f) damage, injury or death to any Person or damage to the property of any Person, due to any defect in the Land or Improvements, or any act or omission of any person including the defense of any suit, demand, claim, action or other proceeding brought against such Indemnified Party in connection with such damage or injury; (g) any claims based upon absolute or strict liability in tort or claims based upon patent, trademark, tradename or copyright infringement; and (h) any action taken in good faith by such Indemnified Party in connection with this Lease or the Leased Property; except that, as to any Indemnified Party, the foregoing indemnities shall not apply to the following:

                  (i) losses, damages, injuries, costs or expenses solely and directly caused by the gross negligence or willful misconduct of such Indemnified Party;

                  (ii) losses, damages, injuries, costs or expenses solely and directly caused by the mishandling or misapplication by any Indemnified Party of payments made by the Lessee hereunder if such payments are made to such Indemnified Party in accordance with the Transaction Documents;

                  (iii) the inaccuracy in any material respect of any representation or warranty made by such Indemnified Party in any of the Transaction Documents;

                  (iv) the creation or existence of an Owner Lien attributable to such Indemnified Party;

                  (v) if such Indemnified Party is the Owner, the Owner Collateral Trustee, or the Beneficiary, the voluntary disposition of the Leased Property or the Lease, other than in connection with (A) a voluntary disposition permitted after the occurrence of an Event of Default, (B) an Owner Conveyance, (C) the voluntary assignment by the Beneficiary of its ownership interest under the Owner Trust Agreement, or (D) a subsequent transfer by the Owner Collateral Trustee or any nominee, designee or affiliate thereof if such entity purchases the Leased Property at a foreclosure sale or accepts a deed-in-lieu of foreclosure of the Leased Property;

                  (F) any other matters expressly excluded from any other indemnity provisions contained in the Transaction Documents pursuant to which the Lessee has agreed to indemnify any Indemnified Party; and

                  (G) acts or events that occur after the Indemnification
Period.

         Lessee shall give each Indemnified Party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an Indemnified Party's rights in any matter with respect to which Lessee has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 22. In case any action, suit or proceeding is brought against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnified Party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder. Lessee may, and upon such Indemnified Party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnified Party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding. The provisions of this Section 22, and the obligations of Lessee under this Section 22, shall apply from the Commencement Date (notwithstanding the failure of Lessee to satisfy any condition set forth in Section 4(a) hereof), and shall survive and continue in full force and effect, notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party. The foregoing obligation of Lessee to indemnify the Indemnified Parties as aforesaid shall not operate as a limitation or waiver of any rights that Lessee may have (whether directly, by assignment, by subrogation or otherwise) against either the LC Issuer or Owner arising by reason of the occurrence of an Event of Default described in Section 23(i) hereof.

23.      EVENTS OF DEFAULT.

         Any of the following events shall constitute Events of Default under this Lease:

         (a) Lessee shall fail to make any payment of Interim Rental, Base Rental or Additional Rental (other than Additional Rental covered by clause (b) below) within five (5) days after the same is due and payable or becomes due and payable; or

         (b) Lessee shall fail to pay the Termination Value, Purchase Price, End of Term Adjustment or Reinvestment Premium, as applicable, when the same becomes due and payable; or

         (c) Lessee shall fail to observe or perform any of its covenants or agreements set forth in Sections 4(b), 15, 16(c), 19, 29, 30, 31, 32 or 34 of this Lease or shall fail to obtain any of the Listed Permits and such failure to obtain any of the Listed Permits materially delays the commencement, continuation or completion of the development or construction of the Improvements; or

         (d) Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease and such failure shall continue unremedied, for thirty (30) days after such failure shall have become known to any senior officer of the Lessee, provided, however, that no Event of Default shall be deemed to have occurred with respect to breach of any covenant, condition or agreement that cannot be remedied, with the exercise of reasonable diligence on Lessee's part, within such thirty (30) day period, if Lessee commences cure of such failure within such thirty (30) day period and diligently pursues such cure to completion, provided further, however, that the period given to the Lessee to remedy such failure should not exceed a total of ninety (90) days from the occurrence of such failure, provided further still, that if such failure relates to a failure to comply with Environmental Legal Requirements, such ninety (90) day period may be extended to such longer period as may be reasonably necessary to remedy such failure; or

         (e) (i) Lessee or Parent shall fail to comply with its obligations, or any Event of Default (as defined therein) shall have occurred and be continuing, (A) under any of the Financing Documents, the Construction Agency Agreement, any other Transaction Document or any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Lessee and Owner, or between Lessee and any parent, subsidiary or affiliate of Owner, or between Lessee and any Financing Party, or between Lessee and LC Issuer, or between Parent and Owner or between Parent and any Financing Party or between Parent and LC Issuer or (B) under any promissory note or guarantee heretofore, now or hereafter executed by Lessee or Parent and delivered to any party referred to in clause (A) above evidencing or guaranteeing any loan, lease or other obligation made by any such party to Lessee, Parent or Owner;

                           (ii) Lessee, Parent or any Subsidiary shall be
                  default on any indebtedness or any rental payment obligation under any lease to any Person (other than Owner, or any parent, subsidiary or affiliate of Owner) in excess of Two Million Dollars ($2,000,000) and such indebtedness shall be declared to be due and payable or otherwise accelerated prior to the maturity thereof by reason of a default in payment by Lessee, Parent or such Subsidiary; or

                           (iii) (A) Lessee, Parent or any Subsidiary shall fail
                  to make any payment on any indebtedness or rental payment obligation under any lease when due; or (B) any event shall occur or any condition shall exist in respect of any indebtedness or lease obligation of the Lessee, the Parent or any Subsidiary, or under any agreement securing or relating to any such indebtedness or lease obligation, that immediately or with any one or more of the passage of time or the giving of notice:

                                    (I) causes (or permits any one or more of
                           the holders or lessors thereof or a trustee therefore to cause) such indebtedness or lease obligation, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment, whether by acceleration or otherwise; or

                                    (II) permits any one or more of the holders
                           of such indebtedness or a trustee therefor to require the Lessee, the Parent or such Subsidiary to repurchase such indebtedness from such holder and any such holder or trustee exercises (or attempts to exercise) such right;

                  provided that the aggregate amount of all obligations in respect of all such indebtedness or lease obligations referred to in this clause (iii) exceeds at any time Twenty-Five Million Dollars ($25,000,000); or

                  (iv) a final judgment or final judgments for the payment of money aggregating in excess of Two Million Dollars ($2,000,000) is or are outstanding against any one or more of the Lessee, Parent or any Subsidiary and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed; or

         (f) Lessee, Lessee's Parent or any Subsidiary shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee, Parent or any Subsidiary or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days; or any petition for the relief, reorganization or arrangement of Lessee, Parent or any Subsidiary, or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee, Parent or any Subsidiary, shall be filed by or against Lessee or Parent and, if filed against Lessee, Lessee's Parent or any Subsidiary, shall be consented to or be pending and not be dismissed for a period of sixty (60) days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee, Parent or any Subsidiary; or any property of the Lessee, Parent or any Subsidiary shall be attached or sequestered by court order and such order shall remain in effect more than sixty
(60) days from the date of its entry and shall not have been discharged in full or stayed; or Lessee, Parent or any Subsidiary shall (whether in one transaction or a series of transactions) without Owner's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or consolidate or merge with any other entity (except as otherwise permitted under Section 19(a) hereof), or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization;

         (g) any representation, warranty, statement or certification made by Lessee under this Lease or in any document or certificate furnished to Owner or any Assignee in connection herewith or pursuant hereto, including, without limitation, the Agreement and Consent to Assignment, shall prove to be untrue or incorrect in any material respect when made, or shall be breached;

         (h) a default or an Event of Default shall have occurred under the Lease Guaranty;

         (i) (i) the Owner Collateral Trustee shall be unable to make a draw request under any outstanding Letter of Credit because the Owner Collateral Trustee has deemed that the conditions in such Letter of Credit for a drawing thereunder have not been met or (ii) a Draw Conditions Failure shall have occurred and, in the case of either (i) or (ii), the Lessee shall not have previously delivered a Nonreturn Option Notice pursuant to Section 30(d) hereof; or

         (j) any representation, warranty, statement or certification made by Parent under any document or certificate furnished to Owner or any Assignee in connection herewith or pursuant hereto, including, without limitation, the Agreement and Consent to Assignment, shall prove to be untrue or incorrect in any material respect when made, or shall be breached.

24.      REMEDIES UPON DEFAULT.

         Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Owner may exercise one or more of the following remedies:

         (a) The Owner may take action at law or in equity to collect any payments then due or thereafter to become due under this Lease, or to enforce performance and observance of any term, covenant or condition of this Lease applicable to Lessee.

         (b) The Owner may, in addition to or in lieu of taking such action at law or in equity as it may otherwise be entitled to, terminate the leasehold estate created hereby, and subject to the Lessee's rights under Section 24(e) below, the Owner may repossess the Leased Property without further notice, either by summary proceeding or other suitable action either at law or in equity or otherwise, and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used to demand, sue for or collect arrears of Interim Rental, Base Rental and Additional Rental and any other accrued obligations of Lessee under this Lease, and Lessee hereby waives all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived). In calculating the amount of any deficiency for which Lessee shall be liable hereunder, there shall be included, in addition to Interim Rental, Base Rental and Additional Rental, the value of all other considerations agreed to be paid or performed by Lessee under this Lease. In calculating the amounts to be paid by Lessee pursuant to the foregoing sentence, there shall also be included all of the Owner's reasonable expenses in connection with any sale or reletting of the Leased Property, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Leased Property for such sale or reletting, it being agreed by Lessee that the Owner may, but shall not be obligated to, (i) relet the Leased Property or any other portion thereof for a term or terms which may at the Owner's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Interim Lease Term, the Basic Lease Term or an Extension Lease Term then in effect and may grant such concessions and free rent as the Owner in its reasonable judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and decorations in or to the Leased Property as the Owner in its reasonable judgment considers advisable or necessary to sell or relet the same, or (iii) keep the Leased Property vacant. No action of the Owner in accordance with the foregoing or failure to sell or relet or to collect rent upon reletting shall operate or be construed to release or reduce Lessee's liability hereunder except that a sale of the Leased Property not subject to this Lease shall terminate any further accruals of rent hereunder and Owner's only remedy in respect of such rentals shall be pursuant to Section 24(c) below. In addition to any other right, power or remedy conferred to Owner hereunder, upon the occurrence or continuance of an Event of Default, Owner shall also be entitled and shall have full power and authority to foreclose any of the mortgages, grants and security interests created hereunder in accordance with applicable law by appropriate proceedings. In furtherance of the foregoing (but without limiting any rights of the Owner Collateral Trustee), subject to the Lessee's rights under Section 24(e) hereof, Owner shall be deemed to have all of the rights, powers and remedies of the Mortgagee set forth in Section 24 of the Mortgage, the provisions of which are hereby incorporated into this Section.

         (c) Whether or not Owner shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above with respect to the Leased Property (but subject to Lessee's rights set forth in Section 24(e) hereof), Owner, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Owner, and Lessee shall pay to Owner, on the payment date specified in such notice ("Liquidated Damage Payment Date"), which may be the date of such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Interim Rental or Base Rental due for the Leased Property for any Rental Period commencing after the Liquidated Damage Payment Date and in lieu of the exercise by Owner of its remedies under paragraph (b) above in the case of a reletting of the Leased Property or with respect to a sale of the Leased Property), the sum, without duplication, of (i) all unpaid Interim Rental or Base Rental, as the case may be, payable through the Liquidated Damage Payment Date specified in such notice, plus (ii) all unpaid Additional Rental due with respect to such Leased Property as of the Liquidated Damage Payment Date, plus (iii) the Termination Value computed as of the Rent Payment Date coincident with or next preceding the Liquidated Damage Payment Date, together with the Reinvestment Premium as of the Liquidated Damage Payment Date (or the date upon which the Owner Notes were accelerated, if such date is earlier), plus (iv) all interest, cost, fees, reimbursements and all other amounts due and payable either to Owner or the Financing Parties under the Transaction Documents, and, on payment of such amounts, plus (v) if payment of the foregoing amounts is not made on the Liquidated Damage Payment Date, interest on such amounts accrued from the Liquidated Damage Payment Date to the date of actual payment at the Default Rate, Owner shall convey the Leased Property to Lessee as an Owner's Conveyance as provided in Section 32 below.

         (d) Subject to Lessee's rights under Section 24(e) below, Owner may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease. The remedies herein conferred upon and reserved to the Owner are not intended to be exclusive of any other available remedy or remedies which the Owner may have at law or in equity, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Owner to exercise any remedy reserved to it in this Section 24, it shall not be necessary to give any notice, other than such notice as may be required in this Section 24.

         In addition, Lessee shall be liable for all costs and expenses, including without limiting the generality of the foregoing, reasonable attorney's fees, incurred by Owner or any Assignee by reason of the occurrence of any Event of Default or the exercise of Owner's remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Property in accordance with Section 34 hereof or in placing the Leased Property in the condition required by said Section 34. No express or implied waiver by Owner of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Owner to sell, lease or otherwise use the Leased Property in mitigation of Owner's damages as set forth in this Section 24 or which may otherwise limit or modify any of Owner's rights and remedies in this Section 24.

         Notwithstanding any provision contained in this Lease to the contrary, any and all remedies available to Owner upon the occurrence of an Event of Default shall survive the termination of this Lease.

         (e) The Lessee shall be entitled to elect to require the Owner to exercise the remedies set forth in Section 24(c) hereof and to terminate any action to repossess the Leased Property, foreclose any of the mortgages, grants, or security interests hereunder or annul any rescission of the Lease by delivering to the Owner written notice of its election under this Section 24(e) at any time prior to the forty-fifth (45th) day after the date Owner (or any Assignee) shall have taken, or (following an Event of Default) shall have given notice to Lessee of it's intention to take, action to terminate the Lease and repossess the Leased Property (such forty-five (45) day period is herein referred to as the "Redemption Period"). Unless the Owner has specified another date as the Liquidated Damage Payment Date pursuant to the notice required under
Section 24(c) hereof, the Liquidated Damage Payment Date shall be the first Business Day after the last day of the Redemption Period. After the expiration of the Redemption Period, Lessee's rights under this Section 24(e) shall terminate. If the Termination Date would occur during the Redemption Period, the Basic Lease Term or the then applicable Extension Lease Term, as the case may be, shall be deemed to be extended to the expiration of the Redemption Period to permit Lessee and Owner to the full rights and remedies provided hereunder during the Term. If the Lessee elects to require Owner to proceed under Section 24(c) and fails to pay such amounts required therein on the Liquidated Damage Payment Date, the Owner shall have the right to pursue any of its remedies set forth in this Section 24 or otherwise.

25.      OWNER'S RIGHT TO PERFORM FOR LESSEE.

         If Lessee fails to make any payment of Additional Rental required to be made by it hereunder or fails to obtain the insurance required by Section 15 hereof or to otherwise perform or comply with any of its material agreements contained herein, Owner may (but shall not be required) itself, after notice to Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Owner incurred in connection with such payment or the performance of or compliance with such agreement, together with interest on all such amounts calculated at a per annum rate equal to the rate equal to the Default Rate applicable under the Loan shall be due and payable by Lessee upon demand by Owner; provided, however, that no such payment, performance or compliance by Owner shall be deemed to cure or waive any Event of Default hereunder.

26.      EXPENSES.

         Lessee agrees, whether or not the transactions contemplated by this Lease are consummated, but solely to the extent such are incurred in connection with the transactions contemplated under the Transaction Documents (a) to pay the fees and expenses of the Trust Company (and any successors or co-trustees) for ordinary or extraordinary services as trustee under the Owner Trust Agreement, including, without limitation, the reasonable fees and expenses of its counsel, (b) all fees and expenses of the Owner, Beneficiary, Construction Lender, the Financing Parties, LC Issuer (except that no fees shall be payable by the Lessee or any other party to the LC Issuer for the issuance of the Letter of Credit) and BFS including, without limitation, the reasonable fees and expenses of their respective counsel and (c) to pay to or reimburse Owner, Beneficiary, Construction Lender, the Financing Parties, LC Issuer and BFS for
(i) the payment of lien searches, filing and transfer fees, and taxes, fees and expenses relating to the titling and registration of and recording of this Lease or any mortgage, collateral, assignment of leases and rents, UCC financing statements and any other security documents with respect to the Leased Property incurred by or on behalf of Owner, Construction Lender, the Financing Parties and LC Issuer, (ii) appraisal fees, engineering fees, environmental assessments, title insurance fees, survey costs and (iii) all other fees and expenses which the Owner is obligated to pay in connection with the negotiation and documentation of, and consummation of the transactions contemplated by, and the ongoing performance of the various parties under this Lease, the Construction Loan Documents, the Financing Documents, the Construction Agency Agreement, the Transaction Documents, and any other instruments and documents related to the transaction described in this Lease and said other documents, including, without limiting the generality of the foregoing, the organization and qualification of the Owner. The obligation of Lessee to pay all such fees, expenses and other amounts shall survive the termination of this Lease for any reason.

27.      FURTHER ASSURANCES.

         Lessee will promptly and duly execute and deliver to Owner and any Assignee of Owner such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Owner and by any Assignee of Owner, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Owner or any Assignee of Owner may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Owner and of any Assignee of Owner and their respective rights, title and interests in and to the Leased Property or portions thereof.

         Owner, at Lessee's sole cost and expense, will promptly and duly execute and deliver to Lessee and any permitted assignee of Lessee such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessee and by any permitted assignee of Lessee, and will take such further action as Lessee or any permitted assignee of Lessee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessee and of any permitted assignee of Lessee and their respective rights, title and interests in and to the Leased Property or portions thereof.

28.      NOTICES.

         All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given (a) when personally delivered, (b) when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, or
(c) when delivered by an overnight courier service, addressed (i) if to Owner or Lessee, at their respective addresses as set forth below or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Owner and Lessee.

         If to Owner:

                  First Fidelity Bank, National Association, trustee c/o First Fidelity Bank
                  10 State House Square
                  Hartford, Connecticut  06103
                  Attn:  W. Jeffrey Kramer

         With a copy to:

                  James G. Scantling, Esq.
                  Bingham, Dana & Gould
                  100 Pearl Street
                  Hartford, Connecticut  06103-4507

         If to Lessee:

                  Tiffany and Company
                  727 Fifth Avenue
                  New York, NY  10022
                  Attn: General Counsel

         With a copy to:

                  Tiffany and Company
                  5 Sylvan Way
                  Parsippany, New Jersey  07054
                  Attn:  Assistant Treasurer

Copies of any notices sent either to Owner or Lessee shall be delivered to each Assignee and to the LC Issuer. Notices sent to the LC Issuer shall be sent to the address set forth below:

                  BOT Financial Corporation
                  125 Summer Street
                  Boston, Massachusetts  02110
                  Attn: Senior Vice President-Administration

29.      LESSEE'S EXTENSION LEASE OPTIONS AND END OF TERM PURCHASE OPTIONS.

         (a) MECHANICS OF LEASE TERM EXTENSIONS. If (i) no Event of Default shall have occurred and be continuing, (ii) all of the conditions set forth in
Section 4(a) hereof have been satisfied in accordance with such Section 4(a), and (iii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Owner (as hereinafter provided), to enter into the Basic Lease Term. If Lessee shall have elected to enter into the Basic Lease Term, Lessee shall, at its option, extend this Lease annually for up to nine (9) consecutive Extension Lease Terms. The Lessee shall be conclusively deemed to have elected to enter into the Basic Lease Term unless Lessee shall give written notice to Owner on or prior to January 31, 1996 that Lessee will not enter into the Basic Lease Term. The first Extension Lease Term will commence on the day immediately following the Basic Lease Term Expiration Date, and each succeeding Extension Lease Term will commence on the day immediately following the last day of the immediately preceding Extension Lease Term. All of the provisions of this Lease shall be applicable during the Basic Lease Term and each Extension Lease Term. Except during the ninth (9th) Extension Lease Term, this Lease shall be deemed automatically extended for the succeeding Extension Lease Term without the necessity of any notice or the taking of any other action unless Lessee shall give written notice to Owner that Lessee does not elect to extend the Lease for the next succeeding Extension Lease Term at least three hundred and sixty-five (365) days prior to the last day of the then current Term. Unless Lessee has (A) exercised its purchase option under Section 29(b) hereof or (B) delivered to Owner a Nonreturn Option Notice, in the event Lessee elects not to enter into the Basic Lease Term or any Extension Lease Term, the Leased Property shall be returned to Owner in accordance with the provisions of Section 34 hereof, in which case the provisions of Section 31(b) hereof shall apply (unless delivered to a bidder in accordance with Section 30(b) hereof, in which case the provisions of Section 31(a) shall apply). If the Leased Property has not been so returned or delivered to Owner on the last day of the then effective Interim Lease Term, Basic Lease Term or Extension Lease Term, as the case may be, Lessee shall pay Interim Rental, Base Rental and Additional Rental payable as provided in Section 34(f) hereof. If Lessee elects not to enter into the Basic Lease Term or has not renewed this Lease for an Extension Lease Term as provided above, then during the period from February 1, 1996 to the end of the Interim Lease Term and during the three hundred sixty-five (365)-day period preceding the date on which the then effective Basic Lease

Term or Extension Lease Term, as the case may be, shall terminate or expire, Owner may, subject to all applicable governmental laws, rules and regulations, place signs in locations on the grounds in front of the Leased Property advertising that the same will be available for rent or purchase.

         (b) LESSEE OPTION TO PURCHASE AT END OF LEASE TERM - 365 DAY NOTICE. If
(i) no Default and no Event of Default shall have occurred and be continuing (unless at such time the Parent is Investment Grade in which case the requirement of this clause (i) shall be of no effect), and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Owner, as hereinafter provided, to purchase Owner's interest in the Leased Property in accordance with Section 32 hereof, on the then applicable Termination Date, for an amount equal to the sum, without duplication, of (i) all unpaid Interim Rental or Base Rental, as the case may be, due for the period ending on such Termination Date, plus (ii) the Purchase Price as of the Termination Date, plus (iii) all interest, costs, fees, reimbursements and other amounts due and payable either to Owner or the Financing Parties under the Transaction Documents, plus (iv) Additional Rental due as of the Termination Date, plus (iv) the Reinvestment Premium as of the Termination Date. As used in this Lease, the term "Purchase Price" means, as of any Termination Date, an amount determined by multiplying Thirty-Seven Million Dollars ($37,000,000) by the percentage set forth in Exhibit E for such Termination Date. To exercise said purchase option, Lessee shall give written notice to Owner to such effect at least three hundred sixty-five (365) days prior to the expiration of the then current Term. If Lessee gives written notice of its exercise of its right to purchase to Owner, such notice shall constitute a binding obligation of Lessee to purchase the Leased Property and to pay Owner the Purchase Price and the other amounts payable under Section 29(b) including, without limitation, the Reinvestment Premium, if any, on the Termination Date. Notwithstanding the provisions of Section 19 above, Lessee may freely assign its option to purchase to any third party. Not less than thirty (30) days or more than sixty (60) days before the Termination Date, a senior officer of Lessee shall deliver to the Owner and the Owner Collateral Trustee a certificate specifying:

                  (A)      the Termination Date;

                  (B) that such payment is to be made under Section 29(b) of the Lease;

                  (C) the Purchase Price to be paid on such date together with the other amounts payable under this Section 29(b); and

                  (D) a reasonably detailed calculation of an estimated Reinvestment Premium, if any (calculated as if the date of such notice were the date of payment), due in connection with such payment.

Two (2) Business Days prior to the Termination Date, the Lessee will deliver to the Owner Collateral Trustee and the Owner by facsimile transmission a certificate of a senior officer of the Lessee specifying the details of the calculation of such Reinvestment Premium as of the Termination Date.

30.      THIRD PARTY SALE OF LEASED PROPERTY.

         (a) LESSEE OPTION TO CAUSE LEASED PROPERTY TO BE SOLD TO THIRD PARTY - 365 DAY NOTICE. If Lessee does not exercise either its option to (i) enter into the Basic Lease Term or renew this Lease for any Extension Lease Term, or (ii) purchase the Leased Property, and regardless of whether the Lessee shall have delivered a Nonreturn Option Notice, then Lessee shall have the obligation during the final three hundred sixty-five (365) days of the then current Term (the "Remarketing Period"), to use such commercially reasonable efforts as would be made by a self- interested property owner in the area to actively market commercial property to obtain bona fide bids for the Leased Property from prospective purchasers who are financially capable of purchasing the Leased Property for cash on an as-is, where-is basis, without recourse or warranty on the terms and conditions set forth in Section 32 hereof applicable to Owner Conveyances. The Lessee shall be responsible for hiring brokers who shall be reasonably acceptable to Owner and promptly upon Owner's request, shall permit inspection of the Leased Property and any maintenance records relating to the Leased Property by Owner, Assignee or any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to any purchaser. All such marketing of the Leased Property shall be at Lessee's sole expense. The Lessee shall allow the Owner and any potential purchaser access to the Leased Property for purposes of showing the same. All bids received by Lessee prior to the end of the Basic Lease Term, or Extension Lease Term if applicable, shall be immediately certified to Owner in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Owner shall have the right, but not the obligation, to seek bids for the Leased Property during the Remarketing Period.

         (b) DELIVERY OF LEASED PROPERTY TO THIRD PARTY BUYER. Not later than the Termination Date, Lessee shall deliver the Leased Property to the bidder, if any, who shall have submitted such highest bid during the Remarketing Period, and Owner shall simultaneously therewith sell (or cause to be sold), its ownership in such Leased Property to such bidder, provided, that Owner shall not be obligated to sell the Leased Property if either (i) all of the conditions set forth in Sections 29(b), 32 and 33 have not been complied with on or before such Termination Date or (ii) the Net Proceeds of Sale of the Leased Property would be less than the Maximum Owner Risk Amount applicable as of the Termination Date; and, provided further, that in any event, Owner shall not sell the Leased Property under the circumstances described in clause (ii) without the prior written consent of the LC Issuer. No such consent shall be required if prior to or contemporaneously with such sale the Letter of Credit shall have been returned to the LC Issuer. The Net Proceeds of Sale shall be retained by the Owner. This Section 30(b) is for the benefit of, and may be enforced by, LC Issuer as a third party beneficiary.

         (c) DELIVERY OF APPRAISALS AND REPORTS. Owner shall have the right in its sole discretion, but not the obligation, to retain a third party as its agent for the purpose of determining compliance of the Lessee with the conditions applicable to a return of the Leased Property pursuant to Section 34, at Lessee's cost and expense. Upon the request of Owner and at Lessee's sole cost and expense, Lessee shall provide Owner with a written report describing in reasonable detail Lessee's efforts during the Remarketing Period to obtain bona bids for the purchase of the Leased Property, including a list of all Persons approached for the purpose of soliciting bids to purchase the Leased Property.

         (d) LESSEE OPTION TO PURCHASE OR SELL TO THIRD PARTY - 180 DAY NOTICE. If Lessee does not exercise either its option to enter into the Basic Lease Term or to renew this Lease for any Extension Lease Term or its option to purchase the Leased Property at the end of the Term and if no Default or Event of Default has occurred and is continuing, then at any time on or prior to July 31, 1996, if the Termination Date is to occur prior to the Basic Term Commencement Date, or one-hundred eighty (180) days prior to the last day of the then current Basic Lease Term or Extension Lease Term, as the case may be, the Lessee may deliver to the Owner a written notice that on the applicable Termination Date either the Leased Property will be sold to a third party pursuant to a bid which meets the requirements of Section 30(b) above or the Lessee shall purchase the Leased Property for the full Purchase Price together with the other amounts payable under Section 29(b) including, without limitation, the Reinvestment Premium, if any, on the Termination Date, if any. The written notice described in the preceding sentence is referred to as a "Nonreturn Option Notice." If the Lessee delivers a Nonreturn Option Notice to Owner and the Lessee desires to sell the Leased Property to a third party, it shall be required to submit a third-party bid which meets the requirements of Section 30(b) no later than thirty (30) days prior to the Termination Date; otherwise, the Lessee shall be obligated to purchase the Leased Property on the Termination Date as if it had elected to purchase the Leased Property pursuant to Section 29(b).

31.      END OF TERM ADJUSTMENT.

         (a) LESSEE DEFICIENCY PAYMENT IF LEASED PROPERTY SOLD TO THIRD PARTY. This Section 31(a) shall apply only if a sale of the Leased Property has been consummated on or prior to the Termination Date pursuant to Section 30(b) hereof. If the Net Proceeds of Sale of the Leased Property from a sale to a third party are less than an amount equal to the Purchase Price plus the other amounts payable under Section 29(b), including, without limitation, the Reinvestment Premium, if any, on the Termination Date, Lessee shall, on the Termination Date, pay to Owner as an End of Term Adjustment, in immediately available funds, an amount equal to such deficiency (a "Deficiency") as an adjustment to the Rent payable under this Lease; provided, however, that if all of the Limited Lessee Risk Conditions have been met, the amount of the Deficiency payable by Lessee with respect to the Leased Property shall not exceed the Maximum Lessee Risk Amount then applicable. If the Net Proceeds of Sale of the Leased Property exceed amount equal to the Purchase Price, as of the Termination Date plus the other amounts payable under Section 29(b), including, without limitation, the Reinvestment Premium, if any, on the Termination Date, Owner shall pay to Lessee an amount equal to such excess as an adjustment to the Rent paid or payable under this Lease; provided, however, that Owner shall have the right to offset against such adjustment payable by Owner, any other amounts then due and payable from Lessee to Owner hereunder or under any other agreements between Owner and Lessee. Lessee shall also pay to Owner on the Termination Date the Interim Rental or Base Rental, as the case may be, due and payable for the Leased Property on the Termination Date, plus all Additional Rental then due and owing. Owner's obligation to sell (or cause to be sold) the Leased Property to a third party under Section 30 is contingent upon the receipt of the amounts, if any, payable by Lessee pursuant to this Section 31(a) and
Section 31(c).

         (b) END OF TERM PAYMENT IF LEASED PROPERTY IS NOT SOLD. If upon the expiration of the Interim Lease Term, the Basic Lease Term or any Extension Lease Term or upon any Termination Date, Lessee does not (i) purchase the Leased Property pursuant to Section 29(b) hereof, (ii) arrange a third party sale which is consummated in accordance with Section 30 hereof, (iii) elect to enter into the Basic Lease Term or elect to extend the Term of the Lease by an Extension Lease Term pursuant to Section 29(a) hereof or (iv) if the Lessee is not permitted to extend the Lease for any reason whatsoever,including, without limitation, because the Lessee has no right to extend the Lease beyond the Maximum Term, then Lessee shall, on the Termination Date, pay to Owner as an End of Term Adjustment as an adjustment to the rent payable under this Lease, an amount equal to (A) the Maximum Lessee Risk Amount then applicable if all of the Limited Lessee Risk Conditions have been met, or (B) the Purchase Price together with the other amounts payable by Lessee under Section 29(b), including without limitation the Reinvestment Premium, if any, as of the Termination Date, if all of the Limited Lessee Risk Conditions have not been met, plus, in either case, the Interim Rental or Base Rental, as the case may be, due and payable on the Termination Date, plus all Additional Rental then due and owing. The total selling price realized from any sale of the Leased Property after the Termination Date shall be retained by Owner. Lessee shall remain liable for the payment of, and upon the consummation by Owner of the sale of the Leased Property after the Termination Date, Lessee shall pay or reimburse Owner for the payment of, all applicable sales, excise, transfer, recording or other taxes imposed as a result of such sale, and fees and all expenses incurred by Owner as a result of such sale, including, without limitation, expenses incurred in titling and registering the conveyance of Owner's title to the Leased Property, title insurance fees and expenses and fees and expenses of counsel, but the Lessee shall not be required to pay or reimburse Owner for any tax based upon or measured solely by Owner's or Beneficiary's gross, net or taxable income realized upon such sale or any taxes payable in the nature of capital gains, unless any such tax is in lieu of or a substitute for any sales, excise, transfer or recording taxes imposed as a result of a sale of the Leased Property.

         (c) LESSEE RIGHTS AND OBLIGATIONS ON FAILURE TO PAY LETTER OF CREDIT. If the Owner Collateral Trustee submits a draw request to the LC Issuer for payment of the Letter of Credit and there is a Draw Conditions Failure, such shall constitute an Event of Default hereunder, but the occurrence of an Event of Default for such reason shall not operate as a limitation or waiver of any rights that Owner, Beneficiary or Lessee may have against LC Issuer for wrongful dishonor, and in such event, (i) Owner agrees to take all actions (and agrees to cause the Beneficiary and any Assignee to take all actions) which are reasonably required to preserve any claims against the LC Issuer and (ii) upon payment in full of all amounts due from Lessee at the expiration of this Lease, the Owner shall assign (and agrees to cause the Beneficiary and any Assignee to assign) all of its rights against LC Issuer to the Lessee. If an Event of Default described in Section 23(i) hereof shall have occurred by reason of the Owner's default under the Reimbursement and Remarketing Agreement, the Lessee shall be subrogated to the LC Issuer's rights against the Owner and Leased Property, all as provided in Section 13 of the Reimbursement and Remarketing Agreement.

         (d) SUBSEQUENT PAYMENT BY LESSEE IF LC IS NOT PAID. If (i), as of the Termination Date, the Lessee shall have met all of the Limited Lessee Risk Conditions and the Lessee shall not have received notice of the occurrence of an Event of Default described in Section 23(i) hereof, and (ii) an Event of Default described in
Section 23(i) hereof subsequently occurs on or after the Termination Date, then the Lessee shall pay in immediately available funds and on demand from Owner (or its Assignee) an amount equal to the difference, if any, between (A) the amount which would have been payable by the Lessee on the Termination Date under
Section 31(a) or 31(b) hereof as if the Limited Lessee Risk Conditions were not met as of such date and (B) the amount actually paid by Lessee on the Termination Date pursuant to Section 31(a) or 31(b) hereof, plus interest at the Default Rate on such difference for the period from the Termination Date to the date of payment.

         (e) GENERAL MAKE WHOLE PAYMENT. In the event a Termination Date occurs prior to the last day of the Maximum Term hereof, Lessee shall pay to Owner on the Termination Date, in addition to any other obligations hereunder, the Reinvestment Premium, if any, as of such Termination Date.

32.      PROCEDURE FOR OWNER CONVEYANCE.

         In the event of an Owner Conveyance, the terms and conditions of this
Section 32 shall apply. On the closing date for such transfer:

                  (a) The Owner shall have received all amounts due and payable to it under the applicable provisions of this Lease, and without limitation of the foregoing, Lessee shall have paid all Interim Rental, Basic Rental and Additional Rental and all other sums due and payable by Lessee under this Lease, through the date of consummation of the transfer, in each case in funds of the type specified and otherwise in accordance with Section 33 hereof.

                  (b) Each Owner's Conveyance shall be made by a good and sufficient bargain and sale deed, or such other instruments as may be appropriate in the circumstances, which shall transfer all of the Owner's interest in the Leased Property to Lessee or third party, as the case may be. OWNER'S TRANSFER OF ITS OWNERSHIP IN THE LEASED PROPERTY SHALL BE ON AN AS-IS, WHERE-IS BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, HABITABILITY, DURABILITY, SUITABILITY OR FITNESS OF THE LEASED PROPERTY FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER CONCERNING THE LEASED PROPERTY OR ANY PORTION THEREOF. LESSEE AND, IF APPLICABLE, ANY THIRD PARTY SHALL WAIVE ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST OWNER FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE LEASED PROPERTY OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER. Owner shall convey all of its then right, title and interest in and to the Leased Property to Lessee or third party, as the case may be, free and clear of any Owner Liens (other than Permitted Liens), and any liens securing debt incurred by Owner, whether recourse or otherwise, including but not limited to the Construction Loan and the Owner Notes and any replacements for or additions to the foregoing, but NO REPRESENTATION OR WARRANTY SHALL BE MADE BY

         OWNER AS TO THE EXISTENCE OF ANY OTHER LIENS OR ENCUMBRANCES ON THE LEASED PROPERTY AS OF THE DATE OF SALE.

                  (c) The Lessee shall have paid all charges and expenses incident to the transfer of the Leased Property in an Owner's Conveyance, including, without limitation, all transfer taxes, recording fees, title insurance premiums and federal, state and local taxes arising as a result of such transfer. Lessee shall have paid all fees and expenses of Owner's counsel, Construction Lender's counsel and the Financing Parties counsel(s) incurred by reason of the transfer.

33.      TIME OF THE ESSENCE; MANNER OF PAYMENT.

         The provisions of this Lease requiring the payment by Lessee to the Owner or to any third party, whether such payments are for Interim Rental, Base Rental, Additional Rental, Termination Value, Purchase Price, End of Term Adjustment, Maximum Lessee Risk Amount, Late Charges or otherwise are of the essence of this Lease, and time is of the essence for any payment and performance of such obligations of Lessee set forth herein. So long as any Owner Notes or Beneficiary Notes shall be outstanding, all payments due the Owner hereunder shall be made in immediately available funds paid by wire transfer to the Owner Collateral Trustee.

34.      RETURN OF LEASED PROPERTY.

         (a) Upon the expiration or earlier termination of the Term (unless Lessee has purchased the Leased Property pursuant to Section 29 hereof, or has delivered a Nonreturn Option Notice), Lessee will vacate and surrender and deliver possession of the Leased Property to Owner in broom clean condition and in the condition required pursuant to Section 13(a) hereof. Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination of this Lease, all personal property, furniture and fixtures (other than equipment and fixtures which form a part of the building systems) situated thereon which is not the property of Owner, and shall repair any damage caused by such removal. Property not so removed shall become the property of Owner, and Owner may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

         (b) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Owner of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Owner and any Assignee of Owner.

         (c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to Owner pursuant to this Section 34, the Leased Property shall (i) be capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, construction, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Owner or Assignee), use or occupancy of the Leased Property, (ii) be in accordance and compliance with all Legal Requirements and Environmental Legal Requirements including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to Lessee, (iii) be free and clear of all Liens, other than any Permitted Liens and Owner Liens and any liens securing debt incurred by Owner, whether recourse or otherwise, including but not limited to the Construction Loan, the Beneficiary Notes and the Owner Notes and any replacements for or additions to the foregoing.

         (d) On or prior to the date of such surrender and return of the Leased Property, Owner shall have received from Lessee, at Lessee's expense, evidence satisfactory to Owner and each Assignee, of compliance with the provisions of this Section 34, including without limitation, an environmental assessment for the Leased Property addressed in form and substance satisfactory to Owner and each Assignee or, in lieu of addressing to such parties directly, accompanied by a letter permitting Owner and each Assignee to rely thereon, performed by an independent, licensed professional engineer satisfactory to Owner and each Assignee, and which assessment (i) shall be sufficient in scope to determine compliance with the applicable Environmental Legal Requirements, (ii) shall reveal no actual or potential environmental liabilities which cannot be remediated by Lessee as provided in the following clause (iii), and (iii) if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are required by Owner and each Assignee and, subject to Section 20 hereof, any remediation recommended therein to be performed shall have been performed, and evidence of compliance with Section 34(c)(ii).

         (e) Upon such return of the Leased Property to Owner, Lessee shall deliver to Owner a then current title insurance policy or a binding commitment to issue a title insurance policy written by a title insurance company reasonably acceptable to Owner, insuring good and marketable title in the Leased Property in an amount equal to the Termination Value determined as of the Termination Date, unencumbered except for Owner Liens or Permitted Liens. Upon the request of Owner, Lessee shall continue to maintain its insurance policies for the Leased Property required under Section 15 hereof if able to do so on a commercially reasonable basis, provided that Owner pays or reimburses Lessee for its pro rata costs thereof.

         (f) Until the Leased Property has been returned to Owner in the condition required under Section 34(a) through (d) hereof, Lessee shall continue to pay Owner, on the same dates on which Interim Rental or Base Rental, as applicable, was payable during the Interim Lease Term, the Basic Lease Term or any Extension Lease Term thereof, (i) if prior to the Basic Term Commencement Date, the Interim Rental or (ii) if after the Basic Term Commencement Date, 125% of the Base Rental that was payable on the last Base Rent Payment Date of the Basic Lease Term thereof, or if the Term has been renewed pursuant to Section 29(a) hereof, 125% of the same Base Rental that was payable on each Base Rent Payment Date during the last Extension Lease Term, plus, in each case, all Additional Rental for which Lessee is liable applicable to such Rental Periods.

         (g) The provisions of this Section 34 are of the essence of this Lease, and any breach thereof shall be deemed an Event of Default hereunder, and upon application to any court of equity having jurisdiction in the premises, Owner shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 34.

35.      FINANCIAL INFORMATION.

         Without limiting the obligations of Lessee or Parent set forth in the Agreement and Consent to Assignment, Lessee agrees to furnish Owner (a) as soon as available, and in any event within 105 days after the last day of each fiscal year of Lessee, a copy of the balance sheet of Parent on a consolidated basis as of the end of such fiscal year, and related consolidated statements of income and retained earnings of Parent for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, and a copy of Parent's form 10-K, if any, filed with the Securities and Exchange Commission for such fiscal year; (b) within 50 days after the last day of each fiscal quarter of Parent (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings covering the fiscal year to date of Parent on a consolidated basis, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Parent, together with a copy of Parent's form 10-Q, if any, filed with the Securities and Exchange Commission for such quarterly period; (c) contemporaneously with its transmittal to each stockholder of Parent and to the Securities and Exchange Commission, all such other financial statements and reports as Parent shall send to its stockholders and to the Securities and Exchange Commission; (d) as soon as available to Parent, the notice of any material adjustment resulting from any audit of the books and/or records of Parent by any taxing authority having jurisdiction over Parent; and (e) such additional financial information as Owner may reasonably request concerning Parent.

36.      RECORDING.

         Lessee will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law, a memorandum hereof (the "Memorandum of Lease"), and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by Owner or any Assignee as being necessary or appropriate in order to protect Owner's or Assignee's respective interests in the Leased Property or to publish notice of or to create, maintain and protect the lien and security interest intended to be created by the mortgage securing the Owner Notes and the other obligations of Owner to the Financing Parties upon, and the interest of Owner Collateral Trustee in, the Leased Property. If Lessee shall fail to comply with this Section 36, Owner shall be and is hereby irrevocably appointed the agent and attorney in fact of Lessee, to comply therewith, but this sentence shall not prevent any default in the observance of this Section 36 by Lessee from constituting an Event of Default in accordance with the provisions of this Lease. Lessee may record a memorandum hereof whether or not requested by Owner.

37.      NO RELIANCE.

         Lessee and Owner hereby mutually acknowledge that in negotiating the terms of this Lease and all other related agreements and documents, each has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and further acknowledges that neither Lessee, Owner, the Financing Parties, LC Issuer, BFS or any Assignee nor any of their respective affiliates or personnel has represented or warranted the legal, tax, economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

38.      MISCELLANEOUS.

         Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Owner's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. In no event shall any amounts payable hereunder, whether payable as Interim Rental, Base Rental, Additional Rental or otherwise, exceed any limits imposed by applicable law. To the extent any amounts received by Owner exceeds the maximum amount permitted, such payment shall be credited to future Interim Rental or Base Rental payable hereunder or at Owner's option, be refunded to Lessee. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Owner and (subject to the restrictions of Section 19 hereof) Lessee. This Lease, the Construction Agency Agreement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Owner and Lessee with respect to the leasing and construction of the Leased Property, and cancel and supersede any and all prior oral or written understandings with respect thereto.

39.      VENUE; GOVERNING LAW.

         Lessee agrees that at Owner's sole election any suit, action or proceeding brought by Owner against Lessee in connection with or arising out of this Lease may be brought in any federal or state court in the State of New Jersey, and Lessee waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Owner's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. This Lease shall in all respects be governed by, and constructed in accordance with, the laws of the State of New Jersey, including all matter of construction, validity and performance.

40.      ESTOPPEL CERTIFICATE.

         Lessee agrees from time to time, upon not less than ten (10) days' prior written notice from Owner, any Financing Party or LC Issuer, to execute, acknowledge and deliver to Owner, any Financing Party or LC Issuer or any other Person designated by Owner, any Financing Party or LC Issuer , a statement in form and substance reasonably satisfactory to the Person requesting same certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the dates to which Interim Rental or Base Rental, as the case may be, and Additional Rental have been paid, and stating whether or not, to the best knowledge of the signer of the certificate, Owner is in default in performance of any covenant, agreement or condition in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by any prospective purchasers of the Leased Property, any assignee of Owner, any Financing Party or LC Issuer or any prospective mortgage lender.

41.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All representations, warranties, agreements, covenants and obligations of Lessee herein are material, shall be deemed to have been relied upon by Owner, and, unless by their express terms expire as of an earlier date, shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to the Leased Property.

42.      NONRECOURSE.

         (a) Any provision of this Lease to the contrary notwithstanding, the liability of the Owner hereunder, if any, shall be satisfied solely from the assets held in trust by the Owner, including the Leased Property. This Lease is a trust obligation of the Owner, and no recourse under or upon any representation, warranty, obligation, covenant or agreement contained herein or for any claim based hereon or in respect hereto shall be had against any past, present or future trustee, co-trustee, beneficiary, settlor, officer, employee or agent, as such, of the Owner or any of their respective assets or properties.

         (b) It is expressly understood and agreed by the parties hereto that
(i) this Lease is executed and delivered by First Fidelity Bank, National Association, not individually or personally but solely as trustee under the Owner Trust Agreement in the exercise of powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Owner is made and intended not as personal representations, undertakings and agreements by First Fidelity Bank, National Association, but is made and intended for the purpose for binding only the Owner as the trustee under the Owner Trust Agreement and (iii) under no circumstances shall First Fidelity Bank, National Association, be personally liable for the payment of any indebtedness or expenses of the Owner or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner under this Lease.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their duly authorized representatives effective as of the date first written above.

FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS
TRUSTEE UNDER TRUST AGREEMENT 1995-1
DATED AS OF JULY 1, 1995, AS AMENDED
(Owner)

 /s/ W. Jeffrey Kramer
- -----------------------------

By: W. Jeffrey Kramer
- -----------------------------

Title: Vice President
- -----------------------------

TIFFANY AND COMPANY
(Lessee)

 /s/ William R. Chaney
- -----------------------------

By: William R. Chaney
- -----------------------------

Title:   Chairman of Board of Directors,
         President and Chief Financial Officer

                                                                       EXHIBIT A

                                LAND DESCRIPTION

All that tract or parcel of land and premises, situate, lying and being in the Township of Parsippany-Troy Hills in the County of Morris and State of New Jersey, more particularly described as follows:

Beginning at a point in the southerly sideline of Sylvan Way (a variable width right-of-way) distant 1048.67 feet easterly along said southerly sideline and the several courses thereof from the intersection of the easterly sideline of Dryden Way (a variable width right-of-way), both sidelines produced, and running thence and continuing along Sylvan Way:

(1) Easterly along the arc of a 460.02 foot radius curve to the left through a central angle of 21 degrees 39 minutes 29 seconds, a distance of 173.89 feet to a point of tangency; thence

(2) North 70 degrees 57 minutes 22 seconds East, a distance of 87.99 feet to a point of a curvature; thence

(3) Along the arc of a 837.65 foot radius curve to the right, through a central angle of 43 degrees 52 minutes 18 seconds, a distance of 641.39 feet to a point; thence

(4) Leaving Sylvan Way, South 12 degrees 46 minutes 08 seconds West, a distance of 81.27 feet to a point of curvature; thence

(5) Along the arc of a 1063.12 foot radius curve to the left, through a central angle of 05 degrees 30 minutes 10 seconds, a distance of 102.10 feet to a point of tangency; thence

(6) South 07 degrees 15 minutes 58 seconds West, a distance of 436.46 feet to a point; thence

(7) South 09 degrees 06 minutes 31 seconds West, a distance of 256.33 feet to a point; thence

(8) South 21 degrees 55 minutes 03 seconds West, a distance of 146.65 feet to a point; thence

(9) South 06 degrees 42 minutes 13 seconds East, a distance of 341.14 feet to a point; thence

(10) South 68 degrees 18 minutes 29 seconds West, a distance of 817.84 feet to a point; thence


                                   EXHIBIT A-1

(11) South 88 degrees 44 minutes 58 seconds West, a distance of 505.97 feet to a point; thence

(12) North 41 degrees 28 minutes 07 seconds West, a distance of 238.23 feet to a point; thence

(13) North 21 degrees 43 minutes 08 seconds West, a distance of 459.68 feet to a point; thence

(14) North 54 degrees 09 minutes 13 seconds East, a distance of 638.21 feet to a point; thence

(15) North 67 degrees 49 minutes 27 seconds East, a distance of 828.31 feet to a point; thence

(16) North 59 degrees 10 minutes 16 seconds West, a distance of 344.16 feet to a point; thence

(17) North 38 degrees 00 minutes 52 seconds West, a distance of 207.97 feet to the point and place of Beginning.

Containing 40.713 acres of land

The above description is in accordance with a survey prepared by Schoor DePalma, Engineers and Design Professionals, dated October 25, 1995 and last revised on December 8, 1995.

                                   EXHIBIT A-2

                                                                      EXHIBIT A1

                            IMPROVEMENTS DESCRIPTION

Those improvements to be constructed in accordance with the Plans & Specifications.

                                  EXHIBIT A1-1

                                                                      EXHIBIT B1

                             RENTAL PAYMENT SCHEDULE

                         INTERIM RENTAL PAYMENT SCHEDULE


         Interim Rental Payment Date                         Interim Rental
- --------------------------------------------------------------------------------
                   1/31/96                                     490,553.82
- --------------------------------------------------------------------------------
                   7/31/96                                    1,479,853.82
- --------------------------------------------------------------------------------
                   1/31/97                                    1,479,853.82
- --------------------------------------------------------------------------------

                                  EXHIBIT B1-1

                                                                      EXHIBIT B2

                             RENTAL PAYMENT SCHEDULE

                          BASE RENTAL PAYMENT SCHEDULE

================================================================================
        Base Rent Payment Date                           Base Rental
- --------------------------------------------------------------------------------
                7/31/97                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/98                                  1,675,383.91
- --------------------------------------------------------------------------------
                7/31/98                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/99                                  1,675,383.91
- --------------------------------------------------------------------------------
                7/31/99                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/00                                  1,675,383.91
- --------------------------------------------------------------------------------
                7/31/00                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/01                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/01                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/02                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/02                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/03                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/03                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/04                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/04                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/05                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/05                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/06                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/06                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/07                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/07                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/08                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/08                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/09                                  1,688,720.55
================================================================================


                                  EXHIBIT B2-1

                                                                       EXHIBIT C

              MAXIMUM LESSEE RISK AMOUNT/MAXIMUM OWNER RISK AMOUNT
                        (AS A PERCENTAGE OF $37,000,000)

                  [PRIOR TO BASIC LEASE TERM COMMENCEMENT DATE]

================================================================================
Maximum Lessee Risk Amount                      Maximum Owner Risk Amount
================================================================================
                 88.662066%                                     12.779208%
================================================================================


                                   EXHIBIT C-1

                                                                       EXHIBIT D

                                TERMINATION VALUE

                        (AS A PERCENTAGE OF $37,000,000)

===================================================================
      Rent Payment Date                 Termination Value
===================================================================
           1/31/96                         101.734112%
- -------------------------------------------------------------------
           7/31/96                         101.590183%
- -------------------------------------------------------------------
           1/31/97                         101.441274%
- -------------------------------------------------------------------
           7/31/97                         100.758753%
- -------------------------------------------------------------------
           1/31/98                         100.052103%
- -------------------------------------------------------------------
           7/31/98                         99.320467%
- -------------------------------------------------------------------
           1/31/99                         98.562963%
- -------------------------------------------------------------------
           7/31/99                         97.778673%
- -------------------------------------------------------------------
           1/31/00                         96.966649%
- -------------------------------------------------------------------
           7/31/00                         96.125909%
- -------------------------------------------------------------------
           1/31/01                         95.219390%
- -------------------------------------------------------------------
           7/31/01                         94.278379%
- -------------------------------------------------------------------
           1/31/02                         93.301561%
- -------------------------------------------------------------------
           7/31/02                         92.287576%
- -------------------------------------------------------------------
           1/31/03                         91.235009%
- -------------------------------------------------------------------
           7/31/03                         90.142391%
- -------------------------------------------------------------------
           1/31/04                         89.008200%
- -------------------------------------------------------------------
           7/31/04                         87.830852%
- -------------------------------------------------------------------
           1/31/05                         86.608706%
- -------------------------------------------------------------------
           7/31/05                         85.340058%
- -------------------------------------------------------------------
           1/31/06                         84.023138%
- -------------------------------------------------------------------
           7/31/06                         82.656109%
- -------------------------------------------------------------------
           1/31/07                         81.237064%
- -------------------------------------------------------------------
           7/31/07                         79.764025%
- -------------------------------------------------------------------
           1/31/08                         78.234936%
- -------------------------------------------------------------------
           7/31/08                         76.647666%
- -------------------------------------------------------------------
           1/31/09                         75.000000%
===================================================================

                                   EXHIBIT D-1

                                                                       EXHIBIT E

                                 PURCHASE PRICE
                        (AS A PERCENTAGE OF $37,000,000)

================================================================================
            Termination Date                              Purchase Price
- --------------------------------------------------------------------------------
                1/31/97                                     101.441274%
- --------------------------------------------------------------------------------
                1/31/00                                     96.966649%
- --------------------------------------------------------------------------------
                1/31/01                                     95.219390%
- --------------------------------------------------------------------------------
                1/31/02                                     93.301561%
- --------------------------------------------------------------------------------
                1/31/03                                     91.235009%
- --------------------------------------------------------------------------------
                1/31/04                                     89.008200%
- --------------------------------------------------------------------------------
                1/31/05                                     86.608706%
- --------------------------------------------------------------------------------
                1/31/06                                     84.023138%
- --------------------------------------------------------------------------------
                1/31/07                                     81.237064%
- --------------------------------------------------------------------------------
                1/31/08                                     78.234936%
- --------------------------------------------------------------------------------
                1/31/09                                     75.000000%
================================================================================



                                   EXHIBIT E-1

                                                                       EXHIBIT F

            MAXIMUM LESSEE RISK AMOUNT AND MAXIMUM OWNER RISK AMOUNT
                        (AS A PERCENTAGE OF $37,000,000)

                   [AFTER BASIC LEASE TERM COMMENCEMENT DATE]

================================================================================
       If the Determination                  Maximum                  Maximum
        Date occurs in the                   Lessee                  Owner Risk
              period                       Risk Amount                 Amount
- --------------------------------------------------------------------------------
      at any time prior to or              82.979470%                13.987179%
            on 1/31/00
- --------------------------------------------------------------------------------
       one year period ended               83.601829%                11.617561%
              1/31/01
- --------------------------------------------------------------------------------
       one year period ended               81.997189%                11.304372%
              1/31/02
- --------------------------------------------------------------------------------
       one year period ended               80.267989%                10.967020%
              1/31/03
- --------------------------------------------------------------------------------
       one year period ended               78.400194%                10.608006%
              1/31/04
- --------------------------------------------------------------------------------
       one year period ended               76.382696%                10.226011%
              1/31/05
- --------------------------------------------------------------------------------
       one year period ended               74.203496%                9.819642%
              1/31/06
- --------------------------------------------------------------------------------
       one year period ended               71.849635%                9.387429%
              1/31/07
- --------------------------------------------------------------------------------
       one year period ended               69.307113%                8.927823%
              1/31/08
- --------------------------------------------------------------------------------
       one year period ended               66.560809%                8.439191%
              1/31/09
================================================================================


                                   EXHIBIT F-1

                              AMENDED AND RESTATED
                          CONSTRUCTION AGENCY AGREEMENT

   This AMENDED AND RESTATED CONSTRUCTION AGENCY AGREEMENT (this "Agreement"), dated as of December 1, 1995, effective as of the Closing Date, is made by and between Tiffany and Company, a New York corporation ("Agent") and First Fidelity Bank, National Association, a national banking association, not in its individual capacity but solely as trustee pursuant to a Trust Agreement 1995-1 dated as of July 1, 1995, as amended (the "Owner").

                                    ARTICLE I
                                  DEFINED TERMS

   Unless the context otherwise requires and except as specifically provided herein, each of the capitalized terms used in this Agreement shall have the meanings set forth in the Definitions Appendix attached to this Agreement, as the same may be amended, modified or supplemented from time to time.

                                   ARTICLE II
                              PRELIMINARY STATEMENT

   The Owner is the fee owner of the Land and desires to appoint Agent as its agent with the sole and exclusive right and obligation to undertake construction and development of the Improvements on the Land. Agent desires to design and construct the Improvements on the Land, as agent for the Owner. Except as otherwise provided in this Agreement, Development Costs necessary for the acquisition of the Land and the design and construction of the Improvements will be paid for from a combination of funds from Agent and the Owner. In order to obtain funds to pay for a portion of the Development Costs as and to the extent shown on the Project Budget (a copy of which is attached hereto as Exhibit A), the Owner will (a) enter into (i) those separate Note Purchase Agreements (collectively, as the same may from time to time be amended, the "Owner Note Purchase Agreement"), each dated as of December 1, 1995, between the Owner and each of the Persons on Annex 1 thereto (the "Purchasers") pursuant to which the Owner will sell, and the Purchasers will purchase the Owner Notes, (ii) that certain Collateral Trust Indenture (as may be amended from time to time, the "Owner Trust Indenture"), dated as of December 1, 1995, between the Owner and Fleet National Bank of Connecticut (in its capacity as collateral trustee herein referred to as the "Owner Collateral Trustee") and (iii) each of the other Owner Financing Documents and (b) provide the Owner's Equity in an amount not to exceed One Million Nine Hundred Twenty-Five Thousand Dollars ($1,925,000).

         The Beneficiary will enter into (a) those separate Note Purchase Agreements (collectively, as the same may from time to time be amended, the "Beneficiary Note Purchase Agreement"), each dated as of December 1, 1995, between the Beneficiary and each of the Purchasers pursuant to which the Beneficiary will sell, and the Purchasers will purchase, the Beneficiary Notes (the Beneficiary Notes together with the Owner Notes collectively referred to herein as the "Notes"), (b) that certain Collateral Trust Indenture (as may be amended from time to time, the "Beneficiary Trust Indenture"), dated as of December 1, 1995, between the Beneficiary and Fleet National Bank of Connecticut (in its capacity as collateral trustee herein referred to as "the "Beneficiary Collateral Trustee") and (c) each of the other Beneficiary Financing Documents. The proceeds of the Beneficiary Notes will repay indebtedness of the Beneficiary which was incurred to permit Beneficiary to contribute its equity investment in the Owner. In order to further secure repayment of the Owner Notes, the Owner will mortgage and assign to the Owner Collateral Trustee its interests in this Agreement and the Lease. To the extent additional funds are needed for Development Costs in excess of those shown on the Project Budget (or are not available under the terms hereof or under the terms of Section 3.4 of the Owner Trust Indenture as a result of the failure to satisfy the conditions for advances thereunder or because there are no funds remaining in the Construction Account referred to in the Owner Trust Indenture), Agent shall solely be responsible for the provision of all such additional funds. The purpose of this Agreement is to amend and restate in full the Construction Agency Agreement dated August 1, 1995, between Agent and the Owner and by execution and delivery hereof said Agreement is hereby so amended and restated.

                                   ARTICLE III
                                     AGENCY

         3.1 Appointment. Solely and for the limited purposes hereinafter set forth, the Owner hereby designates Agent as its agent, and Agent hereby accepts such appointment, to design and construct the Improvements, strictly in accordance with the terms and conditions of this Agreement, the Financing Documents and the other Transaction Documents, to advance funds for the same as provided herein, both prior to and after the Closing Date, and otherwise to perform or cause to be performed the work necessary or appropriate to complete the Improvements. Agent shall have no authority to act for or on behalf of the Owner except with respect to the construction and installation of the Improvements and except with respect to making disbursements from the Construction Account as provided for in Section 3.3 of the Owner Trust Indenture and herein. Agent shall cause any agreement, contract, purchase order or other writing entered into by Agent purporting to be binding upon the Owner to provide that (i) the Owner's liability thereunder is nonrecourse, except as to the Leased Property and (ii) Agent, individually, shall have primary liability thereunder. The authority and, except as specifically provided herein, the obligation of Agent hereunder shall terminate on the earliest to occur of (i) final completion of the Improvements (including all Punch List Items) in accordance with the terms and conditions of this Agreement and the Owner Financing Documents or (ii) the termination of Agent's authority pursuant to
Section 12.2 hereof following occurrence of an Event of Default. The termination of Agent's authority hereunder shall not discharge Agent or limit in any way Agent's liability hereunder with respect to obligations arising out of this Agreement and Agent's performance hereunder on or prior to the date of such termination of Agent's authority, including, without limitation, with respect to Agent's indemnification of the Indemnified Parties pursuant to Section 10.20.

         3.2 Performance of and Payment for Costs of the Improvements. On August 1, 1995, the Owner acquired the Land pursuant to the P&S and used the Owner's Acquisition Equity and the proceeds of a draw on the Construction Loan to pay the purchase price thereof. Agent shall undertake to continue to construct the Improvements in accordance with the provisions of this Agreement including, without limitation, the provisions of Article X and, subject to the provisions hereof shall pay all amounts required to construct the Improvements in accordance with the Plans and Specifications. Pursuant to
Article IV, Agent shall pay for Development Costs (other than for the portion of the purchase price of the Land paid for from the Owner's Acquisition Equity) using (a) the proceeds of the Owner Notes (including, without limitation, the portion of such proceeds which were used on the Closing Date to pay the outstanding balance of the Construction Loan due the Construction Lender), and
(b) Agent's own funds to the extent required to complete the Improvements in accordance with the Plans and Specifications and the other Transaction Documents. The Owner shall not be liable to Agent for failure or delay in any aspect of the performance of the work necessary to construct the Improvements in accordance with the Plans and Specifications. Each request by Agent to the Owner or to the Owner Collateral Trustee for a disbursement of funds from the Construction Account shall be deemed to be (i) a conclusive acknowledgement and admission by Agent, individually, that such aspect of the Work, and all prior aspects of the Work are fully and completely acceptable to Agent for all purposes; and (ii) a representation and warranty by Agent that the Work covered thereby and by all other prior requisitions has been done and completed in full accordance with the Approved Construction Documents and the applicable requirements of the Transaction Documents, provided, however, any such deemed acknowledgement, admission, representation and warranty shall be made for the sole and exclusive benefit of the Owner, the Owner Collateral Trustee, the holders of the Owner Notes and the LC Issuer and no other third party shall have any rights to rely upon such acknowledgement, admission, representation and warranty.

         3.3 Reports. No later than the 10th day of each January, April, July and October, commencing with January 10, 1996, during the period prior to the later of (i) the date upon which a Certificate of Occupancy is issued with respect to the Improvements, or (ii) the Final Completion Date, Agent shall provide a written report to the Owner, the Owner Collateral Trustee, the holders of the Owner Notes and LC Issuer setting forth in detail (a) all expenditures made or incurred on account of Development Costs for the Improvements during the calendar quarter most recently ended at such time, (b) the total Development Costs as of the last day of such calendar quarter, and (c) a construction status report. Additionally, Agent shall provide to the Owner, the Owner Collateral Trustee, the holders of the Owner Notes and LC Issuer such additional reports and information as the Owner, the Owner Collateral Trustee, the holders of the Owner Notes or LC Issuer may reasonably request from time to time relating to the transactions contemplated hereby. Agent shall also certify to the Owner, the Owner Collateral Trustee, the holders of the Owner Notes and LC Issuer the aggregate total of all Development Costs incurred through the Final Completion Date.

         3.4 Recovery on Contractor Warranties. Subject to the rights of the Owner Collateral Trustee, so long as no Event of Default has occurred and is continuing, Agent shall, at its cost and expense, in the name and on behalf of the Owner, negotiate, accept and prosecute any claim for damages, compensation or other recoveries due from any contractors or subcontractors based on a breach of contract or breach of warranty (whether express or implied) and shall apply any proceeds received on account of such collection efforts to the construction, repair or renovation of the Improvements. If an Event of Default has occurred and is continuing, the Owner is hereby expressly and irrevocably authorized, but not required, to exercise every right, option, power or authority inuring to Agent it has against any contractor or subcontractor. Unless either the Lessee's Parent is not then Investment Grade or an Event of Default has occurred and is continuing, Agent shall be entitled to receive directly all such amounts paid or payable with respect to such claims, subject to the rights of the Owner Collateral Trustee and less any costs and expenses incurred by the Owner or the Owner Collateral Trustee in connection with exercise of their powers to enforce Agent's rights against contractors and subcontractors, and Agent shall apply such amounts to the construction, repair and renovation of the Improvements. If the conditions set forth in the preceding sentence relating to Agent's receipt of amounts paid or payable from contractors or subcontractors have not been satisfied or waived by the Owner in writing, the Owner shall be entitled to receive such amounts and the Owner may apply such proceeds to the construction, repair of the Improvements or apply such amounts to pay Agent's obligations hereunder or under the Lease.

         3.5 Fee. Upon Full Completion of the Improvements and provided that (a) the Basic Lease Term Commencement Date has occurred, (b) no Default or Event of Default exists at such time and (c) the conditions for a final advance in
Section 7.3 have been satisfied, Agent shall be entitled to receive, as compensation for its services rendered hereunder, the balance of the funds held in the Construction Account after all Development Costs have been paid in full. Agent and the Owner agree that any such amount due to Agent shall be deposited by the Owner Collateral Trustee in the Note Payment Account to be credited against future Base Rental obligations of Agent (in its capacity as "Lessee" under the Lease).

                                   ARTICLE IV
                       OWNER'S ADVANCES AND REIMBURSEMENTS

         4.1 Owner's Obligations. Subject to the terms and conditions of this Agreement and the Owner Financing Documents, including satisfaction of the applicable conditions set forth in Article VII hereof, the Owner agrees to make available to Agent for payment of Development Costs incurred in connection with the Improvements the proceeds of the Owner Notes (including, without limitation, the portion of such proceeds which were used on the Closing Date to pay the outstanding balance of the Construction Loan due the Construction Lender) in a manner consistent with the terms of this Agreement. The Owner shall make such payments solely from funds held by the Owner Collateral Trustee in the Construction Account. To the extent the funds held in the Construction Account are insufficient or are delayed or otherwise not available to pay the Development Costs, Agent agrees to pay any and all additional Development Costs from its own funds as necessary to complete the Improvements in accordance with the Plans and Specifications in accordance with the Project Schedule (a copy which is attached hereto as Exhibit B provided, however, that if Agent pays additional Development Costs from its own funds, it shall be entitled to receive reimbursement from a disbursement made from the Construction Account if and to the extent the terms and conditions to the making of a disbursement for such purpose (as defined in Section 3.3 of the Owner Trust Indenture) have been met under the Owner Trust Indenture. Nothing contained in this Agreement shall in any way obligate the Owner to pay any debt or meet any financial obligation under this Agreement or otherwise with respect to the Development Costs, except from monies actually received by the Owner from the sources specified in Section 3.2.

         4.2 Advances of the Owner's Funds. Subject to the terms and conditions of the Owner Trust Indenture and of this Agreement and so long as no Default has occurred and is continuing and no Event of Default has occurred and is continuing, the Owner shall permit disbursement from the Construction Account to be made in accordance with the provisions of this Agreement on account of Development Costs (each such disbursement referred to herein as an "Advance" or as "Advances"). Advances shall be made upon Agent's written request in the form of Exhibit B to the Owner Trust Indenture (each a "Disbursement Request") for an Advance given from time to time (but not more often than once per month) to the Owner Collateral Trustee in accordance with the provisions of the Owner Trust Indenture, subject to the satisfaction of all conditions set forth in Article VII hereof. Each request for an Advance on account of Development Costs shall be in the form required under the Owner Trust Indenture. Agent shall submit all requests for any Advance and related materials directly to the Owner Collateral Trustee, with a simultaneous copy to the Owner, and Agent's requests for Advances hereunder shall serve as the written requests for advances contemplated by the Owner Trust Indenture. As long as no Default has occurred and is continuing and no Event of Default has occurred and is continuing, the Owner shall have no right or authority to submit any request for an Advance unless such Advance is necessary, in the Owner's sole judgment, to provide funds to preserve and protect the Leased Property or is required to provide funds in response to an emergency affecting the Leased Property.

         Any other provision hereof to the contrary notwithstanding, no amounts shall be disbursed pursuant to this Agreement or the Owner Trust Indenture for costs which Agent, in its capacity as Lessee, is obligated to pay directly under the Lease other than payments of Interim Rental which may be paid with funds disbursed from the Construction Account as permitted by Section 5.1(a)(i) of the Lease, Section 3.5 hereof, and Section 3.4(c) of the Owner Trust Indenture.

                                    ARTICLE V
                                 LEASE AGREEMENT

         The Owner has leased the Land to Agent pursuant to the Lease. The Lease is a net lease, and Agent shall be responsible in its individual capacity as Lessee under the Lease as and to the extent set forth therein, for all expenses associated with the use and occupancy of the Leased Property.

                                   ARTICLE VI
                                     CLOSING

Subject to compliance with the provisions of this Agreement, the Closing of the Transactions contemplated by the Financing Documents shall take place on the Closing Date at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103. On the Closing Date, Agent shall pay BFC and BFS all of their respective fees and expenses which Agent has agreed to pay at such Closing. The Closing contemplated above is expressly conditioned upon the concurrent or prior closing of all of the Transactions which by the terms of the Transaction Documents are to close concurrently with or prior to the Closing.

                                   ARTICLE VII
                        CONDITIONS OF OWNER'S OBLIGATIONS

         7.1 Initial Advance. Agent shall not be entitled to receive Advances from the Construction Account unless all of the following conditions have been met.

                 (a) Purchase of Notes. All conditions precedent to the purchase of the Owner Notes and the Beneficiary Notes have been satisfied pursuant to the Owner Note Purchase Agreement and the Beneficiary Note Purchase Agreement, respectively.

                 (b) Representations and Warranties. The representations and warranties contained in Section 8 hereof shall be true, accurate and complete on the Closing Date.

                 (c) No Defaults. No Default of Agent shall have occurred and be continuing and no Event of Default shall have occurred.

                 (d) No Adverse Change. No material adverse change in Agent's financial condition shall have occurred since April 30, 1995, or since the last Advance, that could in the Owner's sole judgment, impair the ability of Agent to fulfill its payment and performance obligations under this Agreement, the Lease, the Financing Documents and any other Transaction Documents to which Agent is a party.

                 (e) Title Insurance. Prior to the requested disbursement date for the initial Advance from the Construction Account, the Owner and the Owner Collateral Trustee shall have received a specimen ALTA mortgage title insurance policy from the Title Company in the aggregate principal amount of the Owner Notes with a pending disbursement endorsement, zoning endorsement and such other endorsements as the Owner and the Owner Collateral Trustee reasonably request; provided that a final policy shall be issued within five (5) days following the Closing Date. Appropriate provisions satisfactory to the Owner and the Owner Collateral Trustee for reinsurance with direct access agreements shall also be obtained with title insurance companies satisfactory to the Owner and the Owner Collateral Trustee. Agent also shall have delivered to the Title Company such papers, instructions, affidavits and other documents as may be reasonably necessary in connection with the issuance of such title insurance and any endorsements thereto from time to time.

                 (f) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of this Agreement, the Lease, the Financing Documents, the LC Documents and all the other documents and agreements contemplated hereby and thereby shall have been paid. The Owner and the Owner Collateral Trustee shall have received from Agent evidence (shown on the survey and the title insurance commitment) that the Land is either separately assessed or separately assessable for real estate tax purposes and legally subdivided under local law. If the Land is not separately assessed, Agent agrees to pay real estate taxes and assessments when due with respect to the entire tax parcel.

                 (g) Survey. The Owner and the Owner Collateral Trustee shall have received a copy of a survey of the Land, satisfactory in form and substance to the Owner and the Owner Collateral Trustee and certified to the Owner and the Owner Collateral Trustee no earlier than six (6) months prior to the Closing Date, by an independent survey licensed in the State of New Jersey.

                 (h) Opinions of Counsel. The Owner and the Owner Collateral Trustee shall have received from Bingham, Dana & Gould, special counsel to the Owner, from local counsel selected by the Owner, from Crummy, Del Deo, Dolan, Griffinger & Vechione, counsel to Agent, or in each case, other counsel reasonably satisfactory to the Owner, opinions substantially in the form approved by the Owner and the Owner Collateral Trustee prior to the Closing Date. Each such opinion shall be dated the Closing Date and addressed to the Owner, Beneficiary, the Financing Parties (and their respective special counsel) and LC Issuer.

                 (i) Legal Restrictions. The Owner shall not be prohibited or restricted by law from engaging in the transactions contemplated hereby or in the Transaction Documents on the Closing Date. The transactions contemplated hereby or under the Lease on the terms and conditions herein or therein shall not violate any applicable law or governmental regulation and shall not subject the Owner, the Beneficiary, Kramer, LC Issuer or any one or more of the Financing Parties to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

                 (j) Environmental Report. No later than ten (10) days prior to the Closing Date, the Owner and the Financing Parties shall have received a copy of the environmental assessment of the Land, addressed to the Owner, the Financing Parties, the Beneficiary and LC Issuer or accompanied by a letter permitting such parties to rely thereon performed by an engineer satisfactory to the Owner. The scope of such environmental assessment shall be satisfactory to the Owner and the Financing Parties and shall meet all the terms and conditions required under the Owner Financing Documents and Section 20(e) of the Lease. If such environmental assessment reveals the need for additional review or remediation, Agent shall provide such additional environmental assessments as are required by the Owner and any remediation recommended therein to be performed shall have been performed.

                 (k) Evidence of Insurance. The Owner shall have received a certificate relating to the insurance required herein and under the Lease, together with all original or certified copies of policies of insurance evidencing such compliance or if such original or certified copies of policies of insurance are not issued as of the Closing Date, then such original or certified copies of policies of insurance shall be delivered to the Owner promptly after receipt thereof by Lessee.

                 (l) Proceedings and Documents. All opinions, certificates and other instruments required hereunder, the Lease, the Financing Documents or any related document or agreement, and all proceedings in connection with the transactions contemplated hereby or thereby with respect to the Closing Date shall be satisfactory in form and substance to the Owner. The Owner shall have received copies of all instruments and other evidence as the Owner may reasonably request, in form and substance satisfactory to the Owner, with respect to such transactions and the taking of all corporate proceedings in connection therewith.

                 (m) Approved Construction Contracts. The construction of the Improvements shall be undertaken in accordance with the following documents:

                          (i) Guaranteed Maximum Price Construction Contract
                 with Turner Construction Company as general contractor, dated July 31, 1995;

                          (ii) Agreement for Architectural and Engineering
                 Services with Perkins & Will Architects, P.C., dated December 15, 1993 ("Architect's Contract");

                          (iii) Agreements relating to other design and
                 engineering services which are more particularly listed in Exhibit C hereto;

                          (iv) The plans, specifications and working drawings
                 prepared by the Architect which are more particularly listed in Exhibit C hereto; and

                          (v) The other contracts and documents described in
                 Exhibit C hereto.

         The foregoing documents, as they may be hereafter amended or supplemented in accordance with the Transaction Documents from time to time, are referred to herein as the "Approved Construction Documents". The Approved Construction Contracts, and Agent's interest in such Construction Contracts shall be in full force and effect and each party thereto shall be in full compliance with its respective obligations thereunder.

                 (n) Disbursement Request. Agent shall have delivered to the Owner and the Owner Collateral Trustee a Disbursement Request not less than one (1) Business Day prior to the requested disbursement date. In connection with each Disbursement Request submitted hereunder or under
         Section 7.2, Agent shall represent to the Owner and the Owner Collateral Trustee that it has received from the General Contractor and each other contractor, supplier, materialman or other Person that has supplied labor, materials or services for procurement, design or construction of the Improvements or that otherwise might be entitled to claim a contractual or statutory lien against the Leased Property or any part thereof, partial waivers of liens for any work completed for which such Person has received payment.

                 (o) Project Budget and Construction Schedule. The Owner and the Owner Collateral Trustee shall have received a copy of the Project Budget and Construction Schedule.

                 (p) Architect Approval. The Architect shall have executed the Architect Certificate Accompanying Advance Request, the form of which is attached as Exhibit D hereto (the "Architect's Certificate"), certifying as to the status of the Project.

         7.2 Subsequent Advances. Agent's right to receive subsequent Advances from the Construction Account shall also be subject to the satisfaction of the following conditions:

                 (a) Transaction Documents and Construction Documents. All Transaction Documents and Construction Contracts shall be in full force and effect and no Default or Event of Default shall exist with respect thereto and the Disbursement Request will certain such matters. All conditions required to have been satisfied under section 7.1 of this Agreement prior to the first Advance hereunder shall, whether or not fulfillment of such conditions shall have previously been waived, be satisfied on and as of the date of such subsequent Advance; and the Owner and the Owner Collateral Trustee shall have received such certificates, legal opinions and other evidence of such continued satisfaction as such Persons may reasonably deem necessary or appropriate.

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

                 (b) Disbursement Request. At least ten (10) Business Days prior to the requested date of disbursement, the Owner and the Owner Collateral Trustee shall have received a Disbursement Request executed by Agent, accompanied by an Architect's Certificate with respect to such Advance or Advances and all representations and certifications contained therein shall be true and correct and, as of the date two (2) Business Days prior to the date of disbursement requested therein the Owner Collateral Trustee shall not have received any objection from the Owner with respect thereto.

                 (c) Lien Waivers. Agent shall have received contractor's and subcontractor's sworn statements and waivers of liens, subject to Agent's right to contest mechanics' lien claims as provided in Section 8(b) of the Lease, all in compliance with the mechanics' lien laws of the State of New Jersey and the Disbursement Request will certify to such matters.

                 (d) Material Adverse Change. There shall have been no material adverse change in the financial condition of Agent or Agent's Parent.

         7.3 Final Advance. Prior to or simultaneously with the final Advance, in addition to the conditions set forth in Section 7.1 and Section 7.2 hereof, the Agent shall have complied with all of the requirements of Section 10.25.

                                  ARTICLE VIII
           REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF AGENT

         Agent warrants and represents to the Owner for the express purpose of inducing the Owner to enter this Agreement that as of the Closing Date and upon the date of each Advance and thereafter until the Final Completion Date, except as to those representations and warranties which by their nature are not recurring, as follows:

         8.1 Organization and Power. Agent (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and in good standing in the State of New Jersey and in all other jurisdictions in which failure to be so qualified would have a material adverse effect on Agent's ability to perform its customary business operations and Agent agrees to maintain its corporate existence and all such qualifications; and (b) executed the Owner Financing Documents, this Agreement, the Lease and all other Transaction Documents to be entered into by Agent pursuant to adequate corporate power, authority and legal right to carry on its business as now conducted and to execute, deliver and perform this Agreement, the Lease, the Owner Financing Documents and all other Transaction Documents to which it is a party.

         8.2 Full Disclosure. No written statement delivered to the Owner by Agent in connection with the negotiation of the transactions contemplated hereby or contained in this Agreement, the Owner Financing Documents and all other Transaction Documents to which it is a party contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading in any material respect.

         8.3 Litigation. There is no action, suit or proceeding pending, or to the best of Agent's knowledge threatened, against or affecting Agent at law or in equity before any court, or

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

by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality or arbitrator which if adversely determined (i) individually or in the aggregate could materially and adversely affect the performance by Agent of its obligations under this Agreement, the Lease and all other agreements and documents contemplated thereunder to which it is a party or the business and operations of Agent, taken as a whole or (ii) could affect in any materially adverse respect the consummation or validity of the this Agreement, the Owner Financing Documents and all other Transaction Documents to which it is a party, or the transactions contemplated thereby.

         8.4 Financial Information. All of the consolidated financial statements of Lessee's Parent delivered to the Owner, (a) fairly present in all material respects the financial condition of Lessee's Parent on a consolidated basis on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (b) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby except as otherwise noted thereon. There has been no material adverse change in the condition of Agent, financial or otherwise, since April 30, 1995.

         8.5 No Defaults. No Default has occurred and is continuing and no Event of Default has occurred under this Agreement, the Owner Financing Documents and all other agreements and documents contemplated thereunder to which it is a party. Agent is not in default in the payment of the principal or interest on any indebtedness for borrowed money or for its deferred purchase of property, in either event in an amount in excess of $2 million, or in default beyond any applicable notice and grace period under any instrument or agreement under and subject to which any such indebtedness has been issued or under any lease, in any case involving the likelihood of any actions or proceedings against it which will materially and adversely affect Agent's ability to perform under this Agreement, the Lease and all other Transaction Documents to which it is a party.

         8.6 No Violation. Neither the execution, delivery or performance by Agent of this Agreement, the Lease and all other Transaction Documents to which it is a party to be delivered by Agent nor compliance by Agent herewith or therewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any applicable law in effect as of the date of delivery of this Agreement or (ii) any applicable order, writ, injunction or decree of any court or other governmental authority, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument other than those created pursuant to this Agreement, the Lease and the other Transaction Documents to which it is a party. Neither the execution, delivery or performance by Agent of this Agreement, the Financing Documents and all other Transaction Documents to which it is a party nor compliance by Agent herewith or therewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the certificate of incorporation or bylaws of Agent or (ii) any agreement or instrument to which Agent is a party or by which it is bound.

         8.7 Agreements Are Legal and Authorized. This Agreement, the Lease, the Financing Documents and all other Transaction Documents to which it is a party have been duly authorized by Agent by all necessary corporate action (including any necessary action by its shareholders) and duly executed and delivered by it, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are legal, valid and binding obligations of Agent enforceable against it in accordance with their respective terms.

         8.8 Insurance. All insurance required by the Lease and the Owner Collateral Indenture is in effect and all premiums now due and payable in respect of such insurance have been paid for a period of no less than 12 months from the Closing Date.

         8.9 Consents. No consent, license, approval, certificate, permit or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency (including courts) under the laws of the United States of America, the State of New York or the State of New Jersey is required in connection with (i) the execution and delivery or performance by Agent of this Agreement, the Financing Documents and all other Transaction Documents to which it is a party, (ii) the performance of the Work in accordance with this Agreement, and (iii) the construction, use and occupancy of the Improvements which has not been obtained with all rights of appeal having elapsed except for such as, by their nature, cannot be obtained until a future date and which will be obtained in the ordinary course on a timely basis.

         8.10 Compliance; Taxes. Agent will use and occupy the Leased Property for the purposes contemplated by the Lease. There has been no change since January 12, 1995 to the soils condition or any other condition of the Land which would materially and adversely affect the intended construction and operation of the Improvements in accordance with the Plans and Specifications, nor are any condemnation or eminent domain proceedings pending, or to Agent's knowledge, threatened with respect thereto. Agent is not in default in the payment of any taxes levied or assessed against the Land or otherwise related to the transactions contemplated hereunder or under the Financing Documents and all other Transaction Documents. Agent has filed and will file all federal, state and local tax returns when and as the same were due, and has paid and will pay the taxes shown as payable thereon, subject to such taxes that Agent may, in good faith, be protesting.

         8.11 Use of Owner Advances. Agent shall use all Advances provided to it pursuant to this Agreement solely for the Development Costs, as agent of the Owner, in accordance with the terms and conditions of this Agreement or to reimburse Agent for any Development Costs previously paid for by Agent from its own funds, provided that such reimbursement is approved by the Owner.

         8.12 Use. The Permitted Liens do not interfere with Agent's intended use of the Land.

         8.13 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability under Title IV of ERISA has been or is expected by Agent or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by Agent or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Agent. Neither Agent nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Agent. Agent is not entering into this Agreement, the Lease and all other Transaction Documents to which it is a party or transactions contemplated hereby or thereby, directly or indirectly, in connection with any arrangement in any way involving any asset of any employee benefit plan or related trust with respect to which it is a party-in-interest, all within the meaning of ERISA and the Code.

         8.14 Location of Office and Equipment. Agent's corporate headquarters is located at 727 Fifth Avenue, New York, New York 10022 and Agent's office and principal place of business in the State of New Jersey is located at 5 Sylvan Way, Parsippany, New Jersey, 07054. Any portion of the Improvements constituting fixtures, furniture, equipment or personal property will be kept in the State of New Jersey. Agent will notify the Owner promptly of any change in any of the information set forth in this Section 8.14.

         8.15 Brokers. Other than Cushman & Wakefield of New Jersey, Inc., Agent has not retained any broker, finder or financial advisor in connection with the transactions contemplated hereunder or under the Lease or the Owner Financing Documents. The only commission payable to Cushman & Wakefield of New Jersey, Inc. is set forth on the Project Budget and has been paid.

         8.16 No Archaeological Encumbrances. The Land does not include any cemetery, Indian burial ground or village, or any other matter of archaeological significance that would require the notification or consent of any state, local or federal agency or any third party (including, without limitation, any agency of the State of New Jersey) in connection with any excavation or construction thereon.

         8.17 Representations of Agent, as Lessee. All of the representations and warranties of Agent, as Lessee under the Lease, are true and correct.

                                   ARTICLE IX
                                    FINANCING

         9.1 Financing. The Owner will enter into the Owner Financing Documents in order to obtain financing for the construction of the Improvements. Agent acknowledges that the Owner will assign its rights hereunder to the Owner Collateral Trustee pursuant to the Owner Financing Documents and agrees that it shall perform hereunder for the benefit of the Owner Collateral Trustee in accordance with the Owner Financing Documents. Agent shall also, in connection with the Closing and in connection with the performance of the Work and Advances to, or for the benefit of, the Owner pursuant to the Owner Financing Documents, deliver such documents, certificates and opinions as the Owner Collateral Trustee shall request.

                                    ARTICLE X
                             PERFORMANCE OF THE WORK

         As agent of the Owner, using Advances from the Construction Account and other funds as set forth in Section 3.2 hereof, Agent shall construct and install the Improvements on the Land in accordance with the following:

         10.1 Scope of Work. Agent shall construct and install the Improvements and otherwise perform the Work substantially in accordance with the Approved Construction Documents, as the same may be modified from time to time upon written approval of the Owner and the Owner Collateral Trustee. With respect to such construction, Agent shall furnish the materials and perform the work described in the Plans and Specifications.

         10.2 Agency Status. As described in Section 3.2 hereof, Agent shall use Advances available from the Construction Account and, subject to the terms and conditions of this Agreement, its own funds, to perform or cause to be performed the Work as agent for the Owner. Prior to or concurrently with the incurrence of any obligation to any contractor or vendor, Agent shall give written notice to each such contractor and vendor that all payments made by Agent to each such contractor and vendor with respect to the Work are or will be made on behalf of the Owner.

         10.3 Performance of Work. Agent shall be solely responsible for all means, methods and techniques in the performance of the Work and shall perform the Work or cause the Work to be performed in accordance with the provisions of this Article X. Agent shall promptly remedy damage or loss to any property referred to herein howsoever caused and shall use its commercially reasonable best efforts to cause any contractor, any subcontractor, any vendor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them is liable, to remedy any damage or loss to any property referred to herein caused by any of them. Agent shall be exclusively responsible for the performance of all of the Owner's construction obligations under the Approved Construction Documents.

         10.4 Permits. Agent shall obtain and pay for any and all permits and bonds required to be obtained before commencement of the Work (except for the Listed Permits, which must be obtained and paid for before the absence of any such Listed Permits would materially delay the commencement, continuance or completion of the development or construction of the Improvements) and for all other permits, governmental fees, sales taxes and use taxes, licenses and inspections necessary for the proper execution and completion of the Work as and when the same are required to be obtained.

         10.5 Indemnification for Acts of Workers. Pursuant to Section 10.20 hereof, Agent shall be responsible to the Indemnified Parties for, defend, and shall hold the Indemnified Parties harmless from and against, the acts and omissions of its employees, contractors and subcontractors, their respective agents and employees and any other persons performing any of the Work.

         10.6 Compliance with Laws. Agent shall perform the work or cause the work to be performed in accordance in all material respects with all Legal Requirements which have been enacted as of the date of this Agreement and which are or will become applicable to the Work including, without limitation, all building laws, health codes, safety rules, handicapped access, zoning and subdivision laws and regulations, and applicable state and federal Environmental Legal Requirements and shall give all notices applicable thereto, and when completed, all buildings, structures, site improvements and the like that are part of the Leased Property shall be wholly within applicable building restriction lines and will not violate applicable use or other restrictions, whether established in prior conveyances, zoning laws, governmental regulations or otherwise.

         10.7 Waste Removal. During and upon the completion of the Work, Agent shall remove or cause to be removed all of its waste materials and rubbish from and about the Land. All such removal shall at all times be conducted and carried out in full compliance with applicable Environmental Legal Requirements.

         10.8    [Intentionally Omitted].

         10.9 Labor. Agent and its contractors may employ open shop or union labor for performance of the Work. If Agent or any contractor uses union labor, Agent shall comply, or cause such contractor to comply with all union contract requirements, including, without limitation, shop stewards, if required.

         10.10 Books and Records. Agent shall at all times during the performance of the Work keep and maintain accurate books, records and accounts showing all materials ordered and received and all disbursements and accounts payable in connection with performance of the Work.

         10.11   Hazardous Materials.

                 (a) If, in the course of the Work, Agent discovers Hazardous Materials or underground storage tanks that are not included in the Work pursuant to the Final Plans and Specifications, and which are not maintained in accordance with all applicable Environmental Legal Requirements, Agent shall stop and cause the General Contractor to stop the Work and shall notify the Owner and the Owner Collateral Trustee promptly. Agent shall not remove such Hazardous Materials without the Owner's written approval. All Hazardous Materials that may be discovered shall be maintained, removed, transported and disposed of by qualified contractors in accordance with all applicable state and federal Environmental Legal Requirements and in accordance with the applicable provisions of the Lease.

         (b) Agent shall not permit any violation of any Environmental Legal Requirements to exist with respect to the Leased Property. Agent shall not use all or any portion of the Leased Property for the storage, treatment, use or disposal of any substance for which a license or permit is required by state, federal or local Environmental Legal Requirements and for which no such license or permit has been obtained. Without limitation express or implied, unless caused by the gross negligence or willful misconduct of the Owner or of any employee or agent of the Owner (other than Agent), Agent shall pay all sums and take all such actions as may be required to avoid or discharge the imposition of any lien on the Leased Property under any Environmental Legal Requirement, and Agent shall indemnify and save harmless the Owner from any and all loss, claims, liabilities and expenses (including attorney's and expert fees) incurred or suffered by the Owner by virtue of the provisions of any Environmental Legal Requirement now or hereinafter in effect or by virtue of the failure of Agent to comply with any Environmental Legal Requirement in connection with the presence of any Hazardous Materials on the Leased Property in violation of such Environmental Legal Requirements.

         10.12 Underground Utilities. The existence of underground utilities shall be so identified in the field by Agent or its contractor before starting work or as they are discovered during the performance of the Work. Pursuant to
Section 10.20, Agent shall hold the Indemnified Parties harmless from and against damage to any utilities and damage resulting therefrom.

         10.13 Verification of Boundaries. All dimensions of the Improvements and boundary lines shown in the survey of the Land and set forth in the deed to the Owner are to be field checked and verified and any material error or inconsistencies are to be communicated to the Owner before commencing the Work. Agent shall be responsible for and shall hold the Owner harmless from and against any costs or damages arising from its failure to do so.

         10.14 Inspection Rights. Agent shall allow the Owner, the Owner Collateral Trustee and LC Issuer and their various representatives to enter the Leased Property upon prior written notice and during normal business hours, which notice shall not be required in the event of an emergency, for the purpose of inspecting the progress of the Work and examining all books, accounts, plans, drawings and records with respect thereto.

         10.15 Completion Date. (a) Agent shall cause the Improvements and all portions of the Work associated therewith to be Substantially Complete by January 31, 1997, provided, however, if an act or event of Force Majeure occurs which prevents Lessee from completing the Improvements by January 31, 1997, Lessee shall be entitled to an extension beyond January 31, 1997 in which to complete the Improvements, such extension not to extend beyond the earlier to occur of July 31, 1997 or the number of days which the act or event of Force Majeure delayed completion of the Improvements (" Substantial Completion Date").

      (b) All Punch List Items shall be completed and a final certificate of occupancy (if required by applicable law) obtained with respect to the Improvements (the completion of such Punch List Items and the issuance of a final certificate of occupancy, if required, is referred to as "Final Completion"), within 45 days after the Substantial Completion Date ("Final Completion Date"), provided, however, that if such Punch List Items cannot reasonably be completed within said 45-day period, the Owner, in its discretion, may grant an extension of such period to permit the completion of such Punch List Items. No change in the work shall be deemed to extend the Substantial Completion Date or the Final Completion Date, nor shall the implementation of any change order constitute evidence of any party's consent to such extension, unless the Owner and Agent have expressly agreed that the Substantial Completion Date or Final Completion Date is so extended.

      10.16 Change Orders. Agent may not order changes in the Work which are Significant without the prior approval of the Owner and the Owner Collateral Trustee. The Owner, the Owner Collateral Trustee and Agent shall be provided with a written description of all changes to the Work not less frequently than monthly. The term "Significant" shall mean: any such change or changes which individually increases the contract sum by more than Two Hundred Thousand Dollars ($200,000) in any instance or One Million Dollars ($1,000,000) in the aggregate.

      10.17 Owner's Representative. The Owner's consents, approvals or instructions may be given only by an authorized representative ("Authorized Representative") of the Owner designated in writing to Agent by the Owner pursuant to the terms hereof. So long as the Owner Notes are outstanding, the Authorized Representative shall be the Owner Collateral Trustee.

      10.18      [Intentionally Omitted].

      10.19 Independent Contractor Status. Agent recognizes that despite its designation as the Owner's agent hereunder, it is engaged as an independent contractor hereunder and acknowledges that the Owner shall not have any responsibility to provide any benefits normally associated with employee status. Agent, in accordance with its status as an independent contractor, covenants and agrees that it will conduct itself in a manner consistent with such status, that it will neither hold itself out as, nor claim to be an officer, director, partner, beneficial owner or employee of the Owner by reason hereof, and that it shall not by reason hereof make any claim, demand or application to or for any right or privilege applicable to an officer, director, partner, beneficial owner or employee of the Owner.

      10.20 Indemnification. As between the Owner and Agent and between any other Indemnified Party and Agent, Agent, individually, hereby assumes all liability for its services, the acquisition and ownership of the Land by the Owner, the design, construction and operation of the Leased Property and any other Work to be performed hereunder including payment of all fees for permits, studies and variances, whether performed by Agent, by any vendor or any other entity performing the Work directly or indirectly for or under Agent or any vendor and shall defend (with counsel reasonably approved by the Owner) and hold harmless the Indemnified Parties from any and all out-of-pocket losses, damages, costs, expenses, liabilities, fines, penalties, suits and causes of action but, including, without limitation, all reasonable attorneys' fees, court costs and any other costs of litigation (the foregoing are referred to as "Losses") related to (i) this Agreement and any other Transaction Documents, (ii) any of the Transactions, (iii) patent or latent defects in the Leased Property or any portion thereof, (iv) the Approved Construction Documents and any other agreements with contractors, subcontractors, architects or other providers of materials or services, (v) any activity undertaken on the Leased Property by any Person (vi) any of Agent's other actions or omissions, whether for itself or as agent on behalf of the Owner hereunder, or (vii) ownership of the Leased Property by the Owner, except that, with respect to any Indemnified Party, the foregoing indemnities shall not apply to the following:

      (i) losses, damages, injuries, costs or expenses solely and directly caused by the gross negligence or willful misconduct of such Indemnified Party;

      (ii) the inaccuracy in any material respect of any representation and warranty made by such Indemnified Party in any of the Transaction Documents;

      (iii) the creation or existence of an Owner Lien attributable to such Indemnified Party;

      (iv) if such Indemnified Party is the Owner, a Financing Party or the Beneficiary, the voluntary disposition of the Leased Property or the Lease, other than in connection with (A) a disposition permitted after the occurrence of an Event of Default, (B) an Owner Conveyance, (C) the voluntary assignment by the Beneficiary of its ownership interest under the Owner Trust Indenture, or (D) a subsequent transfer by the Owner Collateral Trustee or any nominee, designee or affiliate thereof if such entity purchases or acquires the Leased Property by foreclosure, deed in lieu of foreclosure or otherwise; and

      (v)        acts or events that occur after the Indemnification Period.

Under no circumstances shall the Owner or any Indemnified Party be liable for any actions taken or not taken by the Owner with Agent's written consent. Any negligence on the part of Agent, its directors, officers, agents or employees shall not be attributed to any Indemnified Party. In any and all claims against any Indemnified Party by any employee of Agent, any contractor, any subcontractor, any vendor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Agent or any subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts. The indemnification obligation under this Section shall be in addition to and not in abrogation of that contained in
Section 10.11(b) hereof covering certain environmental matters or the indemnification obligations set forth in the Lease.

      Agent shall promptly remedy damage or loss to the Leased Property caused in whole or in part by Agent, any contractor, subcontractor or any Person directly or indirectly employed by any of them, or by any Person for whose acts any of them is liable and/or which Agent is responsible hereunder.

      10.21 Removal of Liens. If any notices of contract, statements of claim with respect to unpaid costs for the performance of the Work or mechanics' or materialmen's liens (collectively, "Mechanics' Liens") are filed against the Leased Property, or any portion thereof, by any vendor or agent of Agent or any employee, contractor or subcontractor with respect to the Work, Agent agrees to cause such Mechanic's Lien to be removed or bonded against at its sole cost and expense as and to the extent provided in the Owner Financing Documents and Agent's failure to do so shall constitute an Event of Default under this Agreement.

      10.22 Correction of Work. Agent warrants to the Owner that all materials shall be new and of good quality and all Work shall be of good and workmanlike quality, free from faults and defects and in conformance with the requirements of the Plans and Specifications and as set forth in this Agreement. Agent shall, at its sole cost and expense, promptly correct all of the Work not in conformance with the Plans and Specifications and this Agreement and requested by the Owner whether observed before or after the Basic Term Commencement Date, provided the Owner serves written notice of the existence of such nonconformance within three hundred sixty-five (365) days year after the Basic Term Commencement Date. This obligation shall survive termination of this Agreement for the three hundred sixty-five (365) day period described above. Agent shall remove, in a manner which at all times complies with all applicable Environmental Legal Requirements, from the Leased Property all portions of the Work which are defective or nonconforming and which have not been corrected under this Section unless removal is waived by the Owner in writing. Nothing contained in this Section shall be construed to establish a period of limitation with respect to any other obligation of Agent under this Agreement.

      10.23 Notice of Delay. Agent shall give the Owner Collateral Trustee prompt written notice of interruption of the performance of the Work due to Force Majeure or otherwise that may interfere with its ability to complete the Improvements in accordance with the Project Schedule.

      10.24 Insurance; Condemnation and Casualty. Agent shall obtain or cause its contractors to obtain policies of liability insurance, builders' risk insurance and all-risk insurance with respect to the Work and workers' compensation insurance (the foregoing collectively, the "Insurance") to be issued in respect of the Work in amounts required by the Owner Financing Documents and the Lease or as prescribed by the Owner from time to time. Agent shall cause to be maintained throughout the prosecution of the Work, through its contractors or otherwise, insurance affording substantially the same benefits to the Owner and the Owner Collateral Trustee as those required under the Owner Financing Documents.

      If at any time the Leased Property, or any portion thereof, is subject to a Casualty or Taking, the provisions of Section 3.2 and Section 9 of the Owner Trust Indenture and, to the extent not inconsistent with such Sections, Section 16 of the Lease shall apply.

      10.25 Conditions of Completion. On or before the Substantial Completion Date, as a condition precedent to consideration of the Improvements as being Substantially Complete and as a condition to the commencement of the Basic Term Commencement Date, Agent shall deliver or cause to be delivered to the Owner Collateral Trustee and the Owner all of the following items and on or before the Final Completion Date, as a condition precedent to consideration of the Improvements being Substantially Complete and as a condition of satisfaction of Agent's obligations under Section 10.15(b) of this Agreement, Agent shall deliver or cause to be delivered to the Owner Collateral Trustee all of the following items, all of which must be satisfactory in form and substance to the Owner in its sole discretion:

      (a) Final lien waivers with respect to the Leased Property from any contractor or subcontractor performing construction or installation services establishing that all work and labor performed and materials furnished through the Substantial Completion Date or the Final Completion Date, as the case may be, have been paid for in full, or a bond or other assurance of payment with respect thereto.

      (b) An endorsement to the Owner Collateral Trustee's and the Owner's title insurance policies delivered pursuant to the Financing Documents and the Lease confirming the respective amounts of coverage thereunder and that such amount is insured with no exceptions other than those reflected on such title policy as originally delivered to the Owner Collateral Trustee and the Owner or other immaterial exceptions acceptable to the Owner Collateral Trustee and the Owner in its reasonable discretion.

      (c) An as-built survey plan of the Leased Property, certified to the Owner and the Owner Collateral Trustee, no earlier than 30 days prior to the Final Completion Date by an independent surveyor licensed in New Jersey, and, if available, "as-built" plans and specifications for the Improvements and other Improvements upon the Land.

      (d) The final Plans and Specifications, certified by the Architect.

      (e) All approvals in connection with the Work required of municipal or other governmental authorities having jurisdiction over the Leased Property.

      (f) A certificate of all Development Costs and Project Costs as of the Completion Date or the Final Completion Date, as the case may be, certified by the treasurer or chief financial officer of Agent, and confirmed and approved by the Architect.

      (g) A certificate of the officer of Agent who has been given the primary responsibility for the management of the construction and financing of the Improvements that the Improvements have been constructed substantially in accordance with the Final Plans and Specifications with only those Change Orders consented to in writing by the Owner Collateral Trustee and the Owner, to the extent required.

      (h) An updated post-construction environmental assessment of the Leased Property confirming that the Leased Property, after the construction of the Improvements, is in compliance with all Environmental Legal Requirements. Such report shall be prepared by the independent environmental engineer who prepared the report delivered at the Closing Date and shall be prepared at Agent's sole expense. If such environmental assessment, as updated, recommends or reveals the need for additional review or remediation of the Leased Property, Agent, at its sole expense, will provide such additional environmental assessments or remediation as are required by either or both of the Owner or the Owner Collateral Trustee. The results of the environmental assessment shall be satisfactory to the Owner and the Owner Collateral Trustee.

      10.26 Appraisal. The Owner may obtain an appraisal of the Leased Property which includes the related Improvements as built, which appraisal in the Owner's sole discretion may be a "bring-down" of the appraisal delivered to the Owner Collateral Trustee prior to the Closing Date performed by the original appraiser or a new full scope appraisal conducted by a separate independent appraiser. The Owner may require such appraisal as a condition precedent to considering the Improvements Substantially Complete. Such appraisal shall permit the Owner and the Owner Collateral Trustee to rely thereon and shall be reasonably acceptable in form and substance to the Owner Collateral Trustee. Such appraisal shall indicate an estimated fair market value and useful life of the Leased Property
(i) on the Basic Term Commencement Date, and (ii) annually at the end of each of the years 3 through 12 of the Term of the Lease, as extended by any Extension Lease Terms, in each case which value and useful life are reasonably acceptable to the Owner Collateral Trustee. The cost of the "bring-down" appraisal or new appraisal shall be borne by Agent and shall be paid by Agent on demand from the Owner Collateral Trustee.

                                   ARTICLE XI
                               FAILURE TO COMPLETE

      If the Improvements are not Substantially Complete on or before the Substantial Completion Date or Fully Completed on or before the Final Completion Date for any reason whatsoever, then the same shall constitute an Event of Default hereunder.

                                   ARTICLE XII
                              DEFAULTS AND REMEDIES

      12.1 Events of Default. Each of the following shall constitute an Event of Default by Agent under this Agreement:

      (a) If Agent defaults in making payment of any amounts payable hereunder when the same shall become due and payable; or

      (b) If, as of the time when the same shall have been made, any representation or warranty of Agent set forth herein or in any consent, notice, certificate, demand, request or other instrument delivered by or on behalf of Agent in connection with or pursuant to this Agreement or the transactions contemplated hereby shall prove to have been incorrect or misleading in any material respect when made; or

      (c) If the Improvements are not Substantially Complete on or prior to the Substantial Completion Date or Finally Completed on or prior to the Final Completion Date; or

      (d) If Agent shall fail to cause any individual Mechanic's Lien to be removed or bonded in accordance with Section 10.21 within 60 days after the filing thereof unless the same is being contested by Agent pursuant to the Lease, or Agent shall fail to maintain the insurance required by
      Section 10.24; or

      (e) If Agent defaults in the performance in any other covenant, agreement, or obligation on the part of Agent to be performed under this Agreement and such default continues for a period of thirty (30) days after notice thereof from the Owner; or

      (f) An Event of Default, as defined in the Lease, shall have occurred and be continuing beyond the applicable grace periods set forth therein, if any; or

      (g) An Event of Default, as defined in any of the Financing Documents or any other Transaction Document shall have occurred and be continuing beyond the applicable grace periods set forth therein, if any; or

      (h) Agent shall cease construction of the Improvements for a period of forty-five (45) consecutive days (except as may be caused by Force Majeure) or as may otherwise be permitted in the Owner Financing Documents.

      12.2 Remedies. After the occurrence of any Event of Default hereunder, subject to the Owner's assignment of this Agreement to the Owner Collateral Trustee, the Owner shall have all rights and remedies available at law and in equity and without limiting the generality of the foregoing, may elect to exercise any or all of the following remedies which shall be cumulative and not exclusive:

      (a) Terminate Agent's authority and all of Agent's rights and privileges under this Agreement;

      (b) Exercise all rights and remedies under any or all of this Agreement, the Lease, the Financing Documents and all other agreements and documents contemplated thereunder to which Agent is a party;

      (c) Demand immediate payment of all sums due hereunder together with interest thereon at the Default Rate until paid;

      (d) Recover from Agent all out-of-pocket and other damages and expenses that the Owner may have sustained by reason of the Event of Default, including, without limitation, reasonable attorneys' fees and expenses, which damages and expenses shall be paid by Agent as they are incurred by the Owner, together with interest thereon at the Default Rate until paid; and

      (e) At the option of the Owner exercised at any time (which option shall be exercisable by the Owner Collateral Trustee pursuant to the Owner Financing Documents), the Owner forthwith shall be entitled to recover from Agent, in addition to any other proper claims, the aggregate amount of all costs and expenses to construct and complete the Project, and all other fees and expenses then due from Agent under the Transaction Documents.

      12.3 Costs of Enforcement. If an action shall be brought by the Owner for the enforcement of any provision of this Agreement, Agent shall pay to the Owner all costs and other expenses that may become payable as a result thereof, including, without limitation, reasonable attorneys' fees and expenses. If the Owner or any of the other Indemnified Parties or any agent of any of them shall, without fault on its part, be made a party defendant to any litigation commenced against Agent, the Owner or any of the other Indemnified Parties arising out of any of the transactions contemplated by this Agreement, the Financing Documents or the Transaction Documents, Agent shall pay all costs and reasonable attorneys' fees and expenses incurred or paid by the Owner, such Indemnified Parties or their agents in connection with such litigation.

      12.4 Cumulative Remedies. No right or remedy herein conferred upon or reserved to the Owner is intended to be exclusive of any other right or remedy and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of the Owner to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1 Governing Law. This Agreement shall be deemed an instrument executed under seal and shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey. In connection with this Agreement and the transactions contemplated by the Lease, the Owner Financing Documents and all other agreements and documents contemplated thereunder, Agent hereby agrees to nonexclusive personal jurisdiction and venue in the state courts of the State of New Jersey, and the United States District Court for the District of New Jersey. TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, AGENT HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING BETWEEN THE OWNER AND AGENT RELATING TO THE SUBJECT MATTER HEREOF.

      13.2 Notices; Modification; Waiver. All notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent by reputable overnight delivery service and the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the same is deposited with such delivery service:
(a) if to the Owner, addressed to such party at c/o First Fidelity Bank, 10 State House Square, Hartford, Connecticut 06103, Attn: W. Jeffrey Kramer, Corporate Trust, (b) if to Agent, addressed to such party at 727 Fifth Avenue, New York, New York, 10022 or at such other address as the Owner or Agent shall have specified to the others in writing, and, except as otherwise set forth above, such notifications, notices, demands, requests or other communications shall be deemed given on the date of receipt.

      This Agreement may not be modified or discharged except by an instrument in writing executed by the Owner and Agent and consented to by the Owner Collateral Trustee. No requirement hereof may be waived at any time except by an instrument in writing signed by the party against whom such waiver is sought, nor shall any waiver be deemed a waiver of any subsequent breach or default by either party.

      13.3 Illegal Provision. If any provision herein contained shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      13.4 Binding Effect. The covenants, conditions and agreements herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. With respect to provisions in this Agreement that by their terms are expressly for the benefit of the Financing Parties or any other of the Indemnified Parties, such Persons shall be third party beneficiaries of this Agreement. Whenever used, the singular shall include the plural, the plural include the singular and the use of any gender shall include all genders.

      13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

      13.6 Headings. The Table of Contents preceding this Agreement and the headings to the various Sections of this Agreement have been inserted for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

      13.7 Reproduction of Documents. This Agreement and all documents relating thereto (except any notes or other evidence of indebtedness), including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents delivered at any closing, and (c) financial statements and other information previously or hereafter furnished to either party, may be reproduced by any reliable photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original document so reproduced. Agent and the Owner each stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall otherwise be admissible in evidence.

      13.8       Time of Essence.  Time is of the essence of this Agreement.

      13.9 Limitation on Liability. Notwithstanding anything contained herein to the contrary, this Agreement is a trust obligation of the Owner and no recourse under or upon any obligation, covenant, or agreement contained herein, or for any claim based hereon or in respect hereto, shall be had against any past, present or future trustee, officer, employee, agent, or beneficiary, as such, of the Owner, whether by virtue of any constitution, statute, or rule of law, by the enforcement of any assignment or penalty, or otherwise. All such liability and claims against such persons are expressly waived by Agent as a condition of, and in consideration for, the execution and delivery hereof. All of the representations, warranties and covenants of Agent hereunder are intended to be personal representations, warranties and covenants of Tiffany and Company.

      13.10 Maximum Interest Payable. To the extent that any sum due hereunder is construed as interest under applicable law, this Agreement shall not require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or shall be adjudicated to be so provided for, neither the Owner nor its successors or assigns shall be obligated to pay such interest in excess of the maximum amount not prohibited by law, and the right to demand the payment of any such excess shall be and hereby is waived; and this provision shall control any other provision of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives effective as of the date first written above.

AGENT:                                 TIFFANY AND COMPANY

                                       By /s/ James N. Fernandez
                                          ---------------------------
                                       Name:  James N. Fernandez
                                       Title:  Senior Vice President
                                               Chief Financial Officer

OWNER:                                 FIRST FIDELITY BANK,
                                       NATIONAL ASSOCIATION,
                                       NOT IN ITS INDIVIDUAL CAPACITY BUT
                                       SOLELY AS TRUSTEE UNDER TRUST
                                       AGREEMENT 1995-1 DATED AS OF
                                       JULY 1, 1995, AS AMENDED


                                       By /s/ W. Jeffrey Kramer
                                          ---------------------------
                                       Name:  W. Jeffrey Kramer
                                       Title:  Vice President

               ---------------------------------------------------


                       AGREEMENT AND CONSENT TO ASSIGNMENT

               ---------------------------------------------------




                          DATED AS OF DECEMBER 1, 1995

                                      AMONG

                       TIFFANY & CO., TIFFANY AND COMPANY

                                       AND

                       FLEET NATIONAL BANK OF CONNECTICUT,
                    AS COLLATERAL TRUSTEE UNDER THE INDENTURE

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT...........................................................  1

1.       WARRANTIES AND REPRESENTATIONS.........................................  3
         1.1       Nature of Business...........................................  3
         1.2       Financial Statements; Debt; Material Adverse Change..........  3
         1.3       Subsidiaries and Affiliates..................................  4
         1.4       Title to Properties..........................................  4
         1.5       Taxes........................................................  5
         1.6       Pending Litigation...........................................  5
         1.7       Full Disclosure..............................................  5
         1.8       Corporate Organization and Authority.........................  6
         1.9       Charter Instruments, Other Agreements........................  6
         1.10      Restrictions on the Parent, the Lessee and Subsidiaries......  6
         1.11      Compliance with Law..........................................  7
         1.12      Pension Plans................................................  7
         1.13      Environmental Compliance.....................................  8
         1.14      Authorization; Obligations are Enforceable...................  9
         1.15      Governmental Consent.........................................  9
         1.16      No Defaults; Transactions Prior to Closing Date.............. 10
         1.17      Private Offering............................................. 10
         1.18      Margin Securities; Foreign or Enemy Status................... 11
         1.19      Solvency..................................................... 11
         1.20      Construction Documents and Other Agreements.................. 12
         1.21      Quality of Work.............................................. 12
         1.22      Work to Comply............................................... 12
         1.23      Required Licenses and Permits................................ 12
         1.24      Curb Cuts and Utility Connections............................ 12
         1.25      Project Budget Amounts....................................... 13
         1.26      Representations with Respect to the Lease.................... 13

2.       GENERAL COVENANTS OF THE LESSEE AND PARENT............................. 13
         2.1       Maintenance of Properties and Corporate Existence, etc....... 14
         2.2       Payment of Taxes and Claims.................................. 15
         2.3       Nature of Business........................................... 15
         2.4       Interest Coverage Ratio...................................... 15
         2.5       Leverage Ratios.............................................. 16
         2.6       Sale of Assets, etc.......................................... 16
         2.7       Disposal of Ownership of a Restricted Subsidiary............. 17
         2.8       Merger, Consolidation, etc................................... 17
         2.9       Transactions with Affiliates................................. 18
         2.10      Private Offering............................................. 18
         2.11      Pension Plans................................................ 18
         2.12      Restricted Subsidiary Debt................................... 19
         2.13      Liens........................................................ 20

         2.14      Restricted Payments.............................................. 23
         2.15      Restrictions on Dividends of Subsidiaries, etc................... 24

3.       ADDITIONAL COVENANTS AND AGREEMENTS RELATING TO THE LEASE
         AND CONSTRUCTION AGENCY AGREEMENT.......................................... 24
         3.1       The Lease and Construction Agency Agreement...................... 24
         3.2       Certain Payments................................................. 24
         3.3       Benefits of Lease and Construction Agency Agreement.............. 25
         3.4       No Abatement or Set-Off.......................................... 25
         3.5       Certain Rights of Owner Collateral Trustee....................... 25
         3.6       No Liability of Owner Collateral Trustee......................... 25
         3.7       Termination of Lease and Construction Agency Agreement Under
                   Certain Circumstances............................................ 26
         3.8       Representations, Warranties and Covenants Under Lease and
                   Construction Agency Agreement.................................... 26
         3.9       Amendments, etc. to Lease and Construction Agency Agreement...... 26
         3.10      Additional Obligations and Covenants of the Lessee............... 27
         3.11      Nondisturbance................................................... 27
         3.12      Attornment....................................................... 27
         3.13      Release and Limitation........................................... 28
         3.14      Owner Collateral Trustee......................................... 28
         3.15      Indemnity........................................................ 28
         3.16      Subject to the Indenture......................................... 29

4.       ADDITIONAL COVENANTS AND AGREEMENTS RELATING TO THE LEASE
         GUARANTY................................................................... 29
         4.1       The Lease Guaranty............................................... 29
         4.2       Certain Payments................................................. 30
         4.3       Benefits of Lease Guaranty....................................... 30
         4.4       No Abatement or Set-Off.......................................... 30
         4.5       Certain Rights of Owner Collateral Trustee....................... 30
         4.6       No Liability of Owner Collateral Trustee......................... 31
         4.7       Termination of Lease Under Certain Circumstances; Payment of
                   Guaranteed Obligations........................................... 31
         4.8       Representations, Warranties and Covenants Under Lease Guaranty... 31
         4.9       Amendments, etc. to Lease Guaranty............................... 31
         4.10      Additional Obligations of the Parent............................. 31

5.       INFORMATION AS TO PARENT................................................... 32
         5.1       Financial and Business Information............................... 32
         5.2       Officer's Certificates........................................... 35
         5.3       Accountants' Certificates........................................ 35
         5.4       Inspection....................................................... 36
         5.5       Confidential Information......................................... 36

6.       INTERPRETATION OF THIS AGREEMENT........................................... 37
         6.1       Terms Defined.................................................... 37
         6.2       Accounting Principles............................................ 51

         6.3       Directly or Indirectly....................................... 52
         6.4       Section Headings and Table of Contents and Construction...... 52
         6.5       Governing Law................................................ 52

7.       MISCELLANEOUS.......................................................... 52
         7.1       Communications............................................... 52
         7.2       Amendment and Waiver......................................... 53
         7.3       Reproduction of Documents.................................... 54
         7.4       Survival..................................................... 54
         7.5       Successors and Assigns....................................... 54
         7.6       Entire Agreement; Severability............................... 55
         7.7       Duplicate Originals, Execution in Counterpart................ 55

         Annex 1 --        Information as to Parent and Lessee
         Annex 2 --        Liens

         Exhibit A --      Copy of Lease Agreement

         Definition Appendix

                       AGREEMENT AND CONSENT TO ASSIGNMENT

         This AGREEMENT AND CONSENT TO ASSIGNMENT, dated as of December 1, 1995, among TIFFANY & CO., a Delaware corporation (the "PARENT"), TIFFANY AND COMPANY, a New York corporation (the "LESSEE"), and FLEET NATIONAL BANK OF CONNECTICUT, a national banking association (in its individual capacity, the "BANK"), as collateral trustee (a) under a Collateral Trust Indenture (as may be amended and supplemented from time to time, the "OWNER TRUST INDENTURE"), dated as of December 1, 1995, between First Fidelity Bank, National Association, not in its individual capacity, but solely as trustee pursuant to an agreement captioned a "Trust Agreement 1995-1," dated as of July 1, 1995, as amended ("OWNER"), and Bank (together with its successors and assigns under the Owner Trust Indenture, the "OWNER COLLATERAL TRUSTEE") and (b) under a Collateral Trust Indenture (as may be amended and supplemented from time to time, the "BENEFICIARY TRUST INDENTURE"), dated as of December 1, 1995, between First Fidelity Bank National Association, not in its individual capacity, but solely as trustee pursuant to an agreement captioned a "Trust Agreement 1995-2," dated as of July 1, 1995, as amended ("BENEFICIARY TRUSTEE"), and Bank (together with its successors and assigns under the Beneficiary Trust Indenture, the "BENEFICIARY COLLATERAL TRUSTEE;" together with the Owner Collateral Trustee referred to herein as, the "COLLATERAL TRUSTEE").

                              PRELIMINARY STATEMENT

         A. WHEREAS, Owner has entered into separate Note Purchase Agreements (as may be amended from time to time, the "OWNER NOTE PURCHASE AGREEMENTS"), each dated as of December 1, 1995, with each of the Persons listed on Annex 1 thereto (collectively, the "PURCHASERS") pursuant to which the Purchasers will purchase from the Owner its (a) Series A Senior Secured Notes due January 31, 2009 (the "SERIES A OWNER NOTES") in the aggregate principal amount of Thirty-Three Million Five Hundred Thirty-Three Thousand Eight Hundred Fifty-Four and 51/100 Dollars ($33,533,854.51) and (b) Series B Senior Secured Notes due July 31, 2000 in the aggregate principal amount of One Million Six Hundred Sixteen Thousand One Hundred Forty-Five and 49/100 Dollars ($1,616,145.49) (the "SERIES B OWNER NOTES;" together with the Series A Owner Notes and as amended, restated or otherwise modified from time to time, and including each promissory note delivered from time to time in accordance herewith, individually an "OWNER NOTE" and collectively the "OWNER NOTES"), issued under, and pursuant to the provisions of, the Owner Trust Indenture; and

         B. WHEREAS, the Owner will use the proceeds of the sale of the Owner Notes to construct the Improvements on the Land owned by the Owner, which Land and Improvements are more particularly described in the Lease (such Land and Improvements herein referred to as the "LEASED PROPERTY") and to repay its existing indebtedness to Stellar Capital Corporation; and

         C. WHEREAS, Beneficiary Trustee has entered into separate Note Purchase Agreements (as may be amended from time to time, the "BENEFICIARY NOTE PURCHASE AGREEMENTS"), each dated as of December 1, 1995, with the Purchasers pursuant to which the Purchasers will purchase from the Beneficiary Trustee its (a) Series A Senior Secured

Notes due January 31, 2009 (the "SERIES A BENEFICIARY NOTES") in the aggregate principal amount of Two Million Four Hundred Sixty-Six Thousand One Hundred Forty-Five and 49/100 Dollars ($2,466,145.49) and (b) Series B Senior Secured Notes due July 31, 2000 in the aggregate principal amount of One Hundred Eighteen Thousand Eight Hundred Fifty-Four and 51/100 Dollars ($118,854.51) (the "SERIES B BENEFICIARY NOTES;" together with the Series A Beneficiary Notes and as amended, restated or otherwise modified from time to time, and including each promissory note delivered from time to time in accordance herewith, individually a "BENEFICIARY NOTE" and collectively the "BENEFICIARY NOTES," the Beneficiary Notes together with the Owner Notes collectively referred to herein as, the "NOTES"), issued under, and pursuant to the provisions of, the Beneficiary Trust Indenture; and

         D. WHEREAS, the Beneficiary Trustee will use the proceeds of the sale of the Beneficiary Notes to repay its existing indebtedness to Stellar Capital Corporation and to pay certain fees relating to the Transactions; and

         E. WHEREAS, as the Beneficiary Trustee is the sole beneficiary of the Owner Trust Estate; and

         F. WHEREAS, the Owner and the Lessee have entered into that certain Lease Agreement, dated as of August 1, 1995, which Lease Agreement has been amended and restated by that certain Amended and Restated Lease Agreement, dated as of December 1, 1995, effective as of August 1, 1995, between Owner and Lessee (as amended and as may be further amended and supplemented from time to time, the "LEASE"), which provides for the leasing by the Owner to the Lessee of the Leased Property; and

         G. WHEREAS, the Parent has guaranteed all of the obligations of Lessee under the Lease and the Construction Agency Agreement pursuant to that certain Guaranty, dated as of the date hereof, in favor of the Owner (as may be amended and supplemented from time to time, the "LEASE GUARANTY"); and

         H. WHEREAS, it is a condition to the purchase by the Purchasers of the Owner Notes that (a) the Owner's interest in the Leased Property, the Lease, the Construction Agency Agreement and the Lease Guaranty, among other things, be mortgaged, pledged and assigned to the Owner Collateral Trustee as security for the Owner's obligations evidenced by the Owner Notes pursuant to the provisions of the Owner Trust Indenture, (b) the Lessee and Parent acknowledge and consent in all respects to such mortgage, pledge and assignment, (c) the Lessee and the Parent make certain representations and warranties to the Owner Collateral Trustee and the holders of the Owner Notes and (d) the Lessee and Parent enter into certain covenants and undertakings in favor of the Owner Collateral Trustee and the holders of the Owner Notes; and

         I. WHEREAS, it is a condition to the purchase by the Purchasers of the Beneficiary Notes that (a) the Beneficiary Trustee's beneficial interest in the Owner Trust Estate, be mortgaged, pledged and assigned to (i) the Beneficiary Collateral Trustee as security for the Beneficiary Trustee's obligations evidenced by the Beneficiary Notes pursuant to the provisions of the Beneficiary Trust Indenture and (ii) the Owner Collateral Trustee as security for the Beneficiary Trustee's obligations evidenced by the Beneficiary

Guaranty, (b) the Lessee and Parent make certain representations and warranties to the Beneficiary Collateral Trustee and the holders of the Beneficiary Notes and (c) the Lessee and Parent enter into certain covenants and undertakings in favor of the Beneficiary Collateral Trustee and the holders of the Beneficiary Notes;

         NOW THEREFORE, in order to induce the Purchasers to purchase the Owner Notes of the Owner and the Beneficiary Notes of the Beneficiary Trustee and to induce the Collateral Trustee to enter into the respective Indentures and related agreements, and in consideration therefor and in consideration of the mutual covenants and agreements hereinafter contained, the Lessee and Parent agree as follows:

1.       WARRANTIES AND REPRESENTATIONS

         To induce each of the Purchasers to purchase the Notes at the Closing, and to induce the Collateral Trustee to enter into this Agreement and the Indentures and the other Financing Documents to which it is a party, the Lessee and the Parent warrant and represent to the Collateral Trustee and the Purchasers, as of the Closing Date, as follows:

         1.1      NATURE OF BUSINESS.

         The Placement Materials (a copy of which previously has been delivered to each of the Purchasers), correctly describes the general nature of the business and principal Properties of the Parent, the Lessee and the other Subsidiaries.

         1.2       FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE.

                   (a) FINANCIAL STATEMENTS. The Parent and the Lessee have provided each of the Purchasers with the financial statements described in Part 1.2(a) of Annex 1. Such financial statements present fairly in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of the respective dates specified in such Part and the consolidated results of their operations and cash flows for the respective periods so specified in conformity with GAAP applied on a consistent basis throughout the periods involved.

                   (b) DEBT. Part 1.2(b) of Annex 1 lists all Debt of the Parent, the Lessee and the other Subsidiaries as of the Closing Date other than Debt of the type described in Section 2.12(c) and 2.12(e)(i), and provides the following information with respect to each item of such Debt:

                           (i)      the type thereof;

                           (ii)     the holder thereof;

                           (iii) the outstanding amount thereof and the maximum amount which may be incurred under the agreement which created or evidences such Debt;

                           (iv)     the current portion thereof, if any;

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

                           (v)      the final maturity thereof; and

                           (vi)     the collateral securing such Debt, if any.

         No event or condition exists with respect to any Debt of the Parent, the Lessee or any other Subsidiary that would permit (or with notice or lapse of time would permit) a Person to cause such Debt to become due and payable before its stated maturity or its regularly scheduled dates of payment.

                   (c) MATERIAL ADVERSE CHANGE. Since January 31, 1995, there has been no change in the business, prospects, operations, affairs, financial condition or Properties of the Parent, the Lessee and the other Subsidiaries except changes in the ordinary course of business or changes that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

         1.3       SUBSIDIARIES AND AFFILIATES.

         Part 1.3 of Annex 1 sets forth:

                   (a) the name of each Subsidiary, its jurisdiction of incorporation, the percentage of its Voting Stock owned by the Parent, the Lessee and each other Subsidiary; and

                   (b) a description of the Affiliates (other than individuals) and the nature of their affiliation.

Each of the Parent, the Lessee and the other Subsidiaries has valid title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

         1.4       TITLE TO PROPERTIES.

                   (a) Each of the Parent, the Lessee and the other Subsidiaries has good and marketable title to all of the real Property, and good title to all of the other Property, reflected in the most recent balance sheet referred to in Part 1.2(a) of Annex 1 hereto (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have such good and marketable title as are immaterial to such financial statements and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted hereby.

                   (b) Except as set forth on Part 1.4 of Annex 1, each of the Parent, the Lessee and the other Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         1.5       TAXES.

                   (a) INCOME AND OTHER TAXES. Each of the Parent, the Lessee and the other Subsidiaries:

                           (i) has filed in a timely manner all income tax
                   returns and other tax returns that are required to be filed with, and has given all notices and supplied all other information required to be supplied to, all relevant tax authorities; and

                           (ii) has paid (A) all taxes as shown on such returns
                   or as otherwise determined by reference to such notices or to such other information and (B) all assessments of taxes received by it, in each case to the extent that such taxes have become, or are currently, due and payable;

         except for such items that (I) are being actively contested in good faith and by appropriate proceedings and (II) in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   (b) OPEN TAX YEARS. All liabilities of each of the Parent, the Lessee and the other Subsidiaries referred to in the preceding clause (a) with respect to United States federal income taxes have been finally determined except for the fiscal years 1992 through 1995, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

         1.6       PENDING LITIGATION.

                   (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Lessee or the Parent, threatened against or affecting the Parent, the Lessee or any other Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

                   (b) Neither the Parent, the Lessee nor any other Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

         1.7       FULL DISCLOSURE.

         The financial statements referred to in Part 1.2(a) of Annex 1 do not, nor does any Financing Document, the Placement Materials or any written statement furnished by or on behalf of the Parent, the Lessee or any other Subsidiary to any Purchaser in connection with the negotiation or the closing of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading. There is no fact that the Parent nor the Lessee has not disclosed to any Purchaser in writing that has had or, so far as the Parent or the Lessee can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

         1.8       CORPORATE ORGANIZATION AND AUTHORITY.

                   (a) The Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and the Lessee is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York.

                   (b) Each other Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

                   (c) Each of the Parent, the Lessee and the other
         Subsidiaries:

                           (i) has all corporate power and authority necessary
                   to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                           (ii) has all licenses, certificates, permits,
                   franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

                           (iii) is duly qualified or has been duly licensed,
                   and is authorized to do business and is in good standing, as a foreign corporation, in each jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

         1.9       CHARTER INSTRUMENTS, OTHER AGREEMENTS.

         Neither the Parent, the Lessee nor any other Subsidiary is in violation in any respect of any term of any charter instrument, bylaw or other constitutive agreement, document or instrument. Neither the Parent, the Lessee nor any other Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

         1.10      RESTRICTIONS ON THE PARENT, THE LESSEE AND SUBSIDIARIES.

         Neither the Parent, the Lessee nor any other Subsidiary:

                   (a) is a party to any contract or agreement, or subject to any charter, bylaw or other corporate restriction that, in the aggregate for all such contracts, agreements and corporate or partnership restrictions, could reasonably be expected to have a Material Adverse Effect;

                   (b) is a party to any contract or agreement that restricts the entry by the Parent or the Lessee into the Lease Guaranty, the Lease or this Agreement or the performance of the Parent or the Lessee, as the case may be, thereunder or hereunder except with respect to future performance which may be prohibited or limited at such time by compliance with covenants which relate to future financial conditions of the Lessee or the Parent contained in one or more agreements to which the Parent or the Lessee may be a party at such time; or

                   (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted hereby.

Part 1.10 of Annex 1 sets forth each contract or agreement (other than this Agreement) which restricts the right or ability of the Parent, the Lessee or any other Subsidiary to incur Debt or enter into any lease.

         1.11      COMPLIANCE WITH LAW.

         Neither the Parent, the Lessee nor any other Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

         1.12      PENSION PLANS.

                   (a) PROHIBITED TRANSACTIONS. Neither the execution of this Agreement and the other Financing Documents, the execution and delivery of the Lease Guaranty by the Parent and the Lessee, the entry by the Lessee into the Lease nor the purchase of the Notes by the Purchasers will constitute a "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the IRC). The representation by the Parent and the Lessee in the preceding sentence is made in reliance upon and subject to the accuracy of the representations in certain letters dated October, 1995 as to the source of funds used by certain of the Purchasers to purchase the Notes.

                   (b) PENSION PLANS.

                       (i) COMPLIANCE WITH ERISA. The Parent, the Lessee and
                   the ERISA Affiliates are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                       (ii) FUNDING STATUS. No "accumulated funding deficiency"
                   (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

                       (iii) PBGC. No liability to the PBGC has been or is
                   expected to be incurred by the Parent, the Lessee or any ERISA Affiliate with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

                       (iv) MULTIEMPLOYER PLANS. Neither the Parent, the
                   Lessee nor any ERISA Affiliate has any Multiemployer Plan.

                   (c) FOREIGN PENSION PLANS. The present value of all benefits vested under each Foreign Pension Plan, determined as of the most recent valuation date in respect thereof, does not exceed the value of the assets of such Foreign Pension Plan and all required payments in respect of funding such Foreign Pension Plan have been made, except for such failures to fund such Foreign Pension Plans that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         1.13      ENVIRONMENTAL COMPLIANCE.

                   (a) COMPLIANCE. Neither the Parent, the Lessee nor any other Subsidiary is in violation of any Environmental Legal Requirement in effect in any jurisdiction where it currently is doing business or owns Property, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

                   (b) LIABILITY. Neither the Parent, the Lessee nor any other Subsidiary is subject to any liability under any Environmental Legal Requirement that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

                   (c) NOTICES. Neither the Parent, the Lessee nor any other Subsidiary has received any:

                           (i) notice from any Governmental Authority by which
                   any of its currently or previously owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site or other clean-up site or candidate for removal or closure pursuant to any Environmental Legal Requirement;

                           (ii) notice of any Lien arising under or in
                   connection with any Environmental Legal Requirement that has attached to any revenues of, or to, any of its currently or previously owned or leased Properties; or

                           (iii) any communication from any Governmental
                   Authority concerning any action or omission by the Lessee or such Subsidiary in connection with its currently or previously owned or leased Properties resulting in the release of any hazardous substance or resulting in any violation of any Environmental Legal Requirement;

         in each case where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have, or be related to, a Material Adverse Effect.

         1.14      AUTHORIZATION; OBLIGATIONS ARE ENFORCEABLE.

                   (a) AUTHORIZATION. Each of the execution and delivery (i) by the Lessee of this Agreement, the Lease and each other Financing Document to which it is a party, and (ii) by the Parent of this Agreement, the Lease Guaranty and the other Financing Documents to which it is a party, and compliance by the Lessee and the Parent with all of the provisions of this Agreement, the Lease Guaranty, the Lease and each other Financing Documents to which such Person is a Party:

                           (A) is within the corporate powers of the Lessee and
                   the Parent; and

                           (B) is legal and does not conflict with, result in
                   any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Parent, the Lessee or any other Subsidiary under the provisions of,

                                    (i) any agreement, indenture, partnership
                           agreement, charter instrument, bylaw or other constitutive document or instrument to which it is a party or by which it or any of its Property may be bound, or

                                    (ii) any order, judgment, decree, or ruling
                           of any court, arbitrator or Governmental Authority applicable to the Lessee or any Subsidiary.

                   (b) OBLIGATIONS ARE ENFORCEABLE. Each of this Agreement, the Lease Guaranty, the Lease and each other Financing Document to which the Lessee and the Parent purports to be a party has been duly authorized by all necessary corporate action on the part of the Lessee and the Parent, has been executed and delivered by one or more duly authorized officers of the Lessee and the Parent, as the case may be, and constitutes a legal, valid and binding obligation of the Lessee and the Parent, enforceable against the Lessee and the Parent in accordance with its terms, except that the enforceability hereof and thereof may be:

                           (i) limited by applicable bankruptcy, administration,
                   reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

                           (ii) subject to the availability of equitable
                   remedies.

         1.15      GOVERNMENTAL CONSENT.

                   (a) Neither the nature of the Parent, the Lessee or any other Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Parent, the Lessee or any other Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement, the Lease Guaranty, the Lease or any other Financing Document, or the performance of the obligations hereunder and thereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Parent and the Lessee as a condition to the execution and delivery of this Agreement, the Lease Guaranty, the Lease or any other Financing Document or the performance of the obligations hereunder or thereunder.

                   (b) The execution and delivery by the Parent and the Lessee of this Agreement, the Lease Guaranty, the Lease and each other Financing Document to which such Person is a Party, the incurrence of the obligations evidenced hereby and thereby, and the performance hereunder and thereunder,

                           (i) is not subject to regulation under the Investment
                   Company Act of 1940 of the United States of America, as amended, the Public Utility Holding Company Act of 1935 of the United States of America, as amended, the Interstate Commerce Act of the United States of America, as amended, or the Federal Power Act of the United States of America, as amended, and

                           (ii) does not violate any provision of any statute or
                   other rule or regulation of any Governmental Authority applicable to the Parent, the Lessee or any other Subsidiary.

         1.16      NO DEFAULTS; TRANSACTIONS PRIOR TO CLOSING DATE.

                   (a) No event has occurred and no condition exists that, upon the execution and delivery of this Agreement, the Lease Guaranty, the Lease and the other Financing Documents would constitute a Default or an Event of Default.

                   (b) Neither the Parent nor the Lessee has entered into any transaction since the date of the most recent balance sheet referred to in Part 1.2(a) of Annex 1 that would have been prohibited by Section
         2.4 through Section 2.6, inclusive, Section 2.12 or Section 2.13 of this Agreement had such Sections applied since such date.

         1.17      PRIVATE OFFERING.

                   (a) The Parent, the Lessee, the other Subsidiaries, the Beneficiary Trustee, the Owner and the Placement Agent (the only Person authorized or employed by the Parent, the Lessee, the Beneficiary Trustee or the Owner as agent, broker, dealer or otherwise in connection with (i) the entry by the Parent, the Lessee, the Beneficiary Trustee and the Owner into the transactions evidenced by this Agreement, the Lease Guaranty, the Lease and the other Financing Documents or (ii) the offering or sale of the Notes or any similar Security of the Owner or the Beneficiary Trustee, as the case may be, other than employees of the Parent and/or the Lessee), taken together, have not offered any of the Notes or any similar Security of the Owner or the Beneficiary Trustee for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, more than sixty-seven (67) institutional investors (including the Purchasers), each of whom was offered all or a portion of the Notes at private sale for investment.

                   (b) Neither the Parent, the Lessee, any other Subsidiary, the Beneficiary Trustee or the Owner, nor any agent acting on behalf of any of them, has taken any action that would

                           (i) subject the issuance or sale of the Notes to the
                   registration provisions of section 5 of the Securities Act or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable jurisdiction, or

                           (ii) breach any of the provisions of any securities
                   laws of the United States of America or any other jurisdiction.

         1.18      MARGIN SECURITIES; FOREIGN OR ENEMY STATUS.

                   (a) MARGIN SECURITIES. None of the transactions contemplated in this Agreement, the Lease Guaranty, the Lease or any other Financing Document (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The obligations of the Parent and Lessee under this Agreement, the Lease Guaranty, the Lease and each other Financing Document are not and will not be directly or indirectly secured (within the meaning of such Regulation G) by any Margin Security.

                   (b) ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the Parent nor the Lessee is an "enemy" or an "ally of the enemy" within the meaning of section 2 of the Trading with the Enemy Act (50 U.S.C. App.
        Section 1 et seq.), as amended. Neither the Parent nor the Lessee is in violation of, and the transactions evidenced by this Agreement, the Lease Guaranty, the Lease and each other Financing Document do not violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V).

         1.19      SOLVENCY.

         The fair value of the business and assets of each of the Parent and the Lessee exceeds the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement, the Lease Guaranty, the Lease and each other Financing Document. Neither the Parent nor the Lessee, after giving effect to the transactions contemplated by this Agreement, the Lease Guaranty, the Lease and each other Financing Document, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such it has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of the Federal Bankruptcy Code), and neither the Parent nor the Lessee has any intent to

                   (a) hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted, or

                   (b) incur debts that would be beyond any its ability to pay as they mature.

         1.20      CONSTRUCTION DOCUMENTS AND OTHER AGREEMENTS.

         True and correct counterparts of each of the Approved Construction Documents have been delivered to the Purchasers and the Collateral Trustee, and there have been no alterations, modifications, amendments or changes of any nature whatsoever to anyone or more of the Approved Construction Documents since the respective dates of delivery thereof to the Purchasers and the Owner Collateral Trustee. Neither the Lessee nor Parent has entered into any other material contract, agreement or lease related to the Property or the Lease other than the Lease, the Construction Agency Agreement and the Approved Construction Documents.

         1.21      QUALITY OF WORK.

         All materials used in the construction and completion of the Improvements are and shall be of the quality called for under the Plans and Specifications and the other Approved Construction Documents as heretofore or hereafter approved by the Purchasers and the Owner Collateral Trustee and the Architect, all workmanship and construction has been and shall be good and workmanlike in all respects.

         1.22      WORK TO COMPLY.

         The construction and completion of the Improvements to date have been made and done, and all future construction and completion of the Improvements shall be made and done, in strict adherence to the approved Plans and Specifications, the other Approved Construction Documents, the applicable Licenses and Permits, and any and all other Legal Requirements and any and all covenants, conditions, restrictions or other matters affecting the same.

         1.23      REQUIRED LICENSES AND PERMITS.

         All Licenses and Permits which are reasonably required in order to complete the Project, but only to the extent now available given the status of the development or required to allow the construction of the Improvements as contemplated by the Approved Construction Documents, have been duly and properly obtained. All such Licenses and Permits which are not presently available given the status of the development shall be duly and properly obtained as soon as possible and in a timely manner so as not to delay completion of such Improvements and the use and occupation thereof. All such Licenses and Permits once obtained shall remain in full force and effect and shall be complied with in all respects.

         1.24      CURB CUTS AND UTILITY CONNECTIONS.

         All required curb cuts, utility connections and permits therefor either
(a) have been duly obtained and are in full force and effect or (b) will be duly obtained and will be in full force and effect to allow the construction of the Improvements as contemplated by the Approved Construction Documents. All utility services as required by the Plans and Specifications for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Improvements.

         1.25      PROJECT BUDGET AMOUNTS.

         The Project Budget sets forth and presents a full and complete representation of all costs, expenses and fees which Lessee expects to pay to complete the Improvements on or before the respective completion dates and to fund any operating deficits of the Project through the Basic Term Commencement Date.

         1.26      REPRESENTATIONS WITH RESPECT TO THE LEASE.

                   (a) The Lease is presently in full force and effect and, except as contemplated herein and in the other Owner Financing Documents, has not been assigned, amended or modified in any way, nor has the Leased Property been sublet in whole or in part.

                   (b) A true, correct and complete copy of the Lease is attached hereto as Exhibit A.

                   (c) Neither the Lessee nor the Owner is in Default (as defined in the Lease) under the Lease nor does any Event of Default (as defined in the Lease) exist.

                   (d) Except as set forth on Part 1.26 of Annex 1, all conditions under the Lease to be satisfied by Owner as of the date of execution hereof (including, without limitation, all work, if any, to be performed by Owner in the Leased Property) have been satisfied, and all contributions, if any, required to be paid by Owner under the Lease to date for the Improvements have been paid.

                   (e) Except as set forth on Part 1.26 of Annex 1, the Lessee is in possession of the Leased Property and is fully obligated to pay and is paying the rent and other charges due under the Lease and is fully obligated to perform and is performing all of its obligations under the Lease.

                   (f) Except for Advances under the Construction Agency Agreement, the Lease does not provide for payments (including, without limitation, rent credit) by Owner to Lessee which are presently due and payable, or which are due and payable in the future.

                   (g) As of the date of execution hereof, to the best of Lessee's knowledge, there are no existing defenses or off-sets which Lessee has against the enforcement of the Lease by Owner.

2.       GENERAL COVENANTS OF THE LESSEE AND PARENT.

         The Parent and the Lessee covenant and agree that, on and after the Closing Date and for so long as any of Notes shall be outstanding:

         2.1       MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE, ETC.

         The Parent and the Lessee will, and will cause each other Subsidiary to:

                   (a) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                   (b) INSURANCE -- maintain in full force and effect, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of reasonable and prudent corporations of established reputations engaged in the same or a similar business and similarly situated, provided that any such Person may maintain one or more programs of self-insurance if but only if (i) each such program is maintained in an amount, and in a manner consistent, with the practices of reasonable and prudent corporations of established reputations engaged in the same or a similar business and similarly situated and (ii) each such program is operated in accordance with sound financial practices with respect to which adequate insurance reserves are maintained in respect thereof in accordance with (A) GAAP and/or relevant national accounting standards and practices, as the case may be, and (B) generally accepted prudent insurance principles and practices; notwithstanding this Section 2.1(b) the Lessee shall maintain insurance as required by the Lease and the Owner Trust Indenture;

                   (c) FINANCIAL RECORDS -- keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all of its business transactions in accordance with sound accounting principles consistently applied that permit the preparation of accurate and complete financial statements in accordance with GAAP;

                   (d) EXISTENCE AND RIGHTS -- do or cause to be done all things necessary

                           (i) to preserve and keep in full force and effect its
                   corporate existence and corporate rights and franchises, except as otherwise provided in Section 2.7 and Section 2.8, and

                           (ii) to preserve and keep in full force and effect
                   its patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, licenses and permits, and other rights in respect thereof, that are necessary for the ownership, maintenance and operation of its businesses, in each case free from all restrictions, except where the failure, either individually or in the aggregate, so to preserve and keep (or to preserve and keep free from all restrictions) could not reasonably be expected to have a Material Adverse Effect; and

                   (e) COMPLIANCE WITH LAW, ETC. -- not be in violation of any law, statute, ordinance, governmental rule, regulation or order to which it is subject and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         2.2       PAYMENT OF TAXES AND CLAIMS.

         The Parent and the Lessee will, and will cause each other Subsidiary (and each Affiliate with which it files a consolidated income tax return) to, pay before they become delinquent

                   (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                   (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property, provided, that items of the foregoing description need not be paid so long as

                           (i) such items are being actively contested in good
                   faith and by appropriate proceedings and adequate book reserves have been established and maintained and exist with respect thereto in accordance with GAAP, and

                           (ii) such items, in the aggregate, could not
                   reasonably be expected to have a Material Adverse Effect.

         2.3       NATURE OF BUSINESS.

         The Parent and the Lessee will not, and will not permit any of the other Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Parent, the Lessee and the other Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent, the Lessee and the other Restricted Subsidiaries, taken as a whole, are engaged on the Closing Date as described in the Placement Materials.

         2.4       INTEREST COVERAGE RATIO.

         The Parent shall at all times maintain a ratio of

                   (a) Consolidated EBIT

         to

                   (b) Consolidated Interest Expense,

in each case determined at such time for the four (4) consecutive fiscal quarters then most recently ended, equal to or greater than 2.50 to 1.00.

         2.5       LEVERAGE RATIOS.

                   (a) CONSOLIDATED LEVERAGE RATIO. The Parent shall not permit at any time the ratio of Consolidated Debt to Consolidated Total Capitalization, in each case as determined at such time, to be greater than .55 to 1.00.

                   (b) LESSEE LEVERAGE RATIO. The Parent and the Lessee shall not permit at any time the ratio of Lessee Debt to Lessee Total Capitalization, in each case as determined at such time, to be greater than .60 to 1.00.

         2.6       SALE OF ASSETS, ETC.

         SALE OF ASSETS, ETC. The Parent and the Lessee will not, and will not permit any of the other Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                   (a) the property that is the subject of such Transfer constitutes either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Parent, the Lessee or such other Restricted Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or clause (ii), such Transfer is in the ordinary course of business (an "ORDINARY COURSE TRANSFER");

                   (b) either

                           (i) such Transfer is from a Restricted Subsidiary to
                   the Parent, the Lessee or any other Restricted Subsidiary, or

                           (ii) such Transfer is from the Lessee to the Parent
                   or another Restricted Subsidiary

                   (each such Transfer, an "INTERGROUP TRANSFER"); or

                   (c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such transfers collectively referred to as "EXCLUDED TRANSFERS"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer of property being referred to herein as the "PROPERTY DISPOSITION DATE"):

                           (i) such Transfer does not involve a Substantial
                   Portion;

                           (ii) in the good faith opinion of the Parent and, in
                   the case such Property is owned by the Lessee, the Lessee, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged, and is in the best interests of the Parent and the Lessee; and

                           (iii) immediately after giving effect to such
                   transaction no Default or Event of Default would exist.

         2.7       DISPOSAL OF OWNERSHIP OF A RESTRICTED SUBSIDIARY.

         The Parent and the Lessee will not, and will not permit any of the other Restricted Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock nor will the Lessee permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock provided that the foregoing restrictions do not apply to:

                   (a) the issue of directors' qualifying shares by any such Restricted Subsidiary;

                   (b) any such Transfer of Subsidiary Stock constituting an Intergroup Transfer; and

                   (c) the Transfer of all of the Subsidiary Stock of a Restricted Subsidiary owned by the Parent, the Lessee and its other Restricted Subsidiaries if:

                           (i) such Transfer satisfies the requirements of
                   Section 2.6(c)(i) hereof;

                           (ii) in connection with such Transfer the entire
                   Investment (whether represented by stock, Debt, claims or otherwise) of the Parent, the Lessee and its other Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than
                   (A) the Lessee,

                   (B) another Restricted Subsidiary not being simultaneously disposed of, or (C) an Affiliate; and

                           (iii) the Restricted Subsidiary being disposed of has
                   no continuing Investment in any other Restricted Subsidiary of the Parent and the Lessee not being simultaneously disposed of or in the Lessee.

For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (c) above, such book value shall be deemed to be the aggregate book value of the assets of the Restricted Subsidiary which shall have issued such Subsidiary Stock.

         2.8       MERGER, CONSOLIDATION, ETC.

         Except as permitted under Section 2.6, the Parent and the Lessee will not, and will not permit any of the other Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary other than the Lessee may consolidate with or merge into, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, another Restricted Subsidiary or the Parent), provided that the foregoing restriction does not apply to the consolidation or merger of the Parent or the Lessee with, or the conveyance, transfer or lease of substantially all of the assets of the Parent or the Lessee in a single transaction or series of transactions to, any Person so long as:

                   (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Parent or the Lessee as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                   (b) the Successor Corporation shall have executed and delivered to each holder of Notes and the Owner Collateral Trustee, and with respect to the assumption of the Lease and the Lease Guaranty, to the Owner, its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease Guaranty and the Lease, as the case may be; and

                   (c) immediately after giving effect to such transaction:

                           (i)      no Default or Event of Default would exist;
                   and

                           (ii) the Successor Corporation would have a Tangible
                   Net Worth equal to or in excess of the Tangible Net Worth of the Parent or the Lessee, as the case may be, immediately prior to the consummation of such transaction.

No such conveyance, transfer or lease of substantially all of the assets of the Parent or the Lessee shall have the effect of releasing the Parent, the Lessee or any Successor Corporation from its respective liability under this Agreement, the Lease or the Lease Guaranty.

         2.9       TRANSACTIONS WITH AFFILIATES.

         Neither the Parent nor the Lessee will, nor will they permit any other Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, provided, however, the Parent, the Lessee and the other Restricted Subsidiaries may enter into a transaction with an Affiliate if such transaction is entered into (a) in the ordinary course of business (unless such transaction is with Mitsukoshi Limited in which case such transaction need not be in the ordinary course of business), (b) pursuant to the reasonable requirements of the Parent's, Lessee's or such other Restricted Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Parent, the Lessee or such other Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         2.10       PRIVATE OFFERING.

         Neither the Parent not the Lessee will, nor will they permit any other Subsidiary, Significant Affiliate or other Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to require the registration of the Notes pursuant to the Securities Act.

         2.11       PENSION PLANS.

                   (a) COMPLIANCE. The Parent and the Lessee will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   (b) PROHIBITED ACTIONS. Neither the Parent not the Lessee will nor will they permit any ERISA Affiliate to:

                           (i) engage in any "prohibited transaction" (as such
                   term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                           (ii) incur with respect to any Pension Plan any
                   "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                           (iii) terminate any Pension Plan in a manner that
                   could result in the imposition of a Lien on the Property of the Lessee or any Restricted

                   Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                           (iv) fail to make any payment required by section 515
                   of ERISA;

                           (v) incur any withdrawal liability under Title IV of
                   ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

                           (vi) incur any liability or suffer the existence of
                   any Lien on the Property of the Lessee or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC, if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

                   (c) FOREIGN PENSION PLANS. To the extent that the Parent, the Lessee or any other Restricted Subsidiaries are subject to any requirements of any Foreign Pension Plan, the Parent and the Lessee will, and will cause each Restricted Subsidiary to, comply with such requirements if the failure to so comply would have, either individually or in the aggregate, a Material Adverse Effect.

         2.12       RESTRICTED SUBSIDIARY DEBT.

         The Parent will not permit any Restricted Subsidiary (including, without limitation, the Lessee) and the Lessee will not and will not permit any other Restricted Subsidiary to, directly or indirectly, incur or become liable with respect to any Debt, except:

                   (a) ACCEPTABLE REVOLVING CREDIT FACILITIES -- Debt of the Lessee and the other Restricted Subsidiaries outstanding from time to time under Acceptable Revolving Credit Facilities;

                   (b) RESTRICTED SUBSIDIARY PURCHASE MONEY DEBT -- Debt of the Lessee and the other Restricted Subsidiaries secured by Purchase Money Liens, provided that the aggregate amount of such Debt outstanding at any time does not exceed TwentyFive Million Dollars ($25,000,000);

                   (c) INTERCOMPANY DEBT -- Debt of the Lessee or another Restricted Subsidiary owing to the Parent or another Restricted Subsidiary;

                   (d) ADDITIONAL DEBT -- additional Debt of the Lessee and the other Restricted Subsidiaries not otherwise permitted pursuant to this
         Section 2.12, so long as the aggregate amount of such Debt does not exceed Ten Million Dollars ($10,000,000);

                   (e) JAPAN DEBT -- additional Debt of the Lessee and the other Restricted Subsidiaries incurred in Yen, not in any event to exceed Seven Billion Five Hundred Million Yen (Yen7,500,000,000) principal amount outstanding at any time, to be used (i) to satisfy the Lessee's trade payable obligation to Mitsukoshi Limited, (ii) to provide financing for a new "Tiffany & Co." retail store in Tokyo, Japan and
         (iii) for other general corporate purposes in Japan; and

                   (f) REPLACEMENT DEBT -- Debt incurred by the Lessee in connection with the extension, renewal, replacement, refunding and refinancing of all or part of the 7.52% Senior Notes Due January 31, 2003 of the Parent in the outstanding aggregate principal amount of Fifty-One Million Five Hundred Thousand Dollars ($51,500,000) and the 6.375% Convertible Subordinated Debentures Due March 25, 2001 of the Parent in the aggregate principal amount of Fifty Million Dollars ($50,000,000), provided that immediately after giving effect to the incurrence of such Debt the aggregate principal amount of such Debt shall not exceed the then outstanding principal amount of Debt subject to such extension, renewal, replacement, refunding or refinancing.

         2.13       LIENS.

                   (a) NEGATIVE PLEDGE. The Parent and Lessee will not, and will not permit any Restricted Subsidiary, to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                           (i) Liens securing taxes, assessments or governmental
                   charges or levies, charges in connection with the Parent's, the Lessee's or another Restricted Subsidiary's obligations in respect of condominium common expenses or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required by Section 2.2 of this Agreement;

                           (ii) Liens incurred or deposits made in the ordinary
                   course of business

                                    (A) in connection with workmen's
                           compensation, unemployment insurance, social security and other like laws, and

                                    (B) to secure the performance of letters of
                           credit, bids, tenders, sales contracts, leases (including a landlord's Lien arising under law and the filing of a financing statement for informational purposes to evidence a lessor's interest in Property leased to the Parent, the Lessee or another Restricted Subsidiary), statutory obligations, surety and performance bonds (of a type other than set forth in Section 2.13(a)(iii)(B)) of this Agreement) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, provided, that (I) such Liens do not in the aggregate materially detract from the value of such Property and (II) the record title of the Parent, the Lessee, or such other Restricted Subsidiary, as the case may be, to, and the right to use such property, is not materially adversely affected thereby;

                           (iii) (A) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and

                                    (B) Liens to secure appeal bonds,
                           supersedeas bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, so long as the aggregate amount so secured by Liens described in this Section 2.13(a)(iii) will not at any time exceed Twenty-Five Million Dollars ($25,000,000);

                           (iv) Liens on Property of a Restricted Subsidiary,
                   provided such Liens secure only obligations owing to the Parent, the Lessee or any other Restricted Subsidiary;

                           (v) reservations, exceptions, encroachments,
                   easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property provided they (A) were in existence at the time the Property was acquired by the Parent, the Lessee or another Restricted Subsidiary and (B)
                   (I) do not in the aggregate materially detract from the value of said Properties (in light of the Parent's intended use thereof) or materially interfere with their use in the ordinary conduct of the owning Person's business or (II) are necessary for the use of such Properties;

                           (vi) Purchase Money Liens, if, after giving effect
                   thereto and to any concurrent transactions

                                    (A) each such Purchase Money Lien secures
                           Debt in an amount not exceeding the lesser of

                                            (I) the cost of acquisition or
                                    construction (measured at the time of such acquisition or construction) and

                                            (II) the Fair Market Value (measured
                                    at the time of such acquisition or
                                    construction)

                           of the particular Property to which such Debt relates;

                                    (B) the aggregate amount of all Debt secured
                           by such Purchase Money Liens then outstanding does not exceed Twenty-Five Million Dollars ($25,000,000); and

                                    (C) immediately after giving effect thereto,
                           no Default or Event of Default would exist;

                           (vii) Liens existing on the Closing Date, more
                   specifically described on Part 2.13(a)(vii) of Annex 2 to this Agreement, and any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part (but without increase in the aggregate amount of the obligations secured by such Liens), thereof; provided, however, that the Lien so extended, renewed or refunded is limited to the same Property as was subject to the Lien so extended, renewed or refunded immediately prior thereto; and

                           (viii) Liens incurred in the ordinary course of
                   business not securing Debt in favor of Persons supplying the Lessee or any Restricted Subsidiary with precious metals on a consignment basis, provided that such Liens cover only the following Property of the Lessee or such Restricted
                   Subsidiary:

                                    (A) gold and silver bullion, gold and silver
                           granule and other gold, silver, platinum or precious metals in whatever form including all substitutions, replacements and products in which any gold, silver, platinum or precious metals are incorporated or into which gold, silver, platinum or precious metals are processed or converted, whether now or hereafter owned or acquired by the Lessee or such Restricted Subsidiary or in which the Lessee or such Restricted Subsidiary now or hereafter acquires an interest, and all proceeds and products of and accessions to the foregoing; and

                                    (B) all inventory now or hereafter owned by
                           Lessee or such Restricted Subsidiary or in which Lessee or such Restricted Subsidiary now or hereafter acquires an interest, including all merchandise, returned and repossessed goods, raw materials, goods in process, finished goods and proceeds therefor (hereinafter called the "INVENTORY"), and all accounts of the Lessee or such Restricted Subsidiary including all accounts receivable, notes, drafts, acceptances and other forms of obligations and receivables now owned or hereafter arising from Inventory sold or otherwise disposed of by the Lessee or such Restricted Subsidiary and proceeds thereof and all contract rights and proceeds of the foregoing.

                   (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of this Section 2.13, the Parent and/or the Lessee will forthwith make or cause to be made provision whereby the Guaranteed Obligations and the Lessee Obligations will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Parent and/or the Lessee shall cause to be delivered to each holder of a Note an opinion of counsel to such effect, and in any such case the Owner's (and the Assignee's) interest in the Lease Guaranty, the Lease and the Construction Agency Agreement shall have the benefit, to the full extent that, and with such priority as, the Owner (and the Assignee) may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Lease Guaranty, the Lease and the Construction Agency Agreement. Such violation of this Section 2.13 will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 2.13(b).

                   (c) FINANCING STATEMENTS. The Parent and the Lessee will not, and will not permit any other Restricted Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Parent, the Lessee or such other Restricted Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Parent, the Lessee or such other Restricted Subsidiaries is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 2.13.

         2.14      RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                   (a) LIMITATION. The Parent and Lessee will not, and will not permit any of its other Restricted Subsidiaries to, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                           (i) the sum of (A) the aggregate amount of Restricted
                   Investments (valued immediately after such action), plus (B) the aggregate amount of Restricted Payments of the Parent, the Lessee and the other Restricted Subsidiaries declared or made during the period commencing on January 31, 1995, and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

                                    (I) Ten Million Dollars ($10,000,000) plus

                                    (II) fifty percent (50%) of Consolidated Net
                           Income for such period (or minus one hundred percent (100%) of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                                    (III) the aggregate amount of Net Proceeds
                           of capital stock for such period; and

                           (ii)     no Default or Event of Default would exist.

                   (b) TIME OF PAYMENT. The Parent and the Lessee will not, nor will they permit any of the other Restricted Subsidiaries to, authorize a Restricted Payment that is not payable within sixty (60) days of authorization.

         2.15      RESTRICTIONS ON DIVIDENDS OF SUBSIDIARIES, ETC.

         The Parent and the Lessee will not, and will not permit any of the other Restricted Subsidiaries to, enter into any agreement which would restrict any Restricted Subsidiary's (including, without limitation, the Lessee's) ability or right to pay dividends to, or make advances to or Investments in, the Parent or, if such Restricted Subsidiary is not directly owned by the Parent, the "parent" Subsidiary of such Restricted Subsidiary.

3. ADDITIONAL COVENANTS AND AGREEMENTS RELATING TO THE LEASE AND CONSTRUCTION AGENCY AGREEMENT

         The Lessee covenants, acknowledges and agrees that, on and after the Closing Date and for so long as any of Notes shall be outstanding:

         3.1       THE LEASE AND CONSTRUCTION AGENCY AGREEMENT.

         The Lessee

                   (a) is and shall remain (subject to the provisions of the Financing Documents and/or the Construction Agency Agreement) the "lessee" under the Lease and the "Agent" under the Construction Agency Agreement,

                   (b) has received a true and correct copy of the Indentures, the Mortgage, the Assignment of Leases and Rents, the Assignment of Contracts, Licenses and Permits and each of the other Financing Documents and

                   (c) consents to all of the terms and conditions of each of the Indentures, the Mortgage, the Assignment of Leases and Rents, the Assignment of Contracts, Licenses and Permits and each of the other Financing Documents, and consents to the mortgage and assignment of the Owner's interest in (i) the Lease pursuant to the Mortgage and the Assignment of Leases and Rents and (ii) the Construction Agency Agreement pursuant to the Assignment of Contracts, Licenses and Permits.

         3.2       CERTAIN PAYMENTS.

         Subject to the terms and conditions of the Owner Trust Indenture, Lessee will pay all Interim Rental, Base Rental and Additional Rental, all other rent, all payments on account of any liquidated damages, indemnities and other monies due, and to become due, under the Lease (collectively, the "LEASE PAYMENTS") (whether expressed therein to be paid to either or any of the Owner, as lessor under the Lease, to the Owner Collateral Trustee or the holders from time to time of the Notes) and all other Payments when and as owing, all such Payments to be made directly to the Owner Collateral Trustee as provided in
Section 5(d) of the Lease to be deposited in the Note Payment Account and such Payments to be applied as provided for in Section 3.4 of the Owner Trust Indenture, and all without offset, deduction, defense, deferment, abatement or diminution.

         3.3       BENEFITS OF LEASE AND CONSTRUCTION AGENCY AGREEMENT.

         Subject to the terms and conditions of the Owner Financing Documents, the Owner Collateral Trustee shall be entitled to the benefits of, and to receive and enforce performance of, all of the covenants, indemnities and undertakings to be performed by, and obligations of, the "Lessee" under the Lease and the "Agent" under the Construction Agency Agreement, as though the Owner Collateral Trustee were named the "Owner" under the Lease and the Construction Agency Agreement, notwithstanding whether the Owner Collateral Trustee shall have any additional rights under such agreements.

         3.4       NO ABATEMENT OR SET-OFF.

         Notwithstanding anything to the contrary contained in the Lease or the Construction Agency Agreement, the Lease Payments and all other payment obligations (the Lease Payments and such other payment obligations herein collectively referred to as the "PAYMENTS") of the Lessee under the Lease and the Construction Agency Agreement shall not be subject to any abatement whatsoever, and shall not be subject to any defense, set off, counterclaim or recoupment whatsoever, whether by reason of defect in the Owner's title, or any interruption from whatsoever cause in the use, enjoyment or possession of the Leased Property or any part thereof, or any damage to or loss or destruction of the Leased Property or any part thereof, or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Owner or any other Person, to the Lessee or to any other Person, or for any cause whatsoever, it being the intent hereof that the Lessee shall be unconditionally and absolutely obligated to pay, to the Owner Collateral Trustee (as provided by Section 3.2 hereof), all of the Payments, and the Lessee hereby agrees to indemnify the Owner Collateral Trustee against any Liens, charges or claims of any nature whatsoever (other than Liens, charges or claims created or incurred by the Owner Collateral Trustee not arising out of the transactions contemplated by the Owner Financing Documents) resulting from the Lessee's breach of its obligations under the Lease. Without limiting the generality of the foregoing, the Lessee shall cause the Owner Collateral Trustee to be named as an additional loss payee on all casualty insurance policies required under the Owner Financing Documents and as an additional insured on all liability insurance policies required under the Owner Financing Documents.

         3.5       CERTAIN RIGHTS OF OWNER COLLATERAL TRUSTEE.

         The Owner Collateral Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of the Owner and for the use and the benefit of the Owner Collateral Trustee) which by the terms of the Lease and the Construction Agency Agreement are permitted or provided to be exercised by the Owner, whether or not the Owner Collateral Trustee shall have any additional rights thereunder.

         3.6       NO LIABILITY OF OWNER COLLATERAL TRUSTEE.

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

         The Owner Collateral Trustee shall not, by virtue of this Agreement or any of the other Owner Financing Documents, be or become subject to any liability or obligation under the Lease, the Construction Agency Agreement or otherwise, other than liabilities and obligations in favor of the holders from time to time of the Notes.

         3.7 TERMINATION OF LEASE AND CONSTRUCTION AGENCY AGREEMENT UNDER CERTAIN CIRCUMSTANCES.

         If and for so long as any Default or Event of Default shall exist, the Owner Collateral Trustee shall have the immediate and continuing right of Owner, any provision to the contrary in the Lease notwithstanding, to

                   (a) exercise the rights of the Owner under the Lease to terminate the Lease, without payment of any penalty or premium by the Owner Collateral Trustee, and to take possession of the Leased Property without the Owner Collateral Trustee being held liable to any Person; and

                   (b) enforce the rights of the "Owner" under the Construction Agency Agreement against the Lessee, any provision to the contrary in the Construction Agency Agreement notwithstanding.

Such actions shall in no way diminish the Lessee's obligation under the Lease or the Construction Agency Agreement or to make payment of the Termination Value or any other fee or obligation under the Lease or the Construction Agency Agreement.

         3.8 REPRESENTATIONS, WARRANTIES AND COVENANTS UNDER LEASE AND CONSTRUCTION AGENCY AGREEMENT.

         The Lessee acknowledges and agrees that all of the representations, warranties and covenants of the Lessee to the Owner under the Lease and the Construction Agency Agreement shall extend to, and be deemed to have been made directly to, the Owner Collateral Trustee and the Purchasers as of the Closing Date.

         3.9       AMENDMENTS, ETC. TO LEASE AND CONSTRUCTION AGENCY AGREEMENT.

         Neither the Lease nor the Construction Agency Agreement shall be amended, modified, subordinated, terminated or changed in any way, without the consent of all holders of Notes (in the case of any such amendment, modification, subordination, termination or other change affecting a payment obligation of the Lessee) or the Required Holders (in the case any amendment, modification, subordination or other change not affecting a payment obligation of the Lessee), and any attempted amendment, modification, subordination, termination or other change without such consent shall be void. In the event that the Lease or the Construction Agency Agreement shall be amended as herein permitted, the Lease and the Construction Agency Agreement as so amended shall continue to be subject to the provisions of this Agreement without the necessity of any further act by any of the parties hereto. The Lessee agrees to remain obligated under the Lease in accordance with its terms and agrees not to take any action to terminate (except as expressly permitted by the Lease), rescind or avoid the Lease, notwithstanding any bankruptcy, insolvency,

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

reorganization, liquidation, dissolution or other proceeding affecting the lessor under the Lease, or any assignee of such lessor or any action with respect to the Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as provided in the Lease, the Lessee waives all rights at any time conferred by law to quit, terminate or surrender the Lease, or to any abatement or deferment of all Payments, including without limitation, Interim Rental, Base Rental and Additional Rental and any other sums payable under the Lease.

         3.10 ADDITIONAL OBLIGATIONS AND COVENANTS OF THE LESSEE.

         The Lessee will

                   (a) execute, deliver and furnish all notices, certificates, communications, instruments, agreements, legal opinions and other documents and papers required to be executed, delivered or furnished by it (or its counsel) to the Owner pursuant to the provisions of the Lease and the Construction Agency Agreement, to the Owner Collateral Trustee;

                   (b) do all such acts and execute and deliver all such further assurances required to be done or executed and delivered by it pursuant to the provisions of the Lease and the Construction Agency Agreement; and

                   (c) not in any manner, whether by affirmative act or by omission, prevent the Owner from performing all of its obligations under the provisions of the Financing Documents.

         3.11 NONDISTURBANCE. In the event it should become necessary to foreclose the Mortgage or the Owner Collateral Trustee or any of the holders of the Owner Notes should come into possession of the Leased Property, neither the Owner Collateral Trustee nor any such holder will join the Lessee in any summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and neither the Owner Collateral Trustee nor any such holder will disturb the use and occupancy of Lessee under the Lease so long as, subject to the rights of Lessee under Section 24(e) of the Lease, Lessee is not in default with respect to any of the terms, covenants or conditions of the Lease and has made all payments thereunder in accordance with this Agreement and the Assignment of Leases and Rents. The Lessee shall not seek to be made an adverse party or defendant in any action or proceeding brought to enforce or foreclose the Mortgage.

         3.12 ATTORNMENT.

         The Lessee agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Leased Property by deed in lieu of foreclosure or other similar conveyance (whether under judicial authority or supervision or not), and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as are set forth in the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. The Lessee agrees,

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

however, to execute and deliver at any time and from time to time, upon the request of any such purchaser (a) any instrument or certificate which, in the reasonable judgment of such purchaser, may be necessary or appropriate in any foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) of the date through which rentals have been paid, (iii) of the duration and the date of commencement of the terms of the Lease, (iv) of the nature of any amendments or modifications to the Lease,
(v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) of the dates on which payments of Interim Rental, Base Rental and Additional Rental are due under the Lease. Anything contained in the Lease to the contrary notwithstanding, the Lessee shall have no right to terminate or alter the terms of the Lease by reason of foreclosure of the Mortgage or acquisition of title to the Leased Property by the Owner Collateral Trustee.

         3.13      RELEASE AND LIMITATION.

         If the Owner Collateral Trustee or any transferee who acquires the Leased Property as aforesaid succeeds to the interest of the Owner under the Lease, the Owner Collateral Trustee and any such transferee shall not be:

                   (a) liable for any act or omission of any prior landlord (including the Owner);

                   (b) liable for the return of any security deposit;

                   (c) subject to any offsets or defenses which the Lessee might have against any prior landlord (including the Owner);

                   (d) bound by any payment made by the Lessee other than in accordance with this Agreement;

                   (e) liable for the construction of the Improvements; or

                   (f) bound by any amendment or modification, or any sublease (except a sublease permitted pursuant to section 19 of the Lease) of the Lease made without the Owner Collateral Trustee's consent.

         3.14      OWNER COLLATERAL TRUSTEE.

                   Notwithstanding anything herein to the contrary, Lessee acknowledges and agrees that the rights of the Owner Collateral Trustee granted to it hereunder shall not be deemed to place the Owner Collateral Trustee in control of the Leased Property nor to make the Owner Collateral Trustee liable for the obligations of the Owner under the Lease unless and until the Owner Collateral Trustee obtains actual possession of the Leased Property.

         3.15 INDEMNITY. Owner Collateral Trustee shall be under no obligation to take any action to protect, preserve or enforce any rights or interests in, the Lease, the

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

Construction Agency Agreement, the Leased Property or otherwise hereunder, whether on its own motion or on the request of any other Person, that in the opinion of Owner Collateral Trustee may involve loss, liability or expense to it, unless the Lessee, the Parent or one or more of the holders of the Owner Notes shall offer and furnish reasonable security or indemnity against loss, liability and expense to Owner Collateral Trustee. Notwithstanding anything to the contrary contained in this Agreement or any of the other Owner Financing Documents, in the event that Owner Collateral Trustee is entitled or required to commence an action to foreclose the Lease or the Leased Property or otherwise exercise its remedies to acquire control or possession of the Leased Property, Owner Collateral Trustee shall not be required to commence any such action or exercise any such remedy if Owner Collateral Trustee has determined in good faith that Owner Collateral Trustee may incur liability under any Environmental Legal Requirements as the result of the presence at, or release on or from, the Leased Property of any hazardous materials or substances unless Owner Collateral Trustee has received security or indemnity from a Person in an amount and in a form satisfactory to Owner Collateral Trustee in its sole discretion, protecting Owner Collateral Trustee from all such liability.

         3.16 SUBJECT TO THE INDENTURE. Any and all rights granted to Owner Collateral Trustee under this Agreement are to be held and exercised by Owner Collateral Trustee as Collateral Trustee under the Owner Trust Indenture for the benefit of the holders of the Owner Notes. To the extent set forth in the Owner Financing Documents, each of the holders of the Owner Notes shall be a beneficiary of the terms of this Agreement. Any and all obligations of parties to this Agreement, and the rights granted to the holders of the Owner Notes under this Agreement, are created and granted subject to the terms of the Owner Trust Indenture. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than Owner, the holders of the Owner Notes and Owner Collateral Trustee any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of Owner, the holders of the Owner Notes and Owner Collateral Trustee.

4.       ADDITIONAL COVENANTS AND AGREEMENTS RELATING TO THE LEASE
         GUARANTY

         The Parent covenants, acknowledges and agrees that, on and after the Closing Date and for so long as any of its obligations under the Parent shall be outstanding:

4.1      THE LEASE GUARANTY.

         The Parent

                   (a) is and shall remain (subject to the provisions of the Owner Financing Documents) the "Guarantor" under the Lease Guaranty,

                   (b) has received a true and correct copy of the Indentures, the Mortgage, the Assignment of Leases and Rents, the Assignment of Contracts, Licenses and Permits and each of the other Financing Documents and

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

                   (c) consents to all of the terms and conditions of each of the Indentures, the Mortgage, the Assignment of Leases and Rents, the Assignment of Contracts, Licenses and Permits and each of the other Financing Documents, and consents to the mortgage and assignment of the Owner's interest in the Lease, the Construction Agency Agreement and the Lease Guaranty pursuant to the Mortgage and the Assignment of Leases and Rents.

         4.2       CERTAIN PAYMENTS.

                   (a) Subject to the terms and conditions of the Owner Trust Indenture and Section 4.2(b) immediately below, the Parent will pay all Guaranteed Obligations (whether expressed therein to be paid to either or any of the Owner, as lessor under the Lease, or to the Owner Collateral Trustee or the holders from time to time of the Notes) when and as owing, all such payments to be made directly to the Owner Collateral Trustee in the manner, and to be applied as, provided in the Owner Trust Indenture, and all without offset, deduction, defense, deferment, abatement or diminution.

                   (b) As provided in Section 4.2(a) immediately above, the Parent acknowledges and agrees that, upon the request of the Owner Collateral Trustee, it will pay all or a portion of the Guaranteed Obligations under the Lease Guaranty directly to the Owner Collateral Trustee in the manner provided for payments in the Owner Trust Indenture in satisfaction of the obligations of the Owner under the Notes in accordance with Section 7.10 of the Owner Trust Indenture.

         4.3       BENEFITS OF LEASE GUARANTY.

         Subject to the terms and conditions of the Owner Financing Documents, the Owner Collateral Trustee shall be entitled to the benefits of, and to receive and enforce performance of, all of the covenants, indemnities and undertakings to be performed by, and obligations of, the Parent under the Lease Guaranty, as though the Owner Collateral Trustee were named therein as the "Owner" notwithstanding whether the Owner Collateral Trustee shall have any additional rights thereunder.

         4.4       NO ABATEMENT OR SET-OFF.

         Notwithstanding anything to the contrary contained in the Lease Guaranty, the Guaranteed Obligations shall not be subject to any abatement whatsoever, and shall not be subject to any defense, set off, counterclaim or recoupment whatsoever, whether by reason of defect in the Owner's title, or any interruption from whatsoever cause in the use, enjoyment or possession of the Leased Property or any part thereof, or any damage to or loss or destruction of the Leased Property or any part thereof, or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Owner or any other Person, to the Parent, the Lessee or to any other Person, or for any cause whatsoever, it being the intent hereof that the Parent shall be unconditionally and absolutely obligated to pay, to the Owner Collateral Trustee (as provided by Section 4.2 hereof), all of the Guaranteed Obligations.

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

         4.5       CERTAIN RIGHTS OF OWNER COLLATERAL TRUSTEE.

         The Owner Collateral Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of the Owner and for the use and the benefit of the Owner Collateral Trustee) which by the terms of the Lease Guaranty are permitted or provided to be exercised by the Owner, whether or not the Owner Collateral Trustee shall have any additional rights thereunder.

         4.6       NO LIABILITY OF OWNER COLLATERAL TRUSTEE.

         The Owner Collateral Trustee shall not, by virtue of this Agreement or any of the other Owner Financing Documents, be or become subject to any liability or obligation under the Lease Guaranty or otherwise, other than liabilities and obligations in favor of the holders from time to time of the Notes.

         4.7 TERMINATION OF LEASE UNDER CERTAIN CIRCUMSTANCES; PAYMENT OF GUARANTEED OBLIGATIONS.

         If and for so long as any Default or Event of Default shall exist, the Owner Collateral Trustee shall have the immediate and continuing right to exercise any and all rights of the Owner under the Lease Guaranty. Such actions shall in no way diminish the Lessee's obligation under the Lease or the Construction Agency Agreement nor diminish the Parent's obligations under the Lease Guaranty to make payment of the Guaranteed Obligations or any other fee or obligation under the Lease Guaranty or in any way diminish any other of the Parent's obligations under the Lease Guaranty

         4.8       REPRESENTATIONS, WARRANTIES AND COVENANTS UNDER LEASE
GUARANTY.

         The Parent acknowledges and agrees that all of the representations, warranties and covenants of the Parent to the Owner under the Lease Guaranty shall extend to, and be deemed to have been made directly to, the Owner Collateral Trustee and the Purchasers as of the Closing Date.

         4.9       AMENDMENTS, ETC. TO LEASE GUARANTY.

         The Lease Guaranty shall not, without the prior written consent of all holders of Notes, be amended, modified, subordinated, terminated or changed in any way, and any attempted amendment, modification, subordination, termination or other change without such consent shall be void. In the event that the Lease Guaranty shall be amended as herein permitted, the Lease Guaranty as so amended shall continue to be subject to the provisions of this Agreement without the necessity of any further act by any of the parties hereto.

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

         4.10      ADDITIONAL OBLIGATIONS OF THE PARENT.

         The Parent will

                   (a) execute, deliver and furnish all notices, certificates, communications, instruments, agreements, legal opinions and other documents and papers required to be executed, delivered or furnished by it (or its counsel) to the Owner pursuant to the provisions of the Lease Guaranty, to the Owner Collateral Trustee;

                   (b) do all such acts and execute and deliver all such further assurances required to be done or executed and delivered by it pursuant to the provisions of the Lease Guaranty; and

                   (c) not in any manner, whether by affirmative act or by omission, prevent the Owner from performing all of its obligations under the provisions of the Financing Documents.

5.       INFORMATION AS TO PARENT

         5.1       FINANCIAL AND BUSINESS INFORMATION.

         The Parent and the Lessee will deliver to each holder of Notes:

                   (a) QUARTERLY STATEMENTS -- as soon as available after the end of each fiscal quarter in each fiscal year of the Lessee (other than the last such fiscal quarter of each such fiscal year), and in any event within ninety (90) days thereafter,

                           (i) a balance sheet of the Lessee and consolidated
                   balance sheets of (A) the Parent and its consolidated subsidiaries and (B) the Parent and the Restricted Subsidiaries, in each case as at the end of such fiscal quarter, and

                           (ii) consolidated statements of operations,
                   shareholders' equity and cash flows, of (A) the Parent and its consolidated subsidiaries and (B) the Parent and its Restricted Subsidiaries, in each case for such fiscal quarter,

         setting forth in each case, in comparative form, the figures for the corresponding periods in the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer of the Parent, and accompanied by the certificate required by Section 5.2;

                   (b) ANNUAL STATEMENTS -- as soon as available after the end of each fiscal year of the Lessee, and in any event within one hundred twenty (120) days thereafter,

                           (i) a balance sheet of the Lessee and consolidated
                   balance sheets of (A) the Parent and its consolidated subsidiaries and (B) the Parent and the Restricted Subsidiaries, in each case, as at the end of such fiscal year, and

                           (ii) consolidated statements of operations,
                   shareholders' equity and cash flows of, the (A) the Parent and its consolidated subsidiaries and (B) the Parent and its Restricted Subsidiaries,, as at the end of such fiscal year, and, in each case for such fiscal year, setting forth in each case, in comparative form, the figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and certified as complete and correct by a Senior Financial Officer of the Parent, and accompanied by

                           (I) an opinion of independent certified public
                   accountants of recognized national standing, which opinion shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Parent, the Lessee or any other Subsidiary to continue as a going concern), state that such financial statements delivered pursuant to (b)(i)(A) and (b)(ii)(A) of this Section 5.1 present fairly, in all material respects, the financial position of the companies being reported upon and their results of their operations and their cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                           (II) a certification by a Senior Financial Officer of
                   the Parent that such consolidated statements are complete and correct, and

                           (III) the certificates required by Section 5.2 and
                   Section 5.3 hereof;

                   (c) AUDIT REPORTS -- promptly upon receipt thereof, a copy of each final report submitted to the Parent, the Lessee or any other Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent, the Lessee or any other Subsidiary;

                   (d) SEC AND OTHER REPORTS -- promptly (and in any event, within fifteen (15) days) upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Parent, the Lessee or any other Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters and routine correspondence and comment letters), and each amendment thereto, in respect thereof filed by the Parent, the Lessee or any other Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency (other than any Form S-8 filed with the Securities and Exchange Commission), and all press releases and other statements made available by the Parent, the Lessee or any other Subsidiary to its shareholders or to any class of its Voting Stock generally and to financial analysts and financial publications concerning material developments in the business of the Parent, the Lessee or any other Subsidiary;

                   (e)     ERISA --

                           (i) immediately upon becoming aware of the occurrence of any

                                    (A) "reportable event" (as defined in
                           section 4043 of ERISA),

                           or

                                    (B) "prohibited transaction" (as defined in
                           section 406 of ERISA or section 4975 of the IRC),

                   in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Parent or the Lessee, as the case may be, is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto; and

                           (ii) prompt written notice of and, where applicable,
                   a description of

                                    (A) any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                                    (B) any distress termination notice
                           delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                                    (C) the placement of any Multiemployer Plan
                           in reorganization status under Title IV of ERISA,

                                    (D) any Multiemployer Plan becoming
                           "insolvent" (as defined in section 4245 of ERISA) under Title IV of ERISA, and

                                    (E) the whole or partial withdrawal of the
                           Lessee or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith;

                   (f) CERTAIN ENVIRONMENTAL MATTERS -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 1.13 hereof;

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

                   (g) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within five
         (5) days of a Senior Financial Officer of the Lessee or Parent becoming aware of the existence of any condition or event that constitutes a Default, an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Parent or the Lessee, as the case may be, is taking or proposes to take with respect thereto;

                   (h) NOTICE OF CLAIMED DEFAULT -- within five (5) days of a Senior Financial Officer of the Lessee or the Parent becoming aware that the holder of any Note, or of any Debt of the Parent, the Lessee or any other Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default or default or event of default and what action the Parent or the Lessee, as the case may be, is taking or proposes to take with respect thereto;

                   (i) ACTIONS, PROCEEDINGS -- promptly after the commencement thereof, written notice of any action or proceeding relating to the Parent, the Lessee or any other Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect;

                   (j) RULE 144A -- promptly upon request to any holder of a Note (and to any "qualified institutional buyer" (as defined in Rule
         144A) to whom such Note may be offered or sold by such holder), the information required under paragraph (d)(4) of Rule 144A (or any similar successor provision of Rule 144A) to permit compliance with Rule 144A in connection with a resale of such Note, if such compliance is required; and

                   (k) REQUESTED INFORMATION -- with reasonable promptness, such other data and information (including, without limitation, each so-called "management letter" or similar analysis submitted to the Parent, the Lessee or any other Subsidiary by their respective independent accountants) as from time to time may be reasonably requested by any holder of Notes.

         5.2       OFFICER'S CERTIFICATES.

         Each set of financial statements delivered to each holder of Notes pursuant to Section 5.1(a) or Section 5.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent, setting forth:

                   (a) COVENANT COMPLIANCE -- the information (including calculations in reasonable detail) required in order to establish whether the Parent and the Lessee were in compliance with the requirements of Section 2.4 through Section 2.7, inclusive, Section
         2.12 and Section 2.13 during the period covered by the financial statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage,

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

         as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms of the Financing Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent or the Lessee, as the case may be, shall have taken or proposes to take with respect thereto.

         5.3       ACCOUNTANTS' CERTIFICATES.

         Each set of annual financial statements delivered pursuant to Section 5.1(b)(i)(A) and Section 5.1(b)(ii)(A) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating whether in making the examination necessary for the audit of such financial statements, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         5.4       INSPECTION.

         The Parent and the Lessee will permit the representatives of each holder of Notes, at the expense of the Parent and the Lessee at any time when a Default or Event of Default exists, and otherwise at the expense of such holder, to visit and inspect the Properties of the Parent, the Lessee or any of the other Subsidiaries (including, without limitation, the Leased Property), to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, managers, employees and present and former independent public accountants (and by this provision the Parent and the Lessee authorize said accountants to discuss the finances and affairs of the Parent, the Lessee and the other Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

         5.5       CONFIDENTIAL INFORMATION.

         Each holder of Notes will employ reasonable procedures and standards designed to maintain the confidential nature of all data and information that in the future is furnished to or obtained by such holder pursuant to Section 5.1 and Section 5.4 (provided that a holder of Notes shall be deemed to have complied with the foregoing requirement if in respect of such data and information such holder shall employ its customary business practices as used respecting its own proprietary business records), except such data and information that was or is available to the public, or was not or is not treated as confidential by any one or more of the Parent, the Lessee or the other Subsidiaries. Notwithstanding the foregoing, any holder of Notes may disclose such data and information:

                   (a) the disclosure of which is, in its sole good faith business and/or legal judgment, required in connection with regulatory requirements (including, without limitation, the requirements of the National Association of Insurance Commissioners) or other legal requirements related to its affairs, including, without limitation, the disclosure of such data and information in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation or request, or
         (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling, or pleading issued, filed, served or purported on its face to be issued, filed or served (A) by or under authority of any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity or (B) in connection with any proceeding (including, without limitation, any proceeding to enforce the obligations of the Parent or the Lessee under this Agreement or any other Financing Document), cause or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity provided the Parent is given reasonable prior written notice of any disclosure to be made under clause (i) or clause
         (ii) so that the Parent may take appropriate action to protect the confidentiality of such data and information, notwithstanding such disclosure;

                   (b) to any one or more of its employees, officers, directors, agents, attorneys, accountants or professional consultants who would have access to such data and information in the normal course of the performance of such Person's duties for such holder, so long as such holder employs reasonable procedures and standards designed to maintain the confidential nature of all such data and information that is disclosed to such Persons (provided that such holder shall be deemed to have complied with the foregoing requirement if in respect of such data and information such holder shall employ the customary business practices as used by such disclosing holder respecting its own proprietary business records);

                   (c) to Moody's, Standard & Poor's or any other nationally recognized financial rating service that is reviewing the credit rating of any holder of Notes or is rating or reviewing the rating of the Notes; provided it shall be advised of the confidential nature of such data and information prior to such disclosure; and

                   (d) to any prospective purchaser, securities broker or dealer or investment banker (who shall have agreed in writing, prior to such disclosure, to be bound by the provisions of this Section 5.5) in connection with the resale or proposed resale of all or any portion of the Notes by such holder.

No holder of Notes will be liable for the breach of this Section 5.5 by any other holder of Notes or by any Person to which any confidential data or information shall be delivered in accordance with this Section 5.5.

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

6.       INTERPRETATION OF THIS AGREEMENT

         6.1       TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section or other part hereof referred to following such term or in the Definition Appendix attached hereto.

         ACCEPTABLE REVOLVING CREDIT FACILITY -- means that certain Credit Agreement, dated as of June 26, 1995, by and among the Parent, Lessee, Tiffany & Co. International and the other Subsidiaries a party thereto, the Bank of New York, as Issuing Bank and Swingline Lender, the Bank of New York as Arranging Agent, the Bank of New York as Administrative Agent and the Lenders a party thereto and any renewal, replacement, extension, refinancing or refunding thereof so long as such renewal, replacement, refinancing or refunding is a revolving credit facility established for the purpose of providing the Parent and one or more of its Subsidiaries with working capital.

         ADDITIONAL RENTAL -- has the meaning assigned to such term in the Lease.

         AFFILIATE -- means, at any time, a Person (other than a Restricted Subsidiary)

                   (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Parent,

                   (b) that beneficially owns or holds five percent (5%) or more of the Voting Stock of the Parent,

                   (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the Equity) of which is beneficially owned or held by the Parent or a Restricted Subsidiary, or

                   (d) that is an officer or director of the Parent, the Lessee or any other Subsidiary, at such time.

As used in this definition:

                   Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS -- means this Agreement and Consent to Assignment, as it may be amended and restated from time to time.

         APPROVED CONSTRUCTION DOCUMENTS -- has the meaning assigned to such term in the Lease.

         ARCHITECT -- has the meaning assigned to such term in the Definition Appendix.

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

         ASSIGNEE -- has the meaning assigned to such term in the Lease.

         ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS -- has the meaning assigned to such term in the Definition Appendix.

         ASSIGNMENT OF LEASES AND RENTS -- has the meaning assigned to such term in the Definition Appendix.

         BASE RENTAL -- has the meaning assigned to such term in the Lease.

         BASIC TERM COMMENCEMENT DATE -- has the meaning assigned to such term in the Definition Appendix.

         BENEFICIARY COLLATERAL TRUSTEE -- introductory paragraph.

         BENEFICIARY GUARANTY -- has the meaning assigned to such term in the Definition Appendix.

         BENEFICIARY NOTE PURCHASE AGREEMENT -- Recital C.

         BENEFICIARY NOTES -- Recital D.

         BENEFICIARY TRUST INDENTURE -- introductory paragraph.

         BENEFICIARY TRUSTEE -- introductory paragraph.

         BUSINESS DAY -- has the meaning assigned to such term in the Definition Appendix.

         CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee thereunder is required to recognize in accordance with GAAP the acquisition of an asset and the incurrence of a liability at such time.

         CLOSING -- has the meaning assigned to such term in the Definition Appendix.

         CLOSING DATE -- has the meaning assigned to such term in the Definition Appendix.

         COLLATERAL TRUSTEE -- introductory paragraph.

         CONSOLIDATED DEBT -- means, at any time, the aggregate amount of Debt of the Parent, the Lessee and the other Restricted Subsidiaries, determined at such time after eliminating intercompany transactions among the Parent, the Lessee and the other Restricted Subsidiaries.

         CONSOLIDATED EBIT -- means, for any period, the sum of

                   (a) Consolidated Net Income, plus

                   (b) the aggregate amount (to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income for such period), of

                           (i)      income tax expense and

                           (ii)     Consolidated Interest Expense,

in each case accrued for such period by the Parent, the Lessee and the other Restricted Subsidiaries, determined on a consolidated basis for such Persons.

         CONSOLIDATED INTEREST EXPENSE -- means, for any period, the amount of interest accrued on, or with respect to, Consolidated Debt for such period, including, without limitation, amortization of debt discount and imputed interest on Capital Leases.

         CONSOLIDATED NET INCOME -- means, for any period, net earnings (or loss) after income taxes of the Parent, the Lessee and the other Restricted Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP for such period.

         CONSOLIDATED SHAREHOLDERS EQUITY -- means at any time, shareholders equity of the Parent, the Lessee and the other Restricted Subsidiaries at such time, determined on a consolidated basis for such Persons in accordance with GAAP.

         CONSOLIDATED TOTAL ASSETS -- means at any time the total assets of the Parent, the Lessee and the other Restricted Subsidiaries that would be shown as assets on a consolidated balance sheet of the Parent, the Lessee and its other Restricted Subsidiaries prepared in accordance with GAAP as of such time.

         CONSOLIDATED TOTAL CAPITALIZATION -- means, at any time, the sum of

                   (a) Consolidated Debt, plus

                   (b) Consolidated Shareholders Equity

in each case determined at such time.

         CONSTRUCTION AGENCY AGREEMENT -- has the meaning assigned to such term in the Definition Appendix.

         CONTROLLED SUBSTANCES -- means any substances or materials, the presence of which may allow forfeiture of property pursuant to 21 U.S.C. Section 881, as amended from time to time.

         DEBT -- means, at any time, with respect to any Person, without duplication:

                   (a) its liabilities for borrowed money (whether or not evidenced by a Security);

                   (b) any obligations in respect of any Capital Lease of such Person;

                   (c) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                   (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at five percent (5%) per annum;

                   (e) all obligations of such Person in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money), but in no event including any contingent obligations in respect of any such items incurred in the ordinary course of business to obtain, or facilitate the obtaining, of trade credit for the purchase of goods by such Person; and

                   (f) any Guaranty of such Person of any obligation or liability constituting Debt of another Person.

         DEBT PREPAYMENT APPLICATION -- means, with respect to any Transfer of property, the application by the Lessee or the other Restricted Subsidiaries, within the one hundred eighty (180) day period following the consummation of such Transfer, of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to the prepayment of the principal of Debt of the Lessee or such other Restricted Subsidiaries in accordance with the terms hereof and of each agreement and instrument relating to such Debt (other than Debt owing to the Parent, the Lessee or any of the other Restricted Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility providing the Lessee or any of the Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt).

         DEFAULT -- has the meaning assigned to such term in either or both of the Indentures.

         DEFINITION APPENDIX -- means the Definition Appendix attached hereto.

         DISPOSITION VALUE -- means, at any time, with respect to any Property

                   (a) in the case of Property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Parent and the Lessee, and

                   (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Restricted Subsidiary that issued such stock as is equal to the percentage that the book value of such

         Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Parent.

         DOLLARS OR $ -- means United States dollars.

         ENVIRONMENTAL LEGAL REQUIREMENTS -- has the meaning assigned to such term in the Definition Appendix.

         EQUITY -- means ownership interests (including, without limitation, capital stock of any class or classes, general or limited partnership interests or other distributive interests) of or in a corporation, partnership or other Person, the holders, members or owners of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions) or otherwise control fundamental operations and changes in such corporation, partnership or Person.

         ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA AFFILIATE -- means any corporation or trade or business that:

                   (a) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Lessee; or

                   (b) is under common control (within the meaning of section 414(c) of the IRC) with the Lessee.

         EVENT OF DEFAULT -- has the meaning assigned to it in either or both of the Indentures.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934 of the United States of America, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         EXCLUDED TRANSFERS -- Section 2.6.

         FAIR MARKET VALUE -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         FINANCING DOCUMENTS -- has the meaning assigned to such term in the Definition Appendix.

         FOREIGN PENSION PLAN -- means any plan, fund or other similar program

                   (a) established or maintained outside of the United States of America by any one or more of the Parent, the Lessee or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are individuals not residing in the United States of America) of the Lessee or such Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                   (b) not otherwise subject to ERISA.

         GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

         GOVERNMENTAL AUTHORITY -- means:

                   (a) the government of

                           (i) the United States of America and any state, local
                   or other political subdivision thereof, or

                           (ii) any other jurisdiction (y) in which the Parent,
                   the Lessee or any other Subsidiary conducts all or any part of its business or (z) that asserts jurisdiction over the conduct of the affairs or Properties of the Parent, the Lessee or any other Subsidiary; and

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GUARANTEED OBLIGATIONS -- has the meaning assigned to such term in the Lease Guaranty.

         GUARANTY -- means, with respect to any Person (for the purposes of this definition, the "GUARANTOR"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the
Guarantor:

                   (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                   (b) to advance or supply funds

                           (i) for the purpose of payment of such indebtedness
                   or obligation,

                   or

                           (ii) to maintain working capital or other balance
                   sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                   (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                   (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

         HAZARDOUS MATERIAL -- means any (i) hazardous wastes and/or toxic chemicals, materials, substances or wastes as defined by the Environmental Legal Requirements; (ii) any "oil," as defined by the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251 et seq., as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling; (iv) any asbestos or asbestos containing materials, polychlorinated biphenyls in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon at levels over four picocuries per cubic liter; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes; (vi) industrial, nuclear or medical by-products; (vii) underground storage tanks (whether filled or unfilled); (viii) substance which is a Controlled Substance; and (ix) lead.

         INDENTURES -- means the Beneficiary Trust Indenture and the Owner Trust Indenture.

         INTERGROUP TRANSFER -- Section 2.6.

         INTERIM RENTAL -- has the meaning assigned to such term in the Lease.

         INVENTORY -- Section 2.13.

         INVESTMENTS -- means any investment, made in cash or by delivery of Property, by the Parent, the Lessee or any other Restricted Subsidiary:

                   (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

                   (b) in any Property.

         IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         IRS -- means the Internal Revenue Service and any successor agency.

         LEASE -- preliminary statement F.

         LEASE GUARANTY -- preliminary statement G.

         LEASED PROPERTY -- preliminary statement B.

         LEASE PAYMENT -- Section 3.2.

         LEGAL REQUIREMENTS -- has the meaning assigned to such term in the Definition Appendix.

         LESSEE -- introductory paragraph.

         LESSEE DEBT -- means, at any time, the aggregate amount of Debt of the Lessee, determined at such time.

         LESSEE OBLIGATIONS -- means all of the obligations of Lessee under (a) the Lease, including without limitation the Lease Payments, and (b) the Construction Agency Agreement.

         LESSEE TOTAL CAPITALIZATION -- means, at any time, the sum of

                   (a) Lessee Debt at such time, plus

                   (b) shareholders equity of the Lessee, determined at such time in accordance with GAAP.

         LICENSES AND PERMITS -- has the meaning assigned to such term in the Definition Appendix.

         LIEN -- means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any Property of such Person (including in the case of stock or shares, stockholder or shareholder agreements, voting trust agreements and all similar arrangements). The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

         MARGIN SECURITY -- means "margin stock" within the meaning of Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

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

         MATERIAL ADVERSE EFFECT -- means a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Parent, the Lessee and the Restricted Subsidiaries, taken as a whole, or on the ability of the Parent or the Lessee to perform its respective obligations set forth herein, in the Lease Guaranty, the Construction Agency Agreement and under the Lease.

         MULTIEMPLOYER PLAN -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Lessee or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

         NET PROCEEDS AMOUNT -- means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

                   (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                   (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         NOTE PURCHASE AGREEMENTS -- means the Owner Note Purchase Agreements and the Beneficiary Note Purchase Agreements.

         NOTES -- means the Owner Notes and the Beneficiary Notes.

         ORDINARY COURSE TRANSFER -- Section 2.6.

         OWNER -- introductory paragraph.

         OWNER COLLATERAL TRUSTEE -- introductory paragraph.

         OWNER FINANCING DOCUMENTS -- introductory paragraph.

         OWNER NOTE PURCHASE AGREEMENT -- preliminary statement A.

         OWNER NOTES -- preliminary statement B.

         OWNER TRUST ESTATE -- the trust estate created by that certain Trust Agreement 1995- 1, dated as of July 1, 1995, between Owner and Beneficiary Trustee.

         OWNER TRUST INDENTURE -- introductory paragraph.

         PARENT -- has the meaning assigned to such term in the Definition Appendix.

         PAYMENTS -- Section 3.4.

         PBGC -- means the Pension Benefit Guaranty Corporation, and any Person succeeding to the functions of the PBGC.

         PENSION PLAN -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Lessee or any ERISA Affiliate for employees of the Lessee or such ERISA Affiliate, excluding any Multiemployer Plan.

         PERSON -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PLACEMENT AGENT -- means BOT Financial Services, Inc.

         PLACEMENT MATERIALS -- means the Placement Memorandum and each of the other documents set forth on Part 1.1 of Annex 1.

         PLACEMENT MEMORANDUM -- means the Private Placement Offering Memorandum dated August, 1995, in respect of the issuance of the Notes, prepared by the Placement Agent, including all appendixes, exhibits and schedules contained therein.

         PLANS AND SPECIFICATIONS -- has the meaning assigned to such term in the Definition Appendix.

         PROJECT -- has the meaning assigned to such term in the Definition Appendix.

         PROJECT BUDGET -- has the meaning assigned to such term in the Definition Appendix.

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PROPERTY DISPOSITION DATE -- Section 2.6.

         PROPERTY REINVESTMENT APPLICATION -- means, with respect to any Transfer of property, the acquisition by the Parent, the Lessee or any other Restricted Subsidiary, within the one hundred eighty (180) day period following the date of the consummation of such Transfer, of operating assets of the Parent, the Lessee or any other Restricted Subsidiary to be used in the ordinary course of business of such Person.

         PURCHASE MONEY LIEN -- means

                   (a) a Lien held by any Person (whether or not the seller of such Property) on tangible Property acquired or constructed by the Parent, the Lessee or any other Restricted Subsidiary after the Closing Date, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that

                           (i) such Lien is created contemporaneously with, or
                   within one hundred twenty (120) days of, such acquisition or the substantial completion of such construction,

                           (ii) such Lien encumbers only Property purchased or
                   constructed after the Closing Date and acquired with the proceeds of the Debt secured thereby, and

                           (iii) such Lien is not thereafter extended to any
                   other Property;

                   (b) any Lien existing on any Property at the time such Property is acquired after the Closing Date by the Parent, the Lessee or any other Restricted Subsidiary (whether or not the Debt or other obligations secured thereby have been assumed by the Parent, the Lessee or such other Restricted Subsidiary), provided that

                           (i) no such Lien shall extend to or cover any
                   Property other than the Property subject to such Lien at the time of any such transaction, and

                           (ii) such Lien was not created in contemplation of
                   any such transaction;

                   (c) any Lien existing on Property of any Person at the time it becomes a Subsidiary or is merged into or consolidated with the Parent, the Lessee or any other Restricted Subsidiary after the Closing Date or at the time of a sale, lease or other disposition of all or substantially all of the Property of a Person to the Parent, the Lessee or any other Restricted Subsidiary after the Closing Date, provided that

                           (i) no such Lien shall extend to or cover any
                   Property other than the Property subject to such Lien at the time of any such transaction, and

                           (ii) such Lien was not created in contemplation of
                   any such transaction; and

                   (d) a Lien on Property arising in connection with a Capital Leases so long as each such Lien encumbers only Property that is the subject of the related Capital Lease and no other Property of the Lessee or any other Subsidiary.

Any Lien existing on Property acquired by the Parent, the Lessee or another Restricted Subsidiary or on Property of a Person that becomes a Restricted Subsidiary after the Closing Date will be deemed to have been granted on the date such Property is acquired or such Person becomes a Restricted Subsidiary.

         PURCHASERS -- preliminary statement A.

         REQUIRED HOLDERS -- means, at any time, the holders of more than sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Parent, the Lessee, the Owner, the Beneficiary Trustee, any Subsidiary and any Affiliate).

         RESTRICTED INVESTMENTS -- means all Investments except the following:

                   (a) property to be used in the ordinary course of business of the Parent, the Lessee and the other Restricted Subsidiaries;

                   (b) current assets arising from the sale of goods and services in the ordinary course of business of the Parent, the Lessee and the other Restricted Subsidiaries;

                   (c) Investments in the Parent or in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

                   (d) Investments existing on the date of the Closing and disclosed in Part 2.14(a) of Annex 2;

                   (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                   (f) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                   (g) Investments in commercial paper rated "A-1" or better by S&P or "P-1" or better by Moodys and maturing not more than 270 days from the date of creation thereof;

                   (h) Investments in Repurchase Agreements;

                   (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

                   (j) Investments in interest rate protection arrangements and other hedging transactions;

                   (k) Investments in Transfers permitted under Section 2.6; and

                   (l) Investments in Debt permitted under Section 2.12(c).

For purposes of this Agreement, an Investment shall be valued at the lesser of
(i) cost and (ii) the value at which such Investment is to be shown on the books of the Parent and its Subsidiaries in accordance with GAAP.

As used in this definition of "Restricted Investments":

                   Acceptable Bank -- means any bank or trust company (A) (i) which is organized under the laws of the United States of America or any State thereof and (ii) has capital, surplus and undivided profits aggregating at least Five Hundred Million

         Dollars ($500,000,000) or (B) (i) which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and (ii) which has undivided capital surplus of not less than One Billion Dollars ($1,000,000,000) (or its foreign currency equivalent) and, in each case, whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national or international standing.

                   Acceptable Broker-Dealer -- means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                   Moody's -- means Moody's Investors Service, Inc.

                   Repurchase Agreement -- means any written agreement

                           (a) that provides for (i) the transfer of one or more
                   United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Parent, the Lessee or any of the other Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Parent, the Lessee or such other Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Parent, the Lessee or such other Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                           (b) in respect of which the Parent, the Lessee or
                   such other Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                           (c) in connection with which the Parent, the Lessee
                   or such other Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                   S&P -- means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                   United States Governmental Security -- means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         RESTRICTED PAYMENT -- means

                   (a) any dividend or other distribution (whether in the form of cash or any other Property), direct or indirect, made on account of any shares of capital stock of the Parent or any Restricted Subsidiary (other than on account of capital stock owned legally and beneficially by the Parent or another Restricted Subsidiary), except a dividend payable solely in shares of capital stock of such Restricted Subsidiary, and except stock splits in connection with which no Property is distributed and only the number of outstanding shares of such stock is increased, or

                   (b) any optional or mandatory redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of the Parent or any Restricted Subsidiary (other than capital stock owned legally and beneficially by the Parent or a Restricted Subsidiary), or of any warrants, rights, or options to acquire any shares of such capital stock.

         RESTRICTED SUBSIDIARY -- means the Lessee and each other Subsidiary of which one hundred percent (100%) (by number of votes and exclusive of director's qualifying shares) of each class of the Voting Stock is owned by the Parent or another Restricted Subsidiary.

         SECURITIES ACT -- means the Securities Act of 1933, as amended.

         SECURITY -- means "security" as defined by section 2(1) of the Securities Act.

         SENIOR FINANCIAL OFFICER -- means, with respect to any Person, the chief financial officer, the principal accounting officer, the treasurer or the comptroller of such Person if such Person is a corporation or an individual performing a similar function if such Person is not a corporation.

         SENIOR OFFICER -- means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the controller, the treasurer or any vice president of such Person if such Person is a corporation or an individual performing a similar function if such Person is not a corporation.

         SIGNIFICANT AFFILIATE -- means any officer, director or holder of fifty percent (50%) or more of the Voting Stock of the Parent, the Lessee or any Restricted Subsidiary.

         SUBSIDIARY -- means a corporation of which the Parent owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock.

         SUBSIDIARY STOCK -- means the capital stock (or any options or warrants to purchase capital stock or other Securities exchangeable for or convertible into capital stock) of any Restricted Subsidiary.

         SUBSTANTIAL PORTION -- means, with respect to any Transfer of Property, any portion of Property of the Parent, the Lessee and the other Restricted Subsidiaries, if the Disposition Value of such Property, when added to the Disposition Value of all other Property of the Parent, the Lessee and the other Restricted Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the 365-day period ending on and including the Property Disposition Date of such Property exceeds an amount equal to ten percent (10%) of Consolidated Total Assets determined as of the end of the then most recently ended fiscal year of the Parent.

         SUCCESSOR CORPORATION -- Section 2.8.

         TANGIBLE NET WORTH -- means with respect to any Person , at any time, Tangible Assets of such Person determined at such time minus the aggregate amount of liabilities of such Person determined at such time. As used in this definition:

                   "Tangible Assets" means all assets except:

                   (a) the aggregate amount of deferred assets, other than prepaid insurance and prepaid taxes,

                   (b) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets, and

                   (c) unamortized debt discount and expense.

         TRANSFER -- means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its Property, including, without limitation, Subsidiary Stock.

         VOTING STOCK -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

         6.2       ACCOUNTING PRINCIPLES.

         Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

         6.3       DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         6.4       SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                   (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

                   (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         6.5       GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH JURISDICTION THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH JURISDICTION.

7.       MISCELLANEOUS

         7.1       COMMUNICATIONS.

                   (a) METHOD; ADDRESS. All communications hereunder shall be in writing, shall be hand delivered, sent by overnight courier of international reputation or sent by facsimile transmission (confirmed by delivery by overnight courier of international reputation sent the same or the next Business Day as the day of transmission of such facsimile transmission) and shall be addressed,

                           (i)      if to the Lessee or Parent:

                                            Tiffany & Co.
                                            727 Fifth Avenue
                                            New York, New York 10022
                                            Attention:  General Counsel
                                            Phone:  (212) 605-4601
                                            Facsimile:  (212) 605-4177

                                    with a copy to

                                        Tiffany and Company
                                        5 Sylvan Way
                                        Parsippany, New Jersey 07054
                                        Attention: Assistant Treasurer
                                        Phone:  (201) 971-3658
                                        Facsimile:  (201) 971-3672

         or at such other address as the Parent or the Lessee shall have furnished in writing to the Collateral Trustee and all holders of the Notes at the time outstanding,

                           (ii)     if to the Collateral Trustee,

                                        Fleet National Bank of Connecticut
                                        777 Main Street
                                        Hartford, Connecticut  06115
                                        Attention Corporate Trust Administration
                                        Phone: (860) 986-4236
                                        Facsimile: (860) 986-7920

         or at such other address as the Collateral Trustee shall have furnished in writing to the Lessee and all holders of the Notes at the time outstanding, and

                           (iii)    if to any of the holders of the Notes,

                                    (A) if such holder is a Purchaser, at its
                           respective address set forth on Annex 1 to the applicable Note Purchase Agreement, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to such holder, and

                                    (B) if such holder is not a Purchaser, at
                           its respective address set forth in the applicable register for the registration and transfer of Notes maintained by the Owner or Beneficiary Trustee, as the case may be, pursuant to the applicable Indenture, or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 7.1.

                   (b) WHEN GIVEN. Any communication properly addressed and sent in accordance with Section 7.1(a) shall be deemed to be received when actually presented for delivery at the address of the addressee.

         7.2       AMENDMENT AND WAIVER.

                   (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Parent, the Lessee and the Collateral Trustee.

                  (b) REQUIRED HOLDERS' CONSENT. The Collateral Trustee will not enter into any amendment or waiver in respect of this Agreement without the written consent of the Required Holders and, in the case of any such amendment or waiver which affects the payment obligations of the Lessee or the Parent, all other holders of the Notes.

         7.3      REPRODUCTION OF DOCUMENTS.

         This Agreement, each of the other Financing Documents and all documents relating thereto, including, without limitation,

                   (a) consents, waivers and modifications that may hereafter be executed,

                   (b) documents received by the Purchasers at the closing of your purchase of the Notes (except the Notes themselves), and

                   (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers or any other holder of Notes,

may be reproduced by the Collateral Trustee or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and the Collateral Trustee and each holder of Notes may destroy any original document so reproduced. The Parent and the Lessee agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Collateral Trustee or such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section
7.3 shall prohibit the Parent, the Lessee, the Collateral Trustee or any holder of Notes from contesting the validity or the accuracy of any such reproduction.

         7.4      SURVIVAL.

         All warranties, representations, certifications and covenants made by the Parent and the Lessee herein or in any certificate or other instrument delivered by it or on its behalf shall be considered to have been relied upon by the Collateral Trustee and the holders of Notes and shall survive the delivery to the Purchasers of the Notes regardless of any investigation made by them or on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Parent and the Lessee hereunder.

         7.5      SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Collateral Trustee and all holders, from time to time, of Notes, and shall be enforceable by the Collateral Trustee or any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made. Anything contained in this Section 7.5 notwithstanding, the Parent and the Lessee may not assign any of its respective rights, duties or obligations hereunder, under the Lease Guaranty, the Lease or under any of the other Financing Documents other than as specified in the Financing Documents.

         7.6      ENTIRE AGREEMENT; SEVERABILITY.

         This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms. In case any one or more of the provisions contained in this Agreement or in any other Financing Document, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         7.7      DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

         Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

                                       TIFFANY & CO.

                                       By /s/ William R. Chaney
                                          ---------------------------
                                           Name:  Willaim R. Chaney
                                           Title: Chairman of Board of Director,
                                                  President and Chief Executive
                                                  Officer

                                       TIFFANY AND COMPANY

                                       By /s/ James N. Fernandez
                                          ---------------------------
                                           Name:  James N. Fernandez
                                           Title: Senior Vice President
                                                  Chief Financial Officer

                            FLEET NATIONAL BANK OF CONNECTICUT, NOT
                            IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER COLLATERAL TRUSTEE UNDER THE OWNER COLLATERAL TRUST INDENTURE

                            By /s/ Susan C. Merker
                               --------------------------------------
                                Name:  Susan C. Merker
                                Title:  Assistant Vice President

                            FLEET NATIONAL BANK OF CONNECTICUT, NOT
                            IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS BENEFICIARY COLLATERAL TRUSTEE UNDER THE BENEFICIARY COLLATERAL TRUST INDENTURE

                            By /s/ Susan C. Merker
                               --------------------------------------
                                Name:  Susan C. Merker
                                Title:  Assistant Vice President

         The undersigned First Fidelity Bank, National Association, not in its individual capacity, but solely as the trustee under that certain Trust Agreement 1995-1, dated as of July 1, 1995, as Owner, acknowledges receipt of a copy of the foregoing Agreement and Consent to Assignment and is in agreement in all respect therewith and confirms that the assignment of the Lease, the Construction Agency Agreement and the Parent Guaranty which are referred to therein have taken place.

                                       FIRST FIDELITY BANK,
                                       NATIONAL ASSOCIATION, A
                                       NATIONAL BANKING
                                       ASSOCIATION, NOT IN ITS
                                       INDIVIDUAL CAPACITY, BUT
                                       SOLELY AS TRUSTEE PURSUANT
                                       TO AN AGREEMENT CAPTIONED
                                       "TRUST AGREEMENT 1995-1"
                                       DATED AS OF JULY 1, 1995,
                                       AS AMENDED

                                       By /s/ W. Jeffrey Kramer
                                          ---------------------------
                                       Name W. Jeffrey Kramer
                                            -------------------------
                                       Title  Vice President
                                            -------------------------

                                     ANNEX 1
                       INFORMATION AS TO PARENT AND LESSEE

PART 1.1          PLACEMENT MATERIALS

         Parent's Annual Report to Shareholders for the fiscal year ended January 31, 1995

         Parent's 1995 Proxy Statement

         Parent's Annual Report on Form 10-K for the fiscal year ended January 31, 1995

         Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1995 and July 31, 1995

PART 1.2(a)       FINANCIAL STATEMENTS

         From Parent's Annual Report to Shareholders for the fiscal year ended January 31, 1995:

                  Parent's Consolidated Statements of Operations for the fiscal years ended January 31, 1995, 1994 and 1993

                  Parent's Consolidated Balance Sheets as of January 31, 1995 and 1994

                  Parent's Consolidated Statements of Cash Flows for the fiscal years ended January 31, 1995, 1994 and 1993

                  Parent's Consolidated Statements of Stockholders' Equity as of January 31, 1995, 1994 and 1993

         From Parent's Annual Report on Form 10-Q for the fiscal quarter ended April 30, 1995:

                  Parent's Consolidated Balance Sheets as of April 30, 1995 (unaudited) and January 31, 1995

                  Parent's Consolidated Statements of Income for the three months ended April 30, 1995 and 1994 (unaudited)

                  Parent's Consolidated Statements of Stockholders' Equity for the three months ended July 31, 1995 (unaudited)

                  Parent's Consolidated Statements of Cash Flows for the three months ended April 30, 1995 and 1994 (unaudited)

         From Parent's Annual Report on Form 10-Q for the fiscal quarter ended July 31, 1995:

                  Parent's Consolidated Balance Sheets as of July 31, 1995 (unaudited) and January 31, 1995

                  Parent's Consolidated Statements of Income for the three and six months ended July 31, 1995 and 1994 (unaudited)

                  Parent's Consolidated Statements of Stockholders' Equity for the three and six months ended July 31, 1995 (unaudited)

                  Parent's Consolidated Statements of Cash Flows for the six months ended July 31, 1995 and 1994 (unaudited)

PART 1.2(b) DEBT

                  $130,000,000 Five-Year Revolving Credit Facility provided under a certain Credit Agreement dated as of June 26, 1995 by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, the Subsidiary Borrowers party thereto, the Lenders party thereto, The Bank of New York, as Issuing Bank and Swing Line Lender, The Bank of New York, as Arranging Agent, and The Bank of New York, as Administrative Agent (unsecured; $83,984,590 outstanding as of December 4, 1995), together with the guaranties of Tiffany & Co., Tiffany and Company, Tiffany & Co. International and Tiffany & Co. Japan Inc. issued in connection therewith

                  $51,500,000 Tiffany and Co. 7.52% Senior Notes Due January 31, 2003 (unsecured; $51,500,000 outstanding), together with the guaranties of Tiffany and Company, Tiffany & Co. International and Tiffany & Co. Japan Inc. issued in connection therewith

                  $50,000,000 Tiffany & Co. 6.375% Convertible Subordinated Debentures Due March 15, 2001 (unsecured; $50,000,000 outstanding)

PART 1.3          SUBSIDIARIES AND AFFILIATES

         Subsidiaries

         Tiffany & Co. International (Delaware - 100%)
                  Tiffany & Co. Japan Inc. (Delaware - 100%)
                  Tiffany - Faraone S.p.A. (Italy - 100%)
                  Tiffany & Co. Pte Ltd. (Singapore - 100%)
                  Tiffany & Co. Watch Center S.A. (Switzerland - 100%) Tiffany & Co. of New York Ltd. (Hong Kong - 100%) Tiffany & Co. Overseas Finance B.V. (Netherlands - 100%) Tiffany & Co. A.G. (Switzerland - 100%)
         Tiffany and Company (New York - 100%)

                  Tiffany & Co. (United Kingdom - 100%)
                  Societe Francaise pour le Developpement de la Porcelaine d'Art (France - 100%)
                  Tiffany & Co. (New York) Pty. Ltd. (Australia - 100%)
                  Howard H. Sweet & Son, Inc. (Delaware - 100%)
                  Tiffany & Co. K.K. (Japan - 51%)
                  Judel Products Corp. (West Virginia - 100%)
                  Tiffany & Co. ICT, Inc. (Delaware - 100%)

         Affiliates (as of April 7, 1995)

                  Mitsukoshi Limited (holder of 13.6% of the common stock of the Parent)

                  The Merchant Navy Officers Pension Fund (holder of 7.0% of the common stock of the Parent)

                  Tiffany & Co. K.K. (51% of the common stock of which is held by the Lessee, 49% of the common stock of which is held by Mitsukoshi Limited)

PART 1.4          TITLE TO PROPERTY

         The sections entitled "Trademarks" and "Designer Licenses" in Parent's Annual Report on Form 10-K for the fiscal year ended January 31, 1995 and Exhibits 10.5 and 10.54 thereto are hereby incorporated herein and made part hereof.

PART 1.10         RESTRICTIONS

         Credit Agreement dated as of June 26, 1995 by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, the Subsidiary Borrowers party thereto, the Lenders party thereto, The Bank of New York, as Issuing Bank and Swing Line Lender, The Bank of New York, as Arranging Agent, and The Bank of New York, as Administrative Agent

         Note Purchase Agreements dated December 1, 1992 by and between Tiffany & Co. and the Purchasers listed in Schedule I thereto under which Tiffany & Co. issued its 7.52% Senior Notes Due January 31, 2003

         Indenture dated as of March 15, 1991 by and between Tiffany & Co., as Issuer, and Manufacturers Hanover Trust Company, as Trustee, under which Tiffany & Co. issued its 6.375% Convertible Subordinated Debentures Due March 15, 2001

PART 1.26         EXCEPTIONS TO LEASE REPRESENTATIONS

         None.

                                     ANNEX 2

PART 2.13(a)(vii)          EXISTING LIENS

         Security interest from Howard H. Sweet & Son, Inc. in favor of Rhode Island Hospital Trust National Bank ("RIHT") covering certain precious metal on consignment from RIHT

         Security interest from Howard H. Sweet & Son, Inc. in favor of Credit Suisse, New York Branch ("Credit Suisse") covering certain precious metal on consignment from Credit Suisse

PART 2.14(a)               INVESTMENTS

         $1,000,000 New York City Investment Fund, L.L.C.

================================================================================



                               DEFINITION APPENDIX



================================================================================

         Unless the context otherwise required. each of the following terms shall have the following meaning for all purposes of the Lease, the Owner Trust Indenture, the Beneficiary Trust Indenture, the Construction Agency Agreement and such other agreements as may incorporate this Definition Appendix by reference, except as otherwise specifically provided herein or therein. The terms defined herein have the respective meanings set forth herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.

         ACQUISITION COSTS -- means all costs incurred by Owner to acquire the Land, including, without limitation, any brokerage commissions payable by Owner or Lessee, which costs are set forth in the Project Budget under the heading "Acquisition Costs"

         ADDITIONAL RENTAL -- means the amounts referred to as such in Section 5(b) of the Lease.

         AFFILIATE -- means, at any time, a Person (other than a Restricted Subsidiary)

                  (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Parent,

                  (b) that beneficially owns or holds five percent (5%) or more of the Voting Stock of the Parent,

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the Equity) of which is beneficially owned or held by the Parent or a Restricted Subsidiary, or

                  (d) that is an officer or director of the Parent, the Lessee or any other Subsidiary,

at such time.

As used in this definition:

                  Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGENT -- means Tiffany and Company, a New York corporation, as agent under the Construction Agency Agreement.

         AGREEMENT AND CONSENT TO ASSIGNMENT -- means that certain Agreement and Consent to Assignment, dated as of December 1, 1995, among Lessee, Parent, the Owner Collateral Trustee and the Beneficiary Collateral Trustee, as may be amended from time to time.

         APPROVED CONSTRUCTION DOCUMENTS -- means the Construction Contract, Architect's Contract, the Plans and Specifications and the other documents included in the definition of "Approved Construction Documents" in Section 7.1(a) of the Construction Agency Agreement.

         ARCHITECT -- means Perkins & Will Architects, P.C., the architect who has prepared the Plans and Specifications for the Improvements pursuant to the Architect's Contract, and any successor architect consented to in writing by Owner and the Owner Collateral Trustee under the Construction Agency Agreement.

         ARCHITECT'S CONSENT -- as defined in the Owner Note Purchase Agreement.

         ARCHITECT'S CONTRACT -- means that certain Agreement dated as of December 15, 1993 between the Architect and Lessee, as the same may be amended, supplemented or replaced from time to time, in accordance with the Construction Agency Agreement.

         ASSIGNEE -- shall have the meaning set forth in Section 19(b) of the Lease.

         ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS -- means that certain Collateral Assignment and Security Agreement in respect of Contracts, Licenses and Permits, between the Owner and the Owner Collateral Trustee, as may be amended from time to time.

         ASSIGNMENT OF LEASES AND RENTS -- means that certain Assignment of Leases and Rents, dated as of December 1, 1995, between the Owner and the Owner Collateral Trustee, as may be amended from time to time.

         ASSOCIATION -- shall have the meaning set forth in Section 13 of the Lease.

         AUTHORIZED DENOMINATION -- shall (a) with respect to the Owner Notes have the meaning set forth in Section 1.2 of the Owner Trust Indenture and (b) with respect to the Beneficiary Notes have the meaning set forth in Section 1.2 of the Beneficiary Trust Indenture.

         BANK -- Fleet National Bank of Connecticut, in its individual capacity.

         BANKRUPTCY CODE -- means Title 11 of the United States Code (as such may be amended from time to time) or the statutory successor thereto.

         BANKRUPTCY LAW -- means any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect.

         BASE RENTAL -- shall have the meaning set forth in Section 5 of the Lease.

         BASE RENT PAYMENT DATE -- means each January 31 and each July 31, commencing on July 31, 1997, in each year during the Term and inclusive of the Termination Date.

         BASIC LEASE TERM -- shall have the meaning set forth in Section 3 of the Lease.

         BASIC LEASE TERM EXPIRATION DATE -- means January 31, 2000.

         BASIC LEASE TERM COMMENCEMENT DATE -- means the earlier of the Conversion Date and July 31, 1997.

         BENEFICIARY or BENEFICIARY TRUSTEE -- means the beneficiary of the Owner Trust Estate and its successors and assigns. The initial Beneficiary is First Fidelity Bank, National Association, not in its individual capacity, but solely as trustee under that certain Trust Agreement 1995-2 dated as of July 1, 1995, as amended.

         BENEFICIARY CASH COLLATERAL ACCOUNT -- shall have the meaning set forth in Section 3.3(a) of the Beneficiary Trust Indenture.

         BENEFICIARY COLLATERAL TRUSTEE -- means Fleet National Bank of Connecticut, a national banking association, in its capacity as "Collateral Trustee" under the Beneficiary Trust Indenture.

         BENEFICIARY FINANCING DOCUMENTS -- shall have the meaning assigned to such term in the Beneficiary Note Purchase Agreements.

         BENEFICIARY FINANCING STATEMENTS -- as defined in the Beneficiary Trust Indenture.

         BENEFICIARY GUARANTY -- means that certain Guaranty from Beneficiary pursuant to which the Beneficiary agrees to guarantee the full payment and performance by Owner of the Owner Notes, as may be amended from time to time.

         BENEFICIARY NOTE PAYMENT ACCOUNT -- shall have the meaning set forth in
Section 3.2(a) of the Beneficiary Trust Indenture.

         BENEFICIARY NOTE PURCHASE AGREEMENTS -- mean those certain Note Purchase Agreements between the Beneficiary and each Purchaser, as may be amended from time to time.

         BENEFICIARY NOTES -- shall have the meaning set forth in Recital C of the Beneficiary Trust Indenture.

         BENEFICIARY PLEDGE AND SECURITY AGREEMENT -- BENEFICIARY NOTES -- means the Pledge and Security Agreement -- Beneficiary Notes, from Beneficiary in favor of the Beneficiary Collateral Trustee to secure the Beneficiary Notes, as may be amended from time to time.

         BENEFICIARY PLEDGE AND SECURITY AGREEMENT -- GUARANTY -- means the Pledge and Security Agreement, from Beneficiary in favor of the Owner Collateral Trustee to secure the Beneficiary Guaranty, as may be amended from time to time.

         BENEFICIARY TRUST AGREEMENT -- means that certain Trust Agreement 1995-2 dated as of July 1, 1995, between the First Fidelity Bank, National Association, and Kramer, as amended by Amendment No. 1 thereto.

         BENEFICIARY TRUST INDENTURE -- shall mean that certain Collateral Trust Indenture, dated as of December 1, 1995, between Beneficiary and Bank, as may be amended and supplemented from time to time.

         BENEFICIAL INTEREST -- means the beneficial interest of the Beneficiary in and to the trust estate created under the Owner Trust Agreement.

         BFS -- means BOT Financial Services, Inc., a Massachusetts corporation.

         BUSINESS DAY -- means any day other than a Saturday, Sunday or a public or bank holiday under the laws of the State of New York or the State of Connecticut.

         CASUALTY -- shall have the meaning set forth in Section 16(a) of the Lease.

         CASUALTY AND CONDEMNATION ACCOUNT -- shall have the meaning set forth in Section 3.2(a) of the Owner Trust Indenture.

         CLOSING -- as defined in the Note Purchase Agreement.

         CLOSING DATE -- means December 11, 1995.

         COLLATERAL -- shall mean (a) with respect to the Owner Financing Documents, any property in which the Owner Collateral Trustee is granted a security interest, pursuant to the Owner Trust Indenture or the other Owner Financing Documents and (b) with respect to the Beneficiary Financing Documents, any property in which the Beneficiary Collateral Trustee is granted a security interest, pursuant to the Beneficiary Trust Indenture or the other Beneficiary Financing Documents.

         COMMENCEMENT DATE -- shall have the meaning set forth in Section 3 of the Lease.

         CONSTRUCTION ACCOUNT -- shall have the meaning set forth in Section 3.3(a) of the Owner Trust Indenture.

         CONSTRUCTION AGENCY AGREEMENT -- means that certain Construction Agency Agreement between Owner and Lessee, as amended by that certain Amended and Restated Construction Agency Agreement, dated as of December 1, 1995, and as may be further amended from time to time.

         CONSTRUCTION CONTRACT -- means that certain contract between the General Contractor and Lessee, dated as of July 31, 1995, as may be amended from time to time.

         CONSTRUCTION LENDER -- means Stellar Capital Corporation, and its successors and assigns.

         CONSTRUCTION LOAN -- means that certain construction loan made to Owner by the Construction Lender to finance the design and construction of the Improvements the repayment of which was financed by the Owner Notes.

         CONSTRUCTION LOAN AGREEMENT -- means that certain Loan Agreement, dated August 1, 1995, by and among the Owner, the Lessee and the Construction Lender pursuant to which the Construction Loan was made to the Owner.

         CONSTRUCTION PERIOD -- means the period commencing on the Commencement Date and ending on January 31, 1997.

         CONSTRUCTION PERIOD PAYMENT DATE -- shall have the meaning set forth in
Section 2.1 of the Owner Trust Indenture.

         CONVERSION DATE -- means the first day of the calendar month following the date upon which all of the following conditions have been satisfied: (i) the Improvements have been completed in accordance with the terms of the Construction Agency Agreement and are ready for occupancy by Lessee and (ii) all conditions set forth in Section 4(a) of the Lease have been satisfied in full.

         COSTS TO REPAIR -- shall have the meaning set forth in Section 16(b) of the Lease.

         DEFAULT -- means any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, with respect to the Lease, the Construction Agency Agreement, the Owner Trust Indenture or the Beneficiary Collateral Trust Indenture, an "Event of Default" as defined in or within the meaning of such agreements.

         DEFAULT RATE -- shall have the meaning set forth in Section 2.1(a) of the Owner Trust Indenture.

         DEFICIENCY -- shall have the meaning set forth in Section 31 of the Lease.

         DETERMINATION DATE -- means the date as of which a determination or calculation is made.

         DEVELOPMENT COSTS -- means all amounts paid or payable by the Owner or Agent within the categories encompasses by the line items of the Project Budget pursuant to the Construction Agency Agreement, the other Transaction Documents, the Approved Construction Documents and any other agreements relating to the Project which have been approved by Owner and the Owner Collateral Trustee or for which such approval is not required under any of the Transaction Documents, and shall also include, in any event, whether or not otherwise included in the foregoing, all "Acquisition Costs," all "Hard Costs" and all "Soft Costs" and all costs of designing, constructing, permitting and completing the Improvements and owning, developing, leasing, operating, maintaining, repairing, restoring and managing the Leased Property including, without limitation, all other costs of construction, tenant inducements, leasing commissions, advertising, interest, taxes, insurance, fees for architects, engineers, lawyers, accountants and consultants, carrying costs, loan fees and other expenses of owning, developing and operating the Leased Property.

         DOLLARS -- shall mean lawful money of the United States.

         DRAW CONDITIONS FAILURE -- means the failure or refusal of the LC Issuer to pay a draw request on the Letter of Credit for any reason whatsoever, including, without limitation, by reason of the allegation by the LC Issuer that the conditions in the Letter of Credit for a drawing thereon have not been met, the insolvency of the LC Issuer or the expiration of the Letter of Credit.

         END OF TERM ADJUSTMENT -- means the amounts payable pursuant to Section 31(a) or, as applicable, Section 31(b) of the Lease.

         ENVIRONMENTAL ENFORCEMENT ACTION -- means all written actions, orders, directives, notices of violation, requirements or liens instituted, threatened in writing, required, completed, imposed or placed by any governmental authority and all claims made by any other person against any party to any of the Owner Financing Documents, the Beneficiary Financing Documents, the Trust Company, Kramer, LC Issuer or BFS or with respect to the Leased Property, arising out of or in connection with any of the Hazardous Materials Legal Requirements, any environmental condition, or the assessment, monitoring, clean-up containment remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Materials (i) located on or under the Leased Property, (ii) emanating from the Leased Property, or (iii) generated, stored, transported, utilized, disposed, managed, or released on, under or from the Leased Property.

         ENVIRONMENTAL INDEMNITY -- means that certain Environmental Indemnity, of Lessee and Parent in favor of the Financing Parties.

         ENVIRONMENTAL LEGAL REQUIREMENTS -- means all applicable past (which have current effect), present or future federal, state , county and local laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, without limitation, all orders, decrees, judgments, rulings, requirements, directives or notices of violation, imposed through any public or private enforcement proceedings, that create one or more duties, obligations, responsibilities or liabilities with respect to:

                  (i)      the regulation or protection of the environment;

                  (ii)     the health and safety of persons and property;

                  (iii) any environmental pollution, impairment or disruption;

         and

                  (iv) any environmental permits, licenses, emissions or affluent reduction plans and reporting requirements.

         The term "Environmental Legal Requirements" includes, without limitation, all Hazardous Materials Legal Requirements.

         EQUITY -- means ownership interests (including, without limitation, capital stock of any class or classes, general or limited partnership interests or other distributive interests) of or in a corporation, partnership or other Person, the holders, members or owners of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions) or otherwise control fundamental operations and changes in such corporation, partnership or Person.

         EQUITY CONTRIBUTION -- means the amount of equity contributed by the Beneficiary to the Owner, which amount is $1,925,000.

         ERISA -- shall have the meaning set forth in Section 6.1 of the Agreement and Consent to Assignment.

         EVENT OF DEFAULT -- means with respect to the Lease, the Construction Agency Agreement, the Owner Trust Indenture or the Beneficiary Trust Indenture, an "Event of Default" as defined in or within the meaning of such agreements.

         EVENT OF LOSS -- shall have the meaning set forth in Section 16(c) of the Lease.

         EVENT OF LOSS TERMINATION DATE -- means in respect of any Taking or Casualty, (a) if prior to the Basic Term Commencement Date, the thirtieth (30th) day after the final determination that such Taking or Casualty constitutes an Event of Loss or (b) if after the Basic Term Commencement Date, the Base Rent Payment Date next following the date of such Event of Loss (if there is no further Base Rent Payment Dates following such Event of Loss, the last day of the Basic Lease Term or applicable Extension Lease Term in which such Event of Loss occurs).

         EXCEPTED RIGHTS -- means the right of the Indemnified Parties to receive and to demand, collect, sue for or otherwise obtain (i) the indemnity payments paid or payable to the Indemnified Parties under sections 8(a), 21, or 22 of the Lease, and (ii) the amounts paid or payable to the Owner, the Beneficiary, Trust Company, Kramer, LC Issuer or BFS pursuant to Section 26 of the Lease, and (iii) the proceeds of any liability insurance which the Owner, Beneficiary, Trust Company, Kramer and LC Issuer are entitled to be named as insured or additional insured.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934 of the United States of America, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         EXISTING LEASE -- shall have the meaning set forth in the Preliminary Statement of the Lease.

         EXTENSION LEASE TERM -- shall have the meaning set forth in Section 3 of the Lease.

         EXCULPATED PARTY -- shall have the meaning set forth in Section 6.2 of the Owner Trust Indenture.

         FINANCING DOCUMENTS -- means the Beneficiary Financing Documents and the Owner Financing Documents.

         FINANCING PARTIES -- means the Bank, the Purchasers, the Owner Collateral Trustee and the Beneficiary Collateral Trustee and their respective successors and assigns.

         FINAL COMPLETION DATE -- shall have the meaning set forth in Section 10.15(b) of The Construction Agency Agreement.

         FORCE MAJEURE -- means (A) any delay due to strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of or delay caused by any government, court or regulatory body claiming jurisdiction (including, without limitation delays in processing or release of necessary permits, licenses and approvals), act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, other acts of God, or other events or delays reasonably beyond the control of Lessee; and (B) for the purposes of determining fulfillment of the conditions set forth in Section 4(a) of the Lease and compliance with Section 10.15 of the Construction Agency Agreement, Force Majeure shall also mean (i) any delay in Substantial Completion attributable primarily to the General Contractor, the Architect, the Construction Contractor's subcontractors, sub-subcontractors or lower tier subcontractors or any material supplier to any of the foregoing; (ii) any delay attributable to any change order made by reason of disagreement between any of the Architect, General Contractor or any subcontractor as to the proper meaning of any of the Approved Construction Documents (provided, that such change order has been approved if approval is required under the Transaction Documents),
(iii) any delay caused by any unforeseen condition on the Land affecting Substantial Completion of the Improvements; and (iv) any casualty or other loss occurring on or about the Leased Property during the course of construction (whether or not insured). Force Majeure shall be deemed to exist only so long as Lessee specifically notifies the Owner Collateral Trustee and Owner in writing of such delay within a reasonable period of time following Lessee's actual knowledge of the event or condition, but in no event later than thirty (30) days after obtaining such knowledge, and exercises due diligence and reasonable efforts to remove or overcome such Force Majeure.

         FULL COMPLETION AND FULLY COMPLETED -- means Substantial Completion plus completion of all Punch List Items and minor items.

         GAAP -- means generally accepted accounting principles as in effect from time to time.

         GENERAL CONTRACT -- as defined in

         GENERAL CONTRACTOR -- means Turner Construction Company, and any successor general contractor consented to in writing by Owner under the Construction Agency Agreement.

         GUARANTOR -- means Tiffany & Co., a Delaware corporation, the guarantor under the Lease Guarantee.

         GUARANTY -- shall have the meaning set forth in Section 6.1 of the Agreement and Consent to Assignment.

         HARD COSTS -- means those costs which are associated with the labor, materials and work required to demolish any existing facilities on the Land and thereafter construct and complete the Improvements, including, but not limited to, work, labor and materials required pursuant to any Legal Requirements applicable to transactions contemplated under the Transaction Documents. The categories of costs constituting Hard Costs are shown on the Project Budget.

         HAZARDOUS MATERIALS -- means friable asbestos, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, oil and other petroleum products, radon gases, urea formaldehyde, chemicals, gases, solvents, pollutants or contaminants in quantities that are a detriment or pose a danger to the environment or to the health or safety of any person, and any other hazardous or toxic materials, wastes and substances in quantities which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof. Without limitation on the generality of the foregoing, Hazardous Materials shall include any solid, liquid, powder, sludge-like or gaseous material or substance that: (i) meets the definition of "hazardous substances", "hazardous waste", "extremely hazardous substances", "extremely hazardous waste", "hazardous material", "extremely hazardous material" or regulated "solid waste" under the Hazardous Materials Legal Requirements; (ii) is a "discarded material" as defined in 40 C.F.R. 261.2(a)(2); and (iii) in sufficient quantities may be harmful or create a foreseeable risk of unreasonable harm to public health or welfare or to natural resources.

         HAZARDOUS MATERIALS LEGAL REQUIREMENTS -- mean all applicable past (which have current effect), present or future federal, state or local laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof, including, without limitation, all orders, decrees, judgments, rulings, requirements, directives or notices of violation, imposed through any public or private enforcement proceedings, that create duties, obligations, responsibilities and/or liabilities with respect to: (i) environmental pollution, impairment or disruption; or (ii) any environmental permits, licenses, emissions, or effluent reduction plans, and reporting requirements; and (iii) in each instance including, without limitation, laws governing the existence, use, storage, treatment, discharge, release, containment, transportation, generation, manufacture, refinement, handling, production, disposal, or management of any Hazardous Materials, or otherwise regulating or providing for the protection of the environment, and further including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq), the Hazardous Material Transportation Act (49 U.S.C. {1801 et seq), the Public Health Service Act (42 U.S.C. {300(f) et seq), the Pollution Prevention Act (42 U.S.C. {13101 et

seq), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. {136 et
seq), the Resource Conservation and Recovery Act (42 U.S.C. {6901 et seq), the Federal Clean Water Act (33 U.S.C. {1251 et seq), the Federal Clean Air Act (42 U.S.C. {7401 et seq), the Toxic Substances Control Act (15 U.S.C. Section 2602 et seq), the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6 et seq) now known as The Industrial Site Recovery Act ("ISRA"), the Spill Compensation and Control Act (N.J.S.A. 58:10-23-11 et seq), the underground Storage Tank Act (N.J.S.A. 58:10A-21 et seq), the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1 et seq), the Air Pollution Control Act (N.J.S.A. 26:2C-2 et seq) and the Solid Waste Management Act (N.J.S.A. 13:1E et seq), and all regulations adopted and publications promulgated pursuant thereto.

         HOLDERS -- means, at any time, (a) with respect to the Owner Trust Indenture, each of the holders of Owner Notes outstanding at such time and (b) with respect to the Beneficiary Trust Indenture, each of the holders of Beneficiary Notes outstanding at such time.

         IMPROVEMENTS -- shall have the meaning set forth in the Preliminary Statement of the Lease.

         INDEMNIFIED PARTIES -- shall have the meaning set forth in Section 20 of the Lease.

         INDEMNIFICATION PERIOD -- shall have the meaning set forth in Section 8(a) of the Lease.

         INSTITUTIONAL INVESTOR -- shall mean the Purchasers, any subsidiary or affiliate of any of the Purchasers, any holder or beneficial owner of Notes that is an "accredited investor" as defined in Section 2(15) of the Securities Act and any "qualified institutional borrower" as defined in 17 C.F.R. Section 230, 144A, as amended from time to time.

         INTERIM RENT PAYMENT DATE -- means each January 31 and each July 31 in each year during the Construction Period.

         INTERIM LEASE TERM -- shall have the meaning set forth in Section 3 of the Lease.

         INTERIM RENTAL -- shall have the meaning set forth in Section 5(a)(i) of the Lease.

         INVESTMENT -- shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

         INVESTMENT GRADE -- means, with respect to any Person, that the long-term unsecured debt obligations or corporate credit of such Person is rated BBB- or higher by S&P or Baa3 or higher by Moody's.

         INVESTOR LOAN -- means the loan to the Beneficiary Trustee from the Construction Lender in the principal amount of $1,925,000 which was repaid with the proceeds of the Beneficiary Notes.

         KRAMER -- means W. Jeffrey Kramer.

         LAND -- shall have the meaning set forth in the Preliminary Statement of the Lease.

         LC DOCUMENTS -- means the Reimbursement and Remarketing Agreement, the LC Pledge and Security Agreement, the LC Environmental Indemnity and the Letter of Credit and any other documents included within the definition of Reimbursement Documents, as defined in the Reimbursement and Remarketing Agreement.

         LC ENVIRONMENTAL INDEMNITY -- means that certain Environmental Indemnity, of Lessee and Parent in favor of LC Issuer.

         LC ISSUER -- means BOT Financial Corporation, a Delaware corporation, or its designee.

         LC PLEDGE AND SECURITY AGREEMENT -- means the LC Pledge and Security Agreement executed and delivered by Beneficiary to and for the benefit of LC Issuer, a form of which is attached as Exhibit B to the Reimbursement and Remarketing Agreement.

         LEASE -- means that certain Lease Agreement, dated as of August 1, 1995, between the Owner and Lessee, as amended by that certain Amended and Restated Lease Agreement, dated as of December 1, 1995, effective as of August 1, 1995, as the same may be further amended or supplemented from time to time.

         LEASE DEFAULT -- means an "Event of Default" under and within the meaning of the Lease.

         LEASED PROPERTY -- shall have the meaning set forth in Section 2 of the Lease.

         LEASE GUARANTY -- means that certain Amended and Restated Lease Guaranty Agreement from the Guarantor to the Owner, as may be amended from time to time.

         LEGAL REQUIREMENTS -- shall mean, with respect to any Person or property, all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect to such Person or property, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect to such Person or property.

         LESSEE -- means Tiffany and Company, a New York corporation, which is Lessee under the Lease, and its permitted successors and assigns pursuant to
Section 19 of the Lease.

         LETTER OF CREDIT -- means the Letter of Credit issued by the LC Issuer in the amount up to the Maximum Owner Risk Amount and any substitutions, replacements, renewals and extensions thereof.

         LICENSES AND PERMITS -- means all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Title Exception, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property or the Project.

         LIEN -- means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

         LIMITED LESSEE RISK CONDITIONS -- means all of the following: (A) no Default and no Event of Default shall have occurred and be continuing under the Lease; (B) no amendment, modification, supplement, consent, waiver, approval, settlement, extension, compromise or accommodation of the Lease has been entered into or given without the prior written consent of the LC Issuer, (C) the conditions set forth in Section 4(a) of the Lease shall have been met in full to the satisfaction of the Owner by January 31, 1997 (or such later date determined in accordance with Section 4(a) of the Lease for delays due to an act or event of Force Majeure), and (D) no Nonreturn Option Notice shall have been delivered by Lessee pursuant to Section 30(b) of the Lease.

         LISTED PERMITS -- shall have the meaning set forth in Section 12(h) of the Lease.

         MAJORITY HOLDERS -- in respect of Owner Notes or Beneficiary Notes shall mean at any time, holders of more than fifty percent (50%) in principal amount of such Notes outstanding at such time (exclusive of such Notes held by one or more of Owner Trustee, Beneficiary Trustee, the Lessee, the Parent, any Restricted Subsidiary or any Affiliate.

         MAKE-WHOLE AMOUNT -- shall mean with respect to any date (a "PREPAYMENT DATE") and principal amount of Notes required for any reason to be paid hereunder on such Prepayment Date before the regularly scheduled maturity of such principal amount (the "PREPAID PRINCIPAL AMOUNT"), the greater of:

                  (a)      zero dollars ($0); and

                  (b)      the result of

                           (i) the sum of the present values of the then
                  remaining scheduled payments of principal and interest (minus, in the case of the first of such interest payments, and before determining the present value thereof, the amount of interest accrued on such Prepaid Principal Amount since the scheduled interest payment date immediately preceding such Prepayment
                  Date) that would be payable in respect of such Prepaid Principal Amount but for the prepayment thereof, minus

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

                           (ii)     such Prepaid Principal Amount,

in determining such present values, a discount rate equal to the Make-Whole Discount Rate (with respect to such Prepayment Date and such Prepaid Principal Amount) divided by two (2), and a discount period of six (6) months of thirty
(30) days each, shall be used. MakeWhole Amount shall be calculated for each principal amount of each series of Owner Notes and Beneficiary Notes on each Prepayment Date.

         As used in this definition:

                  Make-Whole Discount Rate -- means, with respect to any Prepayment Date and any Prepaid Principal Amount to be paid on such Prepayment Date, the sum of:

                           (a) the Treasury Rate in respect of such Prepaid
                  Principal Amount determined, in the case of any prepayment pursuant to (i) with respect to the Owner Notes, Section 2.2 or Section 2.3 of the Owner Trust Indenture or (ii) with respect to the Beneficiary Notes, Section 2.2 or Section 2.3 of the Beneficiary Trust Indenture, as of the date that is two
                  (2) Business Days before such Prepayment Date, and, in the case of any prepayment under Section 7.2 of the Owner Trust Indenture or Section 7.2 of the Beneficiary Trust Indenture, on such Prepayment Date; plus

                           (b) fifty one-hundredths percent (.50%) per annum.

                  Treasury Rate -- means, with respect to any date and any Prepaid Principal Amount,

                           (a) the semi-annual pay equivalent of the yield
                  reported as of 10:00 a.m., New York City time, on such date on the display designated as page "USD" on the Bloomberg Financial Markets System (or such other display as may replace page "USD" on such system) providing the most current yields for actively traded United States of America Treasury securities with maturities corresponding to the remaining Weighted Average Life to Maturity of such Prepaid Principal Amount (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest one twelfth (1/12)), or

                           (b) if and only if Bloomberg Financial Markets
                  Systems ceases to exist or fails to report such yield, the semi-annual pay equivalent of such yield as reported on such reasonably comparable electronic service as may be designated by the Required Holders and that is generally accepted by institutional investors as a source of United States of America Treasury rate information, or

                           (c) if and only if Bloomberg Financial Markets
                  systems ceases to exist or fails to report such yield and the Required Holders shall fail to agree upon a comparable electronic service pursuant to clause (b) of this definition, the semi-annual pay equivalent of such yield reported under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the remaining Weighted Average Life to Maturity of such Prepaid Principal Amount (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest one twelfth (1/12)) as most recently published and made available to the public in the statistical release designated "H.15(519)" or any successor publication that is published weekly by the Untied States of America Federal Reserve System and that establishes yields on actively traded United States of America Treasury securities or, if no such successor publication is available, then any other source of current information in respect o interest rates on the securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) statistical release.

         If no maturity exactly corresponds to such rounded Weighted Average Life to Maturity, the semi-annual pay equivalents of the yields for the two (2) most closely corresponding published maturities next above and below the rounded Weighted Average Life to Maturity of the Notes shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a linear basis, rounding with respect to each such relevant period to the nearest one twelfth (1/12).

                  Weighted Average Life to Maturity -- means, with respect to any date and any Prepaid Principal Amount, the number of years obtained by dividing the Remaining Dollar-Years of such Prepaid Principal Amount in respect of such date by such Prepaid Principal Amount.

                  Remaining Dollar-Years -- means, with respect to any date and any Prepaid Principal Amount, the result obtained by:

                           (a) multiplying, in the case of each required payment
                  of principal (including payment at maturity), or part thereof, that would be payable in respect of such Prepaid Principal Amount but for the prepayment thereof,

                                    (i) an amount equal to such required payment
                           of principal (or par thereof), by

                                    (ii) the number of years (calculated to the
                           nearest one-twelfth) that will elapse between such date and the date such required principal payment would be due if such Prepaid Principal Amount had not been prepaid, and

                           (b) calculating the sum, with respect to each of such
                  required payments of principal, of each of the products obtained in the preceding subsection (a).

         MAXIMUM LESSEE RISK AMOUNT --  means, for any date,

                   (a) during the Interim Lease Term, the percentage set forth in Exhibit C under the caption "Maximum Lessee Risk Percentage" and

                   (b) during the Basic Lease Term and any Extension Lease Term, the percentage set forth in Exhibit F to the Lease under the caption "Maximum Lessee Risk Percentage" applicable for such date, in each case, multiplied by $37,000,000.

         MAXIMUM OWNER RISK AMOUNT --  means, for any date,

                   (a) during the Interim Lease Term, the percentage set forth in Exhibit C under the caption "Maximum Owner Risk Percentage" and

                   (b) during the Basic Lease Term and any Extension Lease Term, the percentage set forth in Exhibit F to the Lease under the caption "Maximum Owner Risk Percentage" applicable for such date, in each case, multiplied by $37,000,000.

         MAXIMUM TERM -- shall mean the, Interim Lease Term, the Basic Lease Term plus one hundred and eight (108) months constituting, in the aggregate, the maximum number of months in all Extension Lease Terms and in no event shall the Maximum Term extend beyond the Series A Maturity Date.

         MEMORANDUM OF LEASE -- shall have the meaning set forth in Section 36 of the Lease.

         MORTGAGE -- means the Mortgage and Security Agreement executed and delivered by Owner to and for the benefit of the Owner Collateral Trustee to secure all of Owner's Obligations to the holders of the Owner Notes.

         NET CASUALTY AWARD -- shall have the meaning set forth in Section 16(b) of the Lease.

         NET PROCEEDS -- means either or both of a Net Casualty Award or a Net Taking Award.

         NET PROCEEDS OF SALE -- means with respect to the Leased Property sold by Owner to a third party pursuant to Section 30(b) of the Lease, the net amount of the proceeds of sale of the Leased Property, after deducting from the gross proceeds of such sale (i) all sales taxes and other taxes as may be applicable to the sale or transfer of the Leased Property, (ii) all fees, costs and expenses of such sale incurred by Owner and (iii) any other amounts for which, if not paid, Owner would be liable or which, if not paid, would constitute a Lien on the Leased Property, but in determining Net Proceeds of Sale, the amounts payable under the Owner Notes and Beneficiary Notes shall not be deducted from the gross proceeds of such sale.

         NET TAKING AWARD -- shall have the meaning set forth in Section 16(b) of the Lease.

         NONRETURN OPTION NOTICE -- shall have the meaning set forth in Section 30(d) of the Lease.

         NOTE PAYMENT DATE -- means each Construction Period Payment Date, each Series A Payment Date, each Series B Payment Date, the Series A Maturity Date, the Series B Maturity Date, the Termination Date, the Event of Loss Termination Date and each other date on which any payment is due on any Note whether by acceleration or otherwise.

         NOTE PURCHASE AGREEMENTS -- means the Owner Note Purchase Agreement and the Beneficiary Note Purchase Agreement.

         NOTES -- means the Owner Notes and the Beneficiary Notes.

         OWNER or OWNER TRUSTEE -- means First Fidelity Bank, National Association, a national banking association, not in its individual capacity but solely as trustee under that certain Trust Agreement 1995-1 dated as of July 1, 1995.

         OWNER'S ACQUISITION EQUITY -- means the amount of Owner's Equity used to pay Acquisition Costs.

         OWNER CASH COLLATERAL ACCOUNT -- shall have the meaning set forth in
Section 3.5(a) of the Owner Trust Indenture.

         OWNER COLLATERAL TRUSTEE -- shall have the meaning set forth in the introductory paragraph of the Owner Trust Indenture.

         OWNER'S CONVEYANCE -- means any of the following: (i) the transfer by Owner of its interest in the Leased Property to Lessee pursuant to Sections 4(b), 16(c) or 29(b) of the Lease; or (ii) the transfer by Owner of its interest in the Leased Property to a third party pursuant to Section 30(b) of the Lease.

         OWNER FINANCING DOCUMENTS -- means the Owner Note Purchase Agreement, the Owner Trust Indenture, the Mortgage, the Agreement and Consent to Assignment, the Assignment of Leases and Rents, the Assignment of Contracts, Licenses and Permits, the Beneficiary Guaranty, the Pledge and Security Agreement -- Guaranty and each and every other document heretofore and hereafter executed by Owner and delivered to the Financing Parties in connection with the Owner Notes.

         OWNER FINANCING STATEMENTS -- shall have the meaning assigned to such term in the Owner Trust Indenture.

         OWNER LIEN -- means any Lien resulting solely from claims arising against or acts or omissions of the Owner or Beneficiary arising out of events and conditions unrelated to the transactions contemplated by the Lease, Construction Agency Agreement and the Transaction Documents.

         OWNER NOTE PAYMENT ACCOUNT -- shall have the meaning set forth in
Section 3.4(a) of the Owner Trust Indenture.

         OWNER NOTE PURCHASE AGREEMENTS -- means those certain Note Purchase Agreements dated as of December 1, 1995, among the Owner and each Purchaser, as may be amended from time to time.

         OWNER NOTES -- shall have the meaning set forth in Recital C of the Owner Trust Indenture.

         OWNER TRUST AGREEMENT -- means that certain Trust Agreement 1995-1, dated as of July 1, 1995 between Beneficiary Trustee and First Fidelity Bank, National Association, as amended by Amendment No. 1 thereto.

         OWNER TRUST ESTATE -- means the trust estate created by the Owner Trust Agreement.

         OWNER TRUST INDENTURE -- means that certain Collateral Trust Indenture, dated as of December 1, 1995, between Owner and Bank, as may be amended and supplemented from time to time.

         OWNER'S EQUITY -- means the sum of $1,925,000.

         OWNER'S OBLIGATIONS -- shall have the meaning set forth in the Declaration of Trust in the Owner Trust Indenture.

         OWNER'S OBLIGATIONS -- shall have the meaning set forth in the Owner Trust Indenture.

         PARENT -- means Tiffany & Co., a New York corporation.

         P&S -- means that certain Agreement for Purchase and Sale of Real Property by and between Prubeta-3, as seller, and Tiffany and Company, as purchaser, dated as of November 4, 1994 relating to the purchase and sale of the Land.

         PERMITTED ASSESSMENTS -- means: (i) detailed visual inspections of the Leased Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of soil and surface and sub-surface water samples; (iii) the performance of soil and ground water analysis; and (iv) the performance of such other investigations or analysis as are necessary and appropriate and consistent with sound professional environmental engineering practice in order for Owner to obtain a reasonably complete assessment of the compliance of thee Leased Property and the use thereof with all Hazardous Materials Legal Requirements and to make a determination as to whether or not there is any material risk of contamination not previously disclosed to Owner to the Leased Property.

         PERMITTED DISTRIBUTIONS -- shall have the meaning set forth in Section
5.7 of the Owner Trust Indenture.

         PERMITTED INVESTMENTS -- shall have the meaning set forth in Section
5.8 of the Owner Trust Indenture

         PERMITTED LIENS -- means those matters set forth in Schedule 1 attached hereto and more particularly set forth in the Stewart Title Guaranty Company "Commitment for Title Insurance," Binder #14482N (Serial No. C-4401-244-806), Schedule B - Section II, and for real estate taxes not yet due and payable, the Lease, the Mortgage and the Assignment of Leases and Rents.

         PERMITTED TITLE EXCEPTIONS -- shall have the meaning set forth in Exhibit B to the Mortgage and those utility easements or rights of passage as may be necessary to enable Lessee to operate the Leased Property for the uses permitted under Section 6 of the Lease.

         PERMITTED TRANSACTIONS -- shall have the meaning set forth in Section
5.6 of the Owner Trust Indenture.

         PERMITTED TRANSFERS -- shall have the meaning in Section 5.6 of the Owner Trust Indenture.

         PERMITTED TRUST INVESTMENTS -- means Investments of the type described in clause (a), clause (b) or (e) of the definition of Permitted Investments in
Section 5.8 of the Owner Trust Indenture.

         PERSON -- means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

         PLACEMENT MEMORANDUM -- means the Private Placement Offering Memorandum, prepared by BOT Financial Services, Inc, dated August 1995, and the exhibits and annexes contained therein.

         PLANS AND SPECIFICATIONS -- means the plans, specifications and working drawings prepared by the Architect and more particularly listed on Exhibit E to the Construction Loan Agreement.

         PREPAID PRINCIPAL AMOUNT -- as defined in the definition of Make-Whole Amount.

         PREPAYMENT DATE -- as defined in the definition of Make-Whole Amount.

         PRINCIPAL PARTIES -- shall have the meaning set forth in Section 8(a) of the Lease.

         PROJECT -- means the development of the Property and the construction of the Improvements pursuant to the Construction Agency Agreement and the Plans and Specifications.

         PROJECT BUDGET -- means the line item budget for all acquisition, construction and nonconstruction costs, including contingencies and carrying costs, for the Improvements. A copy of the Project Budget is annexed to the Construction Agency Agreement as Exhibit A.

         PROJECT SCHEDULE -- means the "Proposed Schedule of Work" approved by the Owner and the Owner Collateral Trustee and attached to the Construction Agency Agreement as Exhibit B.

         PROPERTY -- means the Land and Improvements.

         PUNCH LIST ITEMS -- shall mean details of construction, decoration and mechanical and electrical adjustment which in the aggregate are minor in character and do not materially interfere with the Lessee's use or enjoyment of the Improvements.

         PURCHASE PRICE -- shall have the meaning given to such term in Section 29(b) of the Lease.

         PURCHASERS -- shall have the meaning set forth in the Preliminary Statement of the Lease.

         REIMBURSEMENT AND REMARKETING AGREEMENT -- means that certain Reimbursement and Remarketing Agreement, dated August 1, 1995, by and among the Owner, Beneficiary and the LC Issuer, as amended and restated by that certain Amended and Restated Reimbursement and Remarketing Agreement dated as of December 1, 1995, as may be from time to time further amended.

         REIMBURSEMENT DOCUMENTS -- shall have the meaning set forth in the Reimbursement and Remarketing Agreement.

         REINVESTMENT PREMIUM -- as of any Determination Date, shall mean an amount equal to the greater of

                  (a) the excess, if any, of (i) the sum of the respective Present Values of (A) all payments of Base Rental remaining to be paid after such Determination Date through the expiration of the Maximum Term, that would have been payable following such Determination Date if the Lease had been renewed through and inclusive of the expiration of the Maximum Term, and (B) the Purchase Price at such expiration of the Maximum Term (the amount of each such payment being referred to as a "Payment"), over (ii) the Termination Value applicable at the Determination Date, and

                  (b) the aggregate Make-Whole Amounts due in respect of the Owner Notes and the Beneficiary Notes in connection with the payments being made thereon resulting from payments then due from the Lessee on the Determination Date.

For purposes of this definition, "Present Value" shall be determined by discounting each Payment in accordance with generally accepted financial practice on a semiannual basis at a discount rate equal to the sum of applicable Treasury Yield plus 0.50%; and the "Treasury

Yield" for such purpose shall be determined as of 10:00 A.M. New York City time on the fifth Business Day prior to the date such payment is due by references to the yields of those actively traded "On the Run" United States Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such Payments as of the Determination Date; provided that if such Weighted Average Life to Maturity is not equal to the maturity of an actively traded "On the Run" United States Treasury security, such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded "On the Run" United States Treasury securities having a maturity closest to such Weighted Average Life to Maturity. "Weighted Average Life to Final Maturity" of the Payments as of the Determination Date means the number of years or fraction thereof obtained by dividing the then Remaining Dollar-Years of the Payments by the then outstanding amount of such Payments. "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying the amount of each then remaining Payment by the number of years (or fraction thereof) which will elapse between the time of such determination and the date of payment of each Payment. The determination of the Reinvestment Premium by Owner shall, in the absence of manifest error, be deemed conclusive.

         RENT --means Interim Rental, Base Rental and Additional Rental, as the case may be.

         RENT PAYMENT DATE -- means an Interim Rent Payment Date or a Base Rent Payment Date, as the context may require.

         RENTAL PERIOD -- means each period for which a payment of Interim Rental or Base Rental is to be made during the Interim Lease Term, the Basic Lease Term and each Extension Lease Term.

         REPAIR WORK -- as defined in Section 9.1 of the Owner Trust Indenture.

         REQUIRED HOLDERS -- in respect of Owner Notes or Beneficiary Notes shall mean at any time, holders of more than sixty-six and two-thirds percent (66-2/3%) in principal amount of such Notes outstanding at such time (exclusive of such Notes held by one or more of Owner Trustee, Beneficiary Trustee, the Lessee, the Parent, any Restricted Subsidiary or any Affiliate).

         RESPONSIBLE OFFICER -- means, when used in connection with (a) the Owner, any officer or employee of the Trust Company authorized to take the relevant action and (b) the Owner Collateral Trustee, any officer or employee of the Bank authorized to take the relevant action.

         RESTRICTED SUBSIDIARY -- means the Lessee and each other Subsidiary of which one hundred percent (100%) (by number of votes and exclusive of director's qualifying shares) of each class of the Voting Stock is owned by the Parent or another Restricted Subsidiary.

         SECURITIES ACT -- shall mean the Securities Act of 1933 of the United States of America, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         SECURITY -- shall have the meaning set forth in Section 6.1 of the Agreement and Consent to Assignment.

         SECURITY DOCUMENTS -- means the Owner Trust Indenture, the Beneficiary Trust Indenture, the Mortgage, the Assignment of Leases and Rents, the Assignment of Contracts, Licenses and Permits, the Beneficiary Pledge and Security Agreement -- Notes, the Beneficiary Pledge and Security Agreement -- Guaranty and each and every other document executed by the Owner or Beneficiary in favor of the Owner Collateral Trustee or Beneficiary Collateral Trustee, respectively, granting an interest in any Collateral.

         SENIOR FINANCIAL OFFICER -- means, with respect to any corporation, a Senior Officer who is the chief financial officer, the treasurer or the controller of such corporation.

         SENIOR OFFICER -- means, with respect to any corporation, the chairman of the board, the president, any vice president, the secretary or the treasurer of such corporation.

         SERIES A BENEFICIARY NOTES -- shall have the meaning set forth in Recital C of the Beneficiary Trust Indenture.

         SERIES A MATURITY DATE -- means January 31, 2009.

         SERIES A OWNER NOTES -- shall have the meaning set forth in Recital C of the Owner Trust Indenture.

         SERIES A PAYMENT DATE -- shall have the meaning set forth in Section 2.1(a) of the Owner Trust Indenture.

         SERIES B BENEFICIARY NOTES -- shall have the meaning set forth in Recital C of the Beneficiary Trust Indenture.

         SERIES B MATURITY DATE -- means July 31, 2000.

         SERIES B OWNER NOTES -- shall have the meaning set forth in Recital C of the Beneficiary Trust Indenture.

         SERIES B PAYMENT DATE -- shall have the meaning set forth in Section 2.1(b) of the Owner Trust Indenture.

         SIGNIFICANT AFFILIATE -- shall have the meaning set forth in the Agreement and Consent to Assignment.

         SOFT COSTS -- means all costs other than Acquisition Costs and Hard Costs, which are required incident to the Improvements, such as, but not limited to, architectural and engineering expenses, interest, legal and accounting expenses, costs of obtaining licenses and permits, financing costs, leasing fees, closing costs and expenses of developing, marketing, operating and maintaining the Leased Property. A list of the categories of Soft Costs is set forth in the Project Budget.

         SUBSIDIARY -- means a corporation of which the Parent owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock.

         SUBSTANTIAL COMPLETION AND SUBSTANTIALLY COMPLETED -- The term "Substantial Completion", or "Substantially Completed", as it applies to the Improvements shall mean the date when (except for Punch List Items and minor items which can be fully completed without material interference with the use of the Improvements, and other items which, because of the season, weather or nature of the items are not practical to perform at the time) all work required by the Plans and Specifications and the other Approved Construction Documents has been completed and the certificate of occupancy for the Project and such of the leasable space as is occupied by any occupants has been issued.

         SUBSTANTIAL COMPLETION DATE -- means January 31, 1997 unless an act or event of Force Majeure shall have occurred prior to such date which prevents Lessee from completing the Improvements by January 31, 1997, then the earlier of
(a) the date which is the number of days which the act or event of Force Majeure delayed completion of the Improvements beyond January 31, 1997 and (b) July 31, 1997.

         SUCCESSOR OWNER -- shall have the meaning set forth in Section 19(b) of the Lease.

         TAKING -- means the taking, condemnation, seizure, confiscation or requisition of use or title of all or a substantial portion of the Leased Property by any governmental body or authority or any other Person legally vested with such powers so as to render the Leased Property unusable for Lessee's intended use as of the Commencement Date.

         TERM -- means the full term of the Lease, including the Interim Lease Term, the Basic Lease Term and each Extension Lease Term, except as expressly modified in the Lease.

         TERMINATION DATE -- means the last day of the Interim Lease Term unless the Basic Lease Term Commencement Date occurs in which case the Termination Date shall mean the last day of the Basic Lease Term or, if the Lease has been renewed pursuant to Section 29(a), the last day of the last Extension Lease Term for which the Lease is renewed.

         TERMINATION VALUE -- shall have the meaning given to such term in
Section 16(c) of the Lease.

         TIFFANY -- shall mean Tiffany and Company, a New York corporation, which is a wholly owned subsidiary of Tiffany & Co, a Delaware corporation.

         TITLE INSURANCE COMPANY -- means First American Title Insurance Company and its successors.

         TRANSACTION DOCUMENTS -- means the Lease, the Construction Agency Agreement, the Financing Documents, the LC Documents and the Approved Construction Documents.

         TRANSACTIONS -- means all transactions described or otherwise contemplated in the Lease, Construction Agency Agreement and each other Transaction Document.

         TRUST COMPANY -- means First Fidelity Bank, National Association, a national banking association, in its individual capacity.

         UCC -- means the Uniform Commercial Code in effect in the State of New Jersey.

         WORK -- means the entire, completed construction or the various separately identifiable parts thereof required to be furnished under the Approved Construction Documents with respect to the Improvements.

                                                                       EXHIBIT A

                                LAND DESCRIPTION

All that tract or parcel of land and premises, situate, lying and being in the Township of Parsippany-Troy Hills in the County of Morris and State of New Jersey, more particularly described as follows:

Beginning at a point in the southerly sideline of Sylvan Way (a variable width right-of-way) distant 1048.67 feet easterly along said southerly sideline and the several courses thereof from the intersection of the easterly sideline of Dryden Way (a variable width right-of-way), both sidelines produced, and running thence and continuing along Sylvan Way:

(1) Easterly along the arc of a 460.02 foot radius curve to the left through a central angle of 21 degrees 39 minutes 29 seconds, a distance of 173.89 feet to a point of tangency; thence

(2) North 70 degrees 57 minutes 22 seconds East, a distance of 87.99 feet to a point of a curvature; thence

(3) Along the arc of a 837.65 foot radius curve to the right, through a central angle of 43 degrees 52 minutes 18 seconds, a distance of 641.39 feet to a point; thence

(4) Leaving Sylvan Way, South 12 degrees 46 minutes 08 seconds West, a distance of 81.27 feet to a point of curvature; thence

(5) Along the arc of a 1063.12 foot radius curve to the left, through a central angle of 05 degrees 30 minutes 10 seconds, a distance of 102.10 feet to a point of tangency; thence

(6) South 07 degrees 15 minutes 58 seconds West, a distance of 436.46 feet to a point; thence

(7) South 09 degrees 06 minutes 31 seconds West, a distance of 256.33 feet to a point; thence

(8) South 21 degrees 55 minutes 03 seconds West, a distance of 146.65 feet to a point; thence

(9) South 06 degrees 42 minutes 13 seconds East, a distance of 341.14 feet to a point; thence

(10) South 68 degrees 18 minutes 29 seconds West, a distance of 817.84 feet to a point; thence


                                   EXHIBIT A-1

(11) South 88 degrees 44 minutes 58 seconds West, a distance of 505.97 feet to a point; thence

(12) North 41 degrees 28 minutes 07 seconds West, a distance of 238.23 feet to a point; thence

(13) North 21 degrees 43 minutes 08 seconds West, a distance of 459.68 feet to a point; thence

(14) North 54 degrees 09 minutes 13 seconds East, a distance of 638.21 feet to a point; thence

(15) North 67 degrees 49 minutes 27 seconds East, a distance of 828.31 feet to a point; thence

(16) North 59 degrees 10 minutes 16 seconds West, a distance of 344.16 feet to a point; thence

(17) North 38 degrees 00 minutes 52 seconds West, a distance of 207.97 feet to the point and place of Beginning.

Containing 40.713 acres of land

The above description is in accordance with a survey prepared by Schoor DePalma, Engineers and Design Professionals, dated October 25, 1995 and last revised on December 8, 1995.

                                   EXHIBIT A-2

                                                                      EXHIBIT A1

                            IMPROVEMENTS DESCRIPTION

Those improvements to be constructed in accordance with the Plans & Specifications.

                                  EXHIBIT A1-1

                                                                      EXHIBIT B1

                             RENTAL PAYMENT SCHEDULE

                         INTERIM RENTAL PAYMENT SCHEDULE


         Interim Rental Payment Date                         Interim Rental
- --------------------------------------------------------------------------------
                   1/31/96                                     490,553.82
- --------------------------------------------------------------------------------
                   7/31/96                                    1,479,853.82
- --------------------------------------------------------------------------------
                   1/31/97                                    1,479,853.82
- --------------------------------------------------------------------------------

                                  EXHIBIT B1-1

                                                                      EXHIBIT B2

                             RENTAL PAYMENT SCHEDULE

                          BASE RENTAL PAYMENT SCHEDULE

================================================================================
        Base Rent Payment Date                           Base Rental
- --------------------------------------------------------------------------------
                7/31/97                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/98                                  1,675,383.91
- --------------------------------------------------------------------------------
                7/31/98                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/99                                  1,675,383.91
- --------------------------------------------------------------------------------
                7/31/99                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/00                                  1,675,383.91
- --------------------------------------------------------------------------------
                7/31/00                                  1,675,383.91
- --------------------------------------------------------------------------------
                1/31/01                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/01                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/02                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/02                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/03                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/03                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/04                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/04                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/05                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/05                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/06                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/06                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/07                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/07                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/08                                  1,688,720.55
- --------------------------------------------------------------------------------
                7/31/08                                  1,688,720.55
- --------------------------------------------------------------------------------
                1/31/09                                  1,688,720.55
================================================================================


                                  EXHIBIT B2-1

                                                                       EXHIBIT C

              MAXIMUM LESSEE RISK AMOUNT/MAXIMUM OWNER RISK AMOUNT
                        (AS A PERCENTAGE OF $37,000,000)

                  [PRIOR TO BASIC LEASE TERM COMMENCEMENT DATE]

================================================================================
Maximum Lessee Risk Amount                      Maximum Owner Risk Amount
================================================================================
                 88.662066%                                     12.779208%
================================================================================


                                   EXHIBIT C-1

                                                                       EXHIBIT D

                                TERMINATION VALUE

                        (AS A PERCENTAGE OF $37,000,000)

===================================================================
      Rent Payment Date                 Termination Value
===================================================================
           1/31/96                         101.734112%
- -------------------------------------------------------------------
           7/31/96                         101.590183%
- -------------------------------------------------------------------
           1/31/97                         101.441274%
- -------------------------------------------------------------------
           7/31/97                         100.758753%
- -------------------------------------------------------------------
           1/31/98                         100.052103%
- -------------------------------------------------------------------
           7/31/98                         99.320467%
- -------------------------------------------------------------------
           1/31/99                         98.562963%
- -------------------------------------------------------------------
           7/31/99                         97.778673%
- -------------------------------------------------------------------
           1/31/00                         96.966649%
- -------------------------------------------------------------------
           7/31/00                         96.125909%
- -------------------------------------------------------------------
           1/31/01                         95.219390%
- -------------------------------------------------------------------
           7/31/01                         94.278379%
- -------------------------------------------------------------------
           1/31/02                         93.301561%
- -------------------------------------------------------------------
           7/31/02                         92.287576%
- -------------------------------------------------------------------
           1/31/03                         91.235009%
- -------------------------------------------------------------------
           7/31/03                         90.142391%
- -------------------------------------------------------------------
           1/31/04                         89.008200%
- -------------------------------------------------------------------
           7/31/04                         87.830852%
- -------------------------------------------------------------------
           1/31/05                         86.608706%
- -------------------------------------------------------------------
           7/31/05                         85.340058%
- -------------------------------------------------------------------
           1/31/06                         84.023138%
- -------------------------------------------------------------------
           7/31/06                         82.656109%
- -------------------------------------------------------------------
           1/31/07                         81.237064%
- -------------------------------------------------------------------
           7/31/07                         79.764025%
- -------------------------------------------------------------------
           1/31/08                         78.234936%
- -------------------------------------------------------------------
           7/31/08                         76.647666%
- -------------------------------------------------------------------
           1/31/09                         75.000000%
===================================================================

                                   EXHIBIT D-1

                                                                       EXHIBIT E

                                 PURCHASE PRICE
                        (AS A PERCENTAGE OF $37,000,000)

================================================================================
            Termination Date                              Purchase Price
- --------------------------------------------------------------------------------
                1/31/97                                     101.441274%
- --------------------------------------------------------------------------------
                1/31/00                                     96.966649%
- --------------------------------------------------------------------------------
                1/31/01                                     95.219390%
- --------------------------------------------------------------------------------
                1/31/02                                     93.301561%
- --------------------------------------------------------------------------------
                1/31/03                                     91.235009%
- --------------------------------------------------------------------------------
                1/31/04                                     89.008200%
- --------------------------------------------------------------------------------
                1/31/05                                     86.608706%
- --------------------------------------------------------------------------------
                1/31/06                                     84.023138%
- --------------------------------------------------------------------------------
                1/31/07                                     81.237064%
- --------------------------------------------------------------------------------
                1/31/08                                     78.234936%
- --------------------------------------------------------------------------------
                1/31/09                                     75.000000%
================================================================================



                                   EXHIBIT E-1

                                                                       EXHIBIT F

            MAXIMUM LESSEE RISK AMOUNT AND MAXIMUM OWNER RISK AMOUNT
                        (AS A PERCENTAGE OF $37,000,000)

                   [AFTER BASIC LEASE TERM COMMENCEMENT DATE]

================================================================================
       If the Determination                  Maximum                  Maximum
        Date occurs in the                   Lessee                  Owner Risk
              period                       Risk Amount                 Amount
- --------------------------------------------------------------------------------
      at any time prior to or              82.979470%                13.987179%
            on 1/31/00
- --------------------------------------------------------------------------------
       one year period ended               83.601829%                11.617561%
              1/31/01
- --------------------------------------------------------------------------------
       one year period ended               81.997189%                11.304372%
              1/31/02
- --------------------------------------------------------------------------------
       one year period ended               80.267989%                10.967020%
              1/31/03
- --------------------------------------------------------------------------------
       one year period ended               78.400194%                10.608006%
              1/31/04
- --------------------------------------------------------------------------------
       one year period ended               76.382696%                10.226011%
              1/31/05
- --------------------------------------------------------------------------------
       one year period ended               74.203496%                9.819642%
              1/31/06
- --------------------------------------------------------------------------------
       one year period ended               71.849635%                9.387429%
              1/31/07
- --------------------------------------------------------------------------------
       one year period ended               69.307113%                8.927823%
              1/31/08
- --------------------------------------------------------------------------------
       one year period ended               66.560809%                8.439191%
              1/31/09
================================================================================


                                   EXHIBIT F-1